UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

JETBLUE AIRWAYS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required
Fee paid previously with preliminary materials
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER

JETBLUE AIRWAYS CORPORATION
27-01 Queens Plaza North
Long Island City, New York 11101

April 1, 2024

To our Stockholders:

I am pleased to invite you to the 2024 JetBlue Airways Corporation annual meeting of stockholders, on Friday, May 17, 2024 at 9:00 a.m., Eastern Daylight Time. This year’s annual meeting will be conducted virtually, via live audio webcast. Stockholders of record as of March 22, 2024 will be able to attend virtually, submit questions during the meeting, and vote your shares electronically during the meeting by logging in at www.virtualshareholdermeeting.com/jblu2024 using the 16-digit control number included in your Notice of Internet Availability of the proxy materials, on your proxy card or on the voting instructions form accompanying these proxy materials. We recommend that you log in a few minutes before the scheduled meeting time on May 17, 2024 to ensure you are logged in when the meeting starts.

We are holding a virtual only annual meeting. We value innovation and we welcome expanded access, improved communication and cost savings for our stockholders and JetBlue afforded by the virtual format. As we have learned over the many years we have hosted virtual annual meetings, they enable increased stockholder attendance and participation from locations around the world, which provides for a more meaningful forum for our stockholders. In addition, the virtual format allows us to communicate more effectively via a pre-meeting portal that stockholders can enter by visiting www.proxyvote.com and logging in with your control number. We encourage you to log on in advance and ask any questions you may have, which we will try to address during the meeting.

The following notice of annual meeting of stockholders outlines the business to be conducted at our 2024 virtual annual meeting of stockholders. Only stockholders of record at the close of business on March 22, 2024 will be entitled to notice of and to vote at the virtual annual meeting. Further details about how to attend the meeting online and the business to be conducted at the annual meeting are included in the accompanying notice of annual meeting and proxy statement.

We are again providing access to our proxy materials online under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of the proxy statement and our 2023 Annual Report to Stockholders. The Notice of Internet Availability of the proxy materials contains instructions on how to access documents online. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2023 Annual Report to Stockholders, and a form of proxy card or voting instruction card. If you received the Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability.

Your vote is important to us. Regardless of whether you attend the 2024 virtual annual meeting, we hope you vote as soon as possible. You may vote online or by phone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Additionally, if you attend the 2024 virtual annual meeting, you may vote your shares at the meeting. Voting online, by phone, or by mail ensures your representation at the 2024 virtual annual meeting regardless of whether you attend the virtual meeting on May 17, 2024.

Very truly yours,

Joanna Geraghty
Chief Executive Officer and Director
On behalf of the Board of Directors of JetBlue Airways Corporation

TABLE OF CONTENTS

PROXY STATEMENT SUMMARY	5

BUSINESS OVERVIEW	8

JETBLUE’S APPROACH TO ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS	10

CORPORATE GOVERNANCE AT JETBLUE	16

THE BOARD OF DIRECTORS	28

MANAGEMENT PROPOSAL 1 TO ELECT DIRECTORS	31

MANAGEMENT PROPOSAL 2 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	40

NAMED EXECUTIVE OFFICER COMPENSATION DISCUSSION AND ANALYSIS	41

COMPENSATION COMMITTEE REPORT	58

SUMMARY COMPENSATION TABLE	59

GRANTS OF PLAN-BASED AWARDS	60

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	63

OPTION EXERCISES AND STOCK VESTED	65

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	66

PAY RATIO OF CHIEF EXECUTIVE OFFICER COMPENSATION TO MEDIAN EMPLOYEE COMPENSATION	72

PAY VERSUS PERFORMANCE	73

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	75

MANAGEMENT PROPOSAL 3 TO APPROVE AN AMENDMENT TO THE JETBLUE AIRWAYS CORPORATION AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	77

MANAGEMENT PROPOSAL 4 TO APPROVE AN AMENDMENT TO THE JETBLUE AIRWAYS CORPORATION 2020 CREWMEMBER STOCK PURCHASE PLAN	79

MANAGEMENT PROPOSAL 5 TO APPROVE AN AMENDMENT TO THE JETBLUE AIRWAYS CORPORATION 2020 OMNIBUS EQUITY INCENTIVE PLAN	85

EQUITY COMPENSATION PLAN INFORMATION	95

MANAGEMENT PROPOSAL 6 TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024	96

AUDIT COMMITTEE REPORT	99

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	101

OTHER MATTERS	107

ADDITIONAL INFORMATION	107

APPENDIX A NON-GAAP FINANCIAL MEASURES	A-1

APPENDIX B PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF JETBLUE AIRWAYS CORPORATION	B-1

APPENDIX C PROPOSED AMENDMENT TO THE JETBLUE AIRWAYS CORPORATION 2020 CREWMEMBER STOCK PURCHASE PLAN	C-1

APPENDIX D PROPOSED AMENDMENT TO THE JETBLUE AIRWAYS CORPORATION 2020 OMNIBUS EQUITY INCENTIVE PLAN	D-1

www.jetblue.com

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TO BE HELD ON MAY 17, 2024

9:00 a.m. (Eastern Daylight Time)

via the Internet at
www.virtualshareholdermeeting.com/jblu2024

JETBLUE AIRWAYS CORPORATION
27-01 Queens Plaza North
Long Island City, New York 11101

NOTICE of Annual Meeting of Stockholders

This notice of annual meeting, proxy statement and form of proxy for JetBlue Airways Corporation (“JetBlue” or the “Company”) are being distributed and made available on or about April 1, 2024.

TIME AND DATE

9:00 a.m., Eastern Daylight Time, on Friday, May 17, 2024

PLACE

Online at www.virtualshareholdermeeting.com/jblu2024

ITEMS OF BUSINESS

1.	To elect the eleven directors named in this proxy statement;
2.	To approve, on an advisory basis, the compensation of our named executive officers (“say-on-pay” vote);
3.	To approve an amendment to the JetBlue Airways Corporation Amended and Restated Certificate of Incorporation in order to provide for exculpation of officers from breaches of fiduciary duty to the fullest extent permitted by the General Corporation Law of the State of Delaware;
4.	To approve an amendment to the JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan to increase the number of shares of common stock authorized for issuance;
5.	To approve an amendment to the JetBlue Airways Corporation 2020 Omnibus Equity Incentive Plan to increase the number of shares of common stock authorized for issuance;
6.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
7.	Such other business as may properly come before the annual meeting and any postponement(s) or adjournment(s) thereof.

ADJOURNMENTS AND POSTPONEMENTS

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

RECORD DATE

You are entitled to vote only if you were a JetBlue stockholder as of the close of business on March 22, 2024.

By order of the Board of Directors

Brandon Nelson

General Counsel and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2024

The notice of annual meeting, the proxy statement and our 2023 Annual Report to Stockholders are available on our website at http://investor.jetblue.com. Additionally, in accordance with the Securities and Exchange Commission rules, you may access our proxy materials at www.proxyvote.com.

VOTE IN ADVANCE OF THE MEETING:
If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.	BY INTERNET Vote your shares at www.proxyvote.com Have your Notice of Internet Availability or proxy card in hand for the 16-digit control number needed to vote.	BY TELEPHONE Call 1-800-690-6903 (toll-free) Have your Notice of Internet Availability or proxy card in hand for the 16-digit control number needed to vote.	BY MAIL
Sign, date and return the enclosed
proxy card or voting instruction form
If your shares are held in the name
of a broker, bank or other holder of
record, follow the voting instructions
you receive from the holder of
record to vote your shares.

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VOTING

Your vote is very important. Regardless of whether you plan to attend the virtual annual meeting, we hope you will vote as soon as possible. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. In addition, stockholders of record and beneficial owners will be able to vote their shares electronically during the annual meeting. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Annual Meeting and Voting beginning on page 100 of the Proxy Statement.

VIRTUAL MEETING ADMISSION

Stockholders of record as of March 22, 2024 will be able to participate in the virtual annual meeting by visiting our annual meeting website www.virtualshareholdermeeting.com/jblu2024.

To participate in the 2024 virtual annual meeting, you will need the 16-digit control number included on your Notice of Internet Availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

The 2024 virtual annual meeting will begin promptly at 9:00 a.m., Eastern Daylight Time, on May 17, 2024. Online check-in will begin at 8:50 a.m., Eastern Daylight Time. Please allow ample time for the online check-in procedures.

ANNUAL MEETING WEBSITE AND PRE-MEETING PORTAL

We believe the online format for the 2024 annual meeting allows us to communicate more effectively with you. Stockholders can access our pre-meeting portal, where you can submit questions in advance of the annual meeting, by visiting our annual meeting website at www.proxyvote.com and logging in with your 16-digit control number. Stockholders can also access copies of our Proxy Statement and 2023 Annual Report to Stockholders at the annual meeting website.

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PROXY STATEMENT SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER. PLEASE READ THE ENTIRE PROXY STATEMENT CAREFULLY BEFORE YOU VOTE.

Annual Stockholders Meeting (see pages 3-4)

Date	Time	Place
May 17, 2024	9:00 a.m. (Eastern Daylight Time)	Via the Internet at www.virtualshareholdermeeting.com/jblu2024

Record Date: March 22, 2024

Mailing Date: This Proxy Statement was first mailed to stockholders on or about April 1, 2024.

Meeting Agenda: The virtual annual meeting will cover the proposals listed under voting matters and vote recommendations below, and any other business that may properly come before the meeting.

Voting: Stockholders as of the record date are entitled to vote. Each share of common stock of JetBlue Airways Corporation (“JetBlue” or the “Company”) is entitled to one vote for each director nominee and one vote for each of the proposals.

Stock Symbol: JBLU

Exchange: Nasdaq

Common Stock Outstanding as of Record Date: 340,135,050

Registrar & Transfer Agent: Computershare Trust Company, N.A.

State of Incorporation: Delaware

Corporate Headquarters: 27-01 Queens Plaza North, Long Island City, NY 11101

Corporate Website: www.jetblue.com

Investor Relations Website: http://investor.jetblue.com

Voting Matters and Vote Recommendations

Proposals		Board Recommends	Reasons for Recommendation	See Page
1.	To elect eleven directors named in the Proxy Statement	Vote FOR	The Board of Directors (the “Board”) and its Governance and Nominating Committee believe each of the eleven director nominees possesses the skills and experience to effectively monitor performance, provide oversight and advise leadership on the Company’s long-term strategy.	31
2.	To approve, on an advisory basis, the compensation of our named executive officers (“say-on-pay” vote)	Vote FOR	Our executive compensation programs demonstrate the execution of our pay for performance philosophy.	40
3.	To approve an amendment to the JetBlue Airways Corporation Amended and Restated Certificate of Incorporation in order to provide for exculpation of officers from breaches of fiduciary duty to the fullest extent permitted by the General Corporation Law of the State of Delaware (“DGCL”)	Vote FOR	The Board believes the proposed amendment to the JetBlue Airways Corporation Amended and Restated Certificate of Incorporation is in the best interests of the Company and its stockholders.	76

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Proposals		Board Recommends	Reasons for Recommendation	See Page
4.	To approve an amendment to the JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan to increase the number of shares of common stock authorized for issuance	Vote FOR	The Board believes the proposed amendment to the JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan is in the best interests of the Company and its stockholders.	78
5.	To approve an amendment to the JetBlue Airways Corporation 2020 Omnibus Equity Incentive Plan to increase the number of shares of common stock authorized for issuance	Vote FOR	The Board believes the proposed amendment to the JetBlue Airways Corporation 2020 Omnibus Equity Incentive Plan is in the best interests of the Company and its stockholders.	84
6.	To ratify the selection of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024	Vote FOR	Based on the Audit Committee’s assessment of EY’s qualifications and performance, the Board and the Audit Committee believe EY’s retention for fiscal year 2024 is in the best interests of the Company and its stockholders.	95

HOW DO I VOTE?
BY INTERNET Vote your shares at www.proxyvote.com Have your Notice of Internet Availability or proxy card in hand for the 16-digit control number needed to vote.	BY TELEPHONE Call 1-800-690-6903 (toll-free) Have your Notice of Internet Availability or proxy card in hand for the 16-digit control number needed to vote.	BY MAIL
Sign, date and return
the enclosed proxy card or voting
instruction form
If your shares are held in the
name of a broker, bank or other
holder of record, follow the voting
instructions you receive from the
	holder of record to vote your shares.	AT THE MEETING Vote online during the meeting See p. 100 “Questions and Answers About the Annual Meeting and Voting” for details about voting at the meeting.

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Our Director Nominees

				Other	Committee Memberships*
Name	Age	Director since	Independent	Public Boards	Audit	Comp	Airline Safety	G&N	ESG Subcommittee	Finance	Technology
B. Ben Baldanza	62	2018	Y	1
Peter Boneparth Independent Board Chair	64	2008	Y	1
Monte Ford	64	2021	Y	3
Joanna Geraghty	51	2024	N	1
Ellen Jewett	65	2011	Y	1
Robert Leduc	68	2020	Y	2
Teri McClure	60	2019	Y	3
Nik Mittal	52	2022	Y	—
Sarah Robb O’Hagan	51	2018	Y	—
Vivek Sharma	49	2019	Y	—
Thomas Winkelmann	64	2013	Y	—
Chair
Member
Financial Expert
*	Memberships as of the 2024 annual meeting.

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BUSINESS OVERVIEW

How Did We Do in 2023?

2023 Financial and Operational Performance

JetBlue Airways Corporation (“JetBlue”) is New York’s Hometown Airline®. As of December 31, 2023, JetBlue served over 100 destinations across the United States, the Caribbean and Latin America, Canada, and Europe. Although we faced a number of challenges in 2023, including significant Air Traffic Control (“ATC”) staffing issues, the shift in customer travel behavior from domestic to international long-haul, and the wind-down of our Northeast Alliance with American Airlines, we finished the year on a strong note, with performance exceeding our expectations in the fourth quarter.

Our 2023 full-year results were as follows:

(1)	Excludes special items and net gain (loss) on investments.
(2)	Cost per available seat mile, excluding fuel and related taxes, hedges, other non-airline operating expenses, and special items.
*	Non-GAAP financial measure. For more information on the non-GAAP measures, please refer to Appendix A “Regulation G Reconciliation of Non-GAAP Financial Measures.”

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2023 Highlights

Our Business

Some of the 2023 highlights include:

■	Delivered strong operational performance in the fourth quarter with a completion factor of 99.8%, JetBlue’s best fourth quarter completion factor since 2004.
■	Further expanded our transatlantic franchise with the launch of our service from John F. Kennedy International Airport (“JFK”) to Paris, and service from JFK and Boston Logan International Airport to Amsterdam.
■	Recognized by “The Points Guy” with an Editors’ Choice Award for Best Economy Class across U.S. airlines for the fourth time.
■	Launched our new TrueBlue® loyalty program offering new perks and options to customers.
■	Met our initial unit cost guidance for the full year, despite significant cost challenges.
■	Realized $55 million in cumulative cost savings from our fleet modernization program, and achieved $70 million in cost savings under our structural cost program in 2023, keeping JetBlue on track to deliver run-rate savings of $175 million to $200 million by the end of 2024.
■	Reached an agreement to defer ~$2.5 billion of planned aircraft capital expenditures, providing a more consistent level of annual aircraft deliveries through the end of the decade.
■	Reduced our carbon emissions by 6% versus 2019 levels, driven by fleet upgrades, a doubling of our use of sustainable aviation fuel versus 2022, and fuel optimization efforts.

Our Plan to Restore Profitability

■	Refocusing our efforts on JetBlue fundamentals and core brand and geographic strengths: deepen our network in proven core geographies, redouble our efforts around the core customer, continue to leverage our loyalty vacation offerings, and better segment and close the gaps in our product offerings.
■	Launching a multi-year plan to deliver a more reliable operation.
■	Delivering on $300 million of revenue initiatives in 2024, two-thirds of which are expected to be ancillary revenue.
■	Continuing to progress our structural cost program and fleet modernization program, and introducing targeted fixed cost savings in the first half of 2024.

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JETBLUE’S APPROACH TO ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

JetBlue’s mission is to Inspire Humanity. We have safeguarded our values of Safety, Caring, Integrity, Passion and Fun since our first flight. We view robust oversight of Environmental Social and Governance (“ESG”) matters as critical to ensuring our long-term growth, sustainability and success. We focus our efforts where we can have the most positive impact on our business and the communities we serve, including issues related to climate change and environmental sustainability, culture and human capital. Recognizing that ESG is a continuous improvement journey, JetBlue seeks to minimize related risks while maximizing opportunities through trend evaluation, transparent reporting, ambitious target-setting and following through with clear actions and strategy. As a reflection of the importance of these matters, our ESG Subcommittee to the Governance and Nominating Committee oversees responsibility for ESG initiatives and reporting. We have more information about our efforts in these areas on our website at https://ir.jetblue.com/financials/annual-reports/. For the avoidance of doubt, neither the documents nor website references in this Proxy Statement, nor the materials accessible by such references, are hereby incorporated by reference absent explicit language to the contrary.

Transparency and Reporting

We are committed to providing comprehensive, regular and transparent disclosures about our ESG targets, progress and oversight, as well as risks and opportunities on topics that matter to our stakeholders. Since 2006, we have shared our ESG efforts and impacts, including through our annual ESG report. We aim to disclose these efforts and impacts in accordance with the frameworks of the Taskforce for Climate-Related Financial Disclosures (“TCFD”) and the Sustainability Accounting Standards Board (“SASB”).

Our ESG Governance Strategy and Goals

We believe that strong corporate governance, informed by engagement directly with our stakeholders, creates the foundation that allows us to pursue our mission.

We recognize that ESG issues touch all parts of our business. To help us in appropriately identifying and managing potential ESG-related risks and opportunities, such as the risks associated with climate change, we have incorporated ESG considerations into our core business functions, including those of our Board. In 2019, we formed our ESG Subcommittee to the Governance and Nominating Committee, which provides primary oversight for the Board and management on ESG matters, which we continued to operate throughout 2023. In 2023, the ESG Subcommittee met three times to discuss ESG topics relevant to JetBlue. The ESG Subcommittee is also responsible for the Board’s oversight of ESG matters, identification of key ESG issues, and progress on ESG targets and metrics. While ESG is primarily overseen by the ESG Subcommittee, we recognize that ESG matters extend across nearly all committees of the Board in some capacity. For example, our Compensation Committee oversees and periodically reviews with management the Company’s strategies, policies and practices with respect to human capital management and talent development.

Additionally, we operate a Sustainability Task Force that holds regular meetings which are co-chaired by the CEO and Head of Sustainability and ESG, and the senior leadership team attends regularly. The purpose of these meetings is to report out on progress toward our many sustainability goals and brief our senior leadership team on key environmental matters.

To manage the day-to-day impacts surrounding ESG, our dedicated Sustainability and ESG team is responsible for overseeing the efforts of the business and apprising the Board and leadership of risks and opportunities when developing strategy, performance, and budgets. Key issues are escalated to the Enterprise Risk Management Program, which liaises with the relevant business functions to propose, assess, and implement actions to mitigate the risks.

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Our Environmental Strategy and Goals

JetBlue has long been an industry leader in identifying and mitigating climate-related risks and proactively reducing impacts associated with our operations to preserve our ability to operate and grow. Our long-term goal is to achieve net zero carbon emissions by 2040, and we are working to set clear targets and deliver real action along the way. Simply stated, we are focused on decarbonizing our operations to mitigate the risks climate change poses to the Company. With our science-based target approved in 2022 by the Science Based Targets initiative (“SBTi”), we committed to reducing well-to-wake (lifecycle) scope 1 and 3 greenhouse gas (“GHG”) emissions related to jet fuel by 50% per revenue ton kilometer (“RTK”) by 2035 from a 2019 base year. JetBlue’s most aggressive near-term emissions reduction target to date, this science-based target aligns with the goals of the Paris Agreement and the growing airline’s own goal to reach net zero carbon emissions by 2040—10 years ahead of broader airline industry targets.

As we look forward, we are pleased to reaffirm our comprehensive short- and medium-term targets that help us to achieve our long-term goals, some of which we have already achieved:

Environmental Goals

Emissions

■	Reduce aircraft emissions by 25% per available seat mile (“ASM”) by 2030 from 2015 levels, excluding offsets.
■	Reduce well-to-wake (lifecycle) scope one and three GHG emissions related to jet fuel by 50% per RTK by 2035 from a 2019 base year (science-based target, validated 2022 by SBTi).
■	Achieve net zero carbon emissions by 2040, including carbon offsets.

Renewable Energy

■	Convert 10% of jet fuel to be from blended SAF by 2030.
■	Convert 40% of three most common owned ground service equipment types to electric by 2025, and 50% by 2030.

Waste

■	Eliminate single-use plastics within food service ware where possible. Where not possible, provide recyclable plastic.
■	Maintain at least an 80% recycling rate for audited domestic flights.

Charting a Path to Net Zero

Upon announcing our 2035 near-term science-based target, in 2022 we announced a refreshed strategy illustrating our proposed path and contributing factors to achieving our 2035 and 2040 goals. With respect to our longer-term goals, SAF is expected to be the key contributor to large-scale lifecycle emissions reduction, which is highly dependent on availability and costs of supply. SAF is a jet fuel made from renewable resources such as waste fats, oils, and greases, that drops directly into aircraft and infrastructure, which is calculated to be able to reduce emissions by roughly 80% per gallon on a lifecycle basis before being blended with conventional jet fuel. We are regularly flying using SAF from various sources as a portion of our jet fuel usage today and are constantly seeking additional growth opportunities. As of December 31, 2023, JetBlue had six public and active SAF partners for supply, three of which are delivering today into our California operations, which will support our target to convert 10% of our jet fuel usage to blended SAF by 2030. Advancements in aircraft technology and fuel efficiency represent the second most significant opportunity for emissions reduction. This includes efficiencies from the airline’s transition to newer and more advanced aircraft, the incremental improvements for aircraft delivered in subsequent years, as well as the potential for broader efficiency improvements for next generation aircraft yet to be developed, but anticipated to be commercially available by the late 2030s or early 2040s. We are also investing in various companies, primarily through our subsidiary JetBlue Ventures, to support the development of lower-emissions aircraft technologies. Procedural optimization via ATC, including procedures to optimize fuel use and the electrification of ground operations, where feasible, modernization led by the Federal Aviation Administration (“FAA”) and fine-tuning of the airline’s own operations are also anticipated to significantly contribute to further emissions reductions. Finally, investing in high-quality carbon removals and offsets is expected to play a role in addressing emissions the airline is unable to avoid. JetBlue is striving to prioritize the lower-carbon solutions within its operation first, to drive down the need for carbon credits as much as possible.

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Our Progress and Highlights

Last year, we reduced GHG emissions per ASM by roughly 5.7% versus 2019, due to the use of SAF, fleet upgrades, and fuel optimization efforts. Additionally, we approximately doubled the use of SAF in our operations versus 2022 at San Francisco International Airport and Los Angeles International Airport in addition to signing multiple new SAF deals, targeting the delivery of millions of gallons for the next decade. We also grew our Corporate Customer Scope 3 SAF program to over 15 Business Partners, sourcing SAF to address business travel emissions. In 2022, we announced a near-term science-based target approved by the SBTi and became the first U.S. airline to regularly fly using a portion of fuel from SAF from domestically available SAF producers.

In recognition of the elevated importance and cross functional nature of decarbonizing our business, our dedicated Sustainability Task Force, co-chaired by our CEO and Head of Sustainability and ESG, formed in 2022 to oversee and aid in the progression of decarbonization efforts, continued to meet on a regular basis.

SUSTAINABILITY TASK FORCE

Fleet	Air Traffic Control Modernization	Fuel Optimization	Sustainable Aviation Fuel	Alternative Energy Aircraft and Technology	Electric Ground Operations	Carbon Offsetting	Communications and Messaging

Our Social Strategy and Goals

We believe our success depends on crewmembers delivering an optimal JetBlue experience both in the sky and on the ground. One of our competitive strengths is a service-oriented culture grounded in our five core values, along with a highly productive and engaged workforce, which enhances customer loyalty. Our aspirational goal is to hire, train, and retain a diverse workforce of crewmembers equally committed to our mission of inspiring humanity.

Aspirational Social Goals

Leadership Diversity

■	Increase our race and ethnic minority representation at the officer and director level.
■	Increase our female representation at the officer and director level.

Business Partner Engagement

■	Increase spend with Business Partners from traditionally underrepresented and/or disadvantaged backgrounds.
■	Broaden our Business Partner pool by including underrepresented and/or disadvantaged Business Partners in the selection process, when possible.

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Board ESG Areas of Risk Oversight

Full Board Responsibilities
Awareness of the JetBlue ESG strategy
Ensure ESG competency and fluency of the Board

Committee
Areas of Risk Oversight		ESG	Governance & Nominating	Audit	Compensation	Airline Safety
Governance	ESG risk assessment and response
Executive compensation tied to ESG metrics
Supply Chain	Supplier engagement with ESG matters
Human Capital	Workforce diversity, equity and inclusion
Integration of ESG competency within executive succession planning
Talent management and leadership development
Physical & Reputational	Environmental management, including emissions and waste management
Regulatory	Risks and opportunities relating to ESG reporting and regulations

Human Capital Management

We believe our success depends on our crewmembers delivering the JetBlue Experience in the sky and on the ground. One of our competitive strengths is a service-oriented culture grounded in our five key values: Safety, Caring, Integrity, Passion, and Fun. We believe a highly productive and engaged workforce enhances customer loyalty. Our goal is to hire, train, and retain a diverse workforce of caring, passionate, fun, and friendly people who share our mission to Inspire Humanity.

As we prepared to return our operations to pre-pandemic levels, our average number of full-time equivalent crewmembers increased by 8%. In addition to external efforts to increase access to technical aviation jobs and to further diversify our talent pipelines, we established multiple new development programs for current JetBlue crewmembers which focus on removing industry-wide career barriers, including for individuals who come from underrepresented communities.

Accident and Safety Management

For 20 years, JetBlue has raised the bar and set new standards in the industry—both in the air and on the ground. To stay ahead of potential safety issues, we have developed a formal process for analyzing, assessing, and mitigating safety risks. Through this Safety Risk Management (“SRM”) process, an FAA-required organizational approach to managing safety risk and implementing effective safety-risk controls, we evaluate the probability and severity of adverse safety outcomes and determine the resources needed to prevent or mitigate them. This has led to the creation of our best-in-class safety programs, including our Safety from the Ground Up program. Additional information on our best-in-class safety programs can be found in our 2022 ESG & Social Impact Report.

Our executive leadership team pilots our Safety Review Board, where they are responsible for company-wide safety decisions, risk acceptance and supervising seven operational Risk Working Groups (“RWGs”). The RWGs focus on flight operations, airports, system operations, technical operations, inflight operations and customer support. RWGs also regularly review risk acceptance, validating the efficacy of mitigation and prevention strategies.

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Training and Development

At JetBlue, our dream is for our crewmembers to soar to new heights in their careers. We invest in our crewmembers through professional training, skills development and career advancement, while supporting our long-term pipeline, in order to be best positioned to attract and retain talent. We first introduce our culture to new crewmembers during the screening process and then at an extensive new hire orientation program at JetBlue University, our training center in Orlando. Orientation focuses on the JetBlue strategy and emphasizes the importance of customer service, on-time operations, productivity, and cost control. We provide continuous training for our crewmembers including technical training, various leadership training programs, and regular customer service team training focused on the safety value. In addition to our JetBlue Gateways Programs, a suite of industry-leading career development programs that provides an opportunity for both crewmembers and external applicants to pursue a path to becoming a pilot or maintenance technician, we deploy our Principles of Leadership courses to onboard new leaders with the training they need to succeed in their careers, including instilling a leadership culture and how to apply JetBlue’s values through their positions.

Diversity, Equity and Inclusion

We cultivate and measure the diversity of our workforce and leadership teams, recognizing that diversity supports enhanced organizational decision-making. The work itself is done cross functionally over multiple teams, including through our People Department (which is how we refer to human resources), Strategic Sourcing Department and Brand/Marketing Department. We have ongoing programs to encourage a diverse talent pipeline for technical and leadership roles. Oversight of our diversity, equity and inclusion (“DEI”) work is done through our DEI Steering Committee, a collection of business unit leaders committed to our DEI goals. The Steering Committee is managed by the JetBlue DEI team.

The DEI Steering Committee meets quarterly to report on progress and find areas of collaboration across business units. A DEI Steering Committee was also formed within the Marketing department to monitor the brand’s advancements toward greater customer inclusion.

We are taking measured and organic steps toward building a leadership pipeline that is reflective of our crewmember and customer base.

We are committed to fighting racial injustices and eliminating barriers through our DEI strategy. Some of our efforts in this context include:

■	Developing DEI training unique to JetBlue crewmembers around cultural competency, bias and sensitivity. Since 2022, we implemented an inclusion module in our new manager leadership training. We also expanded our DEI training to include JetBlue University instructors and Airport Supervisors. The DEI team continues to offer tailored DEI trainings to teams upon request. In 2023, we offered advance DEI trainings on responding to social issues to all VPs and above.
■	Expanded our diversity recruitment initiatives to promote a diverse slate of candidates during the interview and hiring process. In 2023, 81.3% of officer and director interviews featured a diverse slate of candidates. Our diverse slate initiative ensures that when possible at least one of the candidates presented to a hiring manager is from an underrepresented community.
■	Expanded opportunities for minority and women-owned business partners by including at least one diverse business partner (traditionally underrepresented and/or disadvantaged) in all RFPs when possible. Last year, we launched an external business partner referral form to connect directly with underrepresented and underserved businesses.
■	Continuing our work with our Ops to Support Center Pathways Program and Gateway Direct Programs to create opportunities for our crewmembers to develop and grow at JetBlue. In 2023, The Gateway Programs built the Gateway Rotor Transition Program (RTP) to provide veterans a pathway to take their unique experiences from both in and out of the flight deck and bring them to JetBlue. In 2023, the Pathways program launched the second cohort of Pathways Associates.
■	Maintaining eight Crewmember Resource groups across a spectrum of identities dedicated to supporting our crewmembers and informing our business practices with a diverse range of communities.
■	Investing in students from underrepresented communities through the JetBlue Foundation to help increase access, reduce the barriers to entry and create educational and employment opportunities in the aviation industry.

Through JetBlue’s products, services, branded words and actions, we strive to build emotional connections and make crewmember and customer segments feel psychologically safe, included and represented.

Data Privacy & Information Security

In the current environment, there are numerous and evolving risks to cybersecurity and privacy, including criminal hackers, hacktivists, state sponsored intrusions, industrial espionage, employee malfeasance, and human or technological error. The secure maintenance and transmission of customer and crewmember information is a critical element of our operations. JetBlue continues to improve its cybersecurity program in order to directly address security risks to the airline and transportation sector at large.

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We continue to increase the number of professionals dedicated to cybersecurity, including adding an Identity and Access Management team and a dedicated Vulnerability Management team. Additionally, we continue to optimize and enhance our security processes and tools to enhance our ability to protect the confidentiality, integrity and availability of the platforms and data for our customers, crewmembers, and business partners.

Corporate Social Responsibility

JetBlue For Good

JetBlue For Good is JetBlue’s platform for social impact and corporate responsibility. Giving back is part of JetBlue’s DNA and is core to our mission of inspiring humanity. Centered around volunteerism and service, JetBlue For Good focuses on the areas that are most important to the airline’s customers and crewmembers—community, youth/education and the environment. Combining JetBlue’s corporate efforts with its customers’ and crewmembers’ passions, the common theme is Good—JetBlue For Good.

Youth/Education, Environment & Community-Focused Initiatives

JetBlue’s core programs and partnerships aim to directly impact the areas where its customers and crewmembers live and work by enhancing education and providing access to those who are traditionally underserved. Signature programs include the award-winning Soar with Reading initiative, which provides books to children who need them most.

In 2023, our signature reading program supported the city of Las Vegas to help the local community avoid the “summer slide”. We also host GreenUp, which allows us to activate projects throughout the network to help support our blue and green spaces. Our partnership with The Great Global Cleanup allowed us and our customers to remove over 400,000 gallons of trash from the environment.

Finally, JetBlue hosts our annual golf tournament, Swing For Good, raising money to support non-profits. This year the event raised funds for The JetBlue Foundation supporting access to STEM and aviation careers for youth in underrepresented communities.

Moreover, JetBlue crewmembers have logged approximately 1.4 million volunteer hours since 2011, with over 90,000 hours logged in 2023.

Political Contributions

Recognizing the interest of stockholders in establishing greater transparency about corporate political contributions, we disclose political contributions to support candidates and ballot measures and how certain of our trade association membership dues are used for political activities in our annual ESG and Social Impact Report.

As part of our commitment to transparency, we developed the Political Contributions Policy, which discusses how we engage in the political process. The policy is available on our website at http://investor.jetblue.com.

Human Trafficking

The issue of human trafficking is one that hits close to home in our industry. Victims of this crime are often hidden in plain sight, including on aircraft and in airports. We work with the U.S. Department of Homeland Security and the U.S. Department of Transportation to support the Blue Lightning initiative, a program aimed at stopping human trafficking. We educate our crewmembers on the issue and how to report suspicious activities and established a cross-functional team working group to assess what additional policies and practices we can use to help combat this issue.

Safe Schools

The primary mission of JetBlue’s Safe Schools program is to help protect students and faculty from school-place violence through effective education, preparation, and interactive involvement, with special emphasis on active shooter safety. The program is specifically geared toward students, faculty, and parents in the middle school through college educational range. In this role, JetBlue acts as a conduit to provide valuable school safety and security information as compiled and delivered by various experts in this field.

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CORPORATE GOVERNANCE AT JETBLUE

JetBlue’s mission is to Inspire Humanity. We believe that strong corporate governance that is informed by engaging directly with our stakeholders creates the foundation that allows us to pursue our mission. Corporate governance at JetBlue is designed to promote the long-term interests of our stockholders, maintain internal checks and balances, strengthen leadership accountability, and foster responsible decision making and accountability.

Corporate Governance

The Board of Directors Provides Operational and Strategic Oversight

The Board oversees leadership, business affairs and integrity, works with leadership to determine the Company’s mission and long-term strategy, oversees risk management, performs the annual CEO evaluation, oversees CEO succession planning, and oversees internal controls over financial reporting and the external audit function. In addition, Board committees focus on the following:

Audit	Financial reporting; internal and external audit; cybersecurity, including in support of the Board’s role in oversight of cybersecurity risks; certain other risks not otherwise assigned; legal, regulatory, political contribution and political action committee matters; compliance and business continuity matters
Compensation	Compensation and benefits; succession planning at the officer level, including the CEO (together with the Governance and Nominating Committee); human capital management
Governance and Nominating	Board effectiveness; identifying director nominees; director qualifications; onboarding and continuing education of directors; stockholder engagement; governance framework; CEO succession planning (together with the Compensation Committee)
ESG Subcommittee	Environmental and sustainability initiatives; social and governance issues, including diversity, equity and inclusion
Airline Safety	Operational safety culture; flight operations safety; overview of all aspects of airline safety
Finance	Financial condition; financing activities; capital planning and special projects; budget and related activities
Technology	Relevant emerging and competing technologies; strategic direction and planning for technology and innovation; overall trends in the deployment of technologies in the travel industry

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Leadership Drives Our Strategy and Operations

Led by our CEO, the senior leadership team is responsible for leading the Company towards achieving our mission, establishing and delivering on our strategy, maintaining and inspiring our culture and crewmembers, inspiring and creating an innovative and disruptive customer experience, establishing accountability, and controlling risk. The senior leadership team also aligns our structure, operations, people, policies, and compliance efforts to our mission and strategy. The senior leadership team consists of those leading the operation, the commercial team, as well as those leading central functions like Finance, Legal, IT and People. Members of the senior leadership team meet with the Board regularly, with most attending a Board or committee session at least quarterly, and also interact with our directors outside the boardroom.

Representatives from the Company’s Legal and Government Affairs groups address public policy, regulatory, government affairs, compliance, legal risk, and other issues. The Company’s internal audit function provides objective audit, investigative, and advisory services aimed at providing assurance to senior leadership and the Board that the Company is continuously anticipating, identifying, assessing, and prioritizing risks. Our Tax department reports regularly to the Board. Our Treasury and Infrastructure Development teams, along with others, assist the Board in its governance of major financing and real estate transactions, as applicable. Our Board and its committees also work closely with representatives from the Company’s People department, the ESG and DEI teams, the Cybersecurity team and the IT department. Members of the Board have access to all of our crewmembers outside of Board meetings.

The Board of Directors

Board Structure

Our Board has determined that it is in the best interests of the Company and its stockholders to maintain a separate independent Board Chair and CEO. Our Board believes that our current structure, with an independent Board Chair who is well-versed in the needs of a complex business and has strong, well-defined governance duties, gives our Board a strong independent leadership, risk oversight and corporate governance structure that best serves the needs of JetBlue and its stockholders. Our Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between leadership and the independent members of our Board. The Board expects to continue to evaluate its leadership structure on an ongoing basis and may make changes as appropriate to leadership for JetBlue and its future needs. Since the Company’s May 2020 annual meeting, Peter Boneparth has served as our independent Board Chair. Mr. Boneparth’s extensive executive and public company experience, along with his long tenure serving on our Board, provide him the skills and expertise to serve in this role. In our independent Board Chair, our CEO has a counterpart who can be a thought partner. We believe this corporate structure also permits the Board to have a healthy dynamic that enables its members to function to the best of their abilities, individually and as a unit. In recognition of Mr. Boneparth’s experience, his institutional knowledge, and his contributions to the Board in his role as independent Board Chair, and in the interest of preserving leadership continuity, the Board approved an extension of the applicable term limit under the Company’s Corporate Governance Guidelines for Mr. Boneparth, should he be reelected to the Board by the Company’s stockholders at the 2024 annual meeting, to enable him to serve as Board Chair for an additional year.

Independent Board Chair	Independent Board

Key responsibilities of the Board Chair include:

■

Calling meetings of the Board and executive sessions with independent directors.

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Setting the agenda for Board meetings in consultation with other directors, the CEO, and the Corporate Secretary.

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Chairing executive sessions of the independent directors.

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Working with the Chairs of the Compensation Committee and the Governance and Nominating Committee with regard to the annual CEO performance evaluation.

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Working with the Governance and Nominating Committee to (1) oversee assessments of the Board and its committees and (2) recommend changes to enhance Board, committee and director effectiveness.

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Engaging with stockholders.

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Acting as an advisor to the CEO on strategic aspects of the CEO role with regular consultations on major developments and decisions likely to be of interest to the Board.

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Setting and maintaining Board culture.

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Performing other duties specified in the Corporate Governance Guidelines or as assigned by the Board.

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Ten of 11 director nominees are independent – We are committed to maintaining a substantial majority of directors who are independent of the Company and leadership. Except for our CEO, Joanna Geraghty, all directors are independent, including with respect to enhanced independence requirements for members of the Audit Committee and Compensation Committee, as applicable.

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Quarterly executive sessions of independent directors – At each quarterly Board meeting, the independent directors meet in executive session without Company leadership present. Additional executive sessions are held, as needed.

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Strategy – The independent directors meet in executive session at an annual strategy meeting.

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Independent compensation consultant – The compensation consultant retained by the Compensation Committee is independent of the Company and leadership.

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Board Composition

Ensuring the Board is composed of directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds, and effectively represent the long-term interests of stockholders is a top priority of the Board and the Governance and Nominating Committee. The Board and the Governance and Nominating Committee believe that different perspectives are critical to a forward-looking and strategic Board, as is the ability to benefit from the valuable experience and familiarity that longer-serving directors bring. When recommending to the Board the slate of director nominees for election at the annual meeting, the Governance and Nominating Committee strives to maintain an appropriate balance of diversity, skills, and tenure on the Board.

BOARD SKILLS AND EXPERIENCE MATRIX

SKILLS AND EXPERIENCE
INTERNATIONAL	●						●		●	●	●
AVIATION	●		●	●	●	●	●				●
CEO	●	●				●			●	●	●
CORPORATE GOVERNANCE	●	●	●		●	●	●	●			●
ESG/DEI			●		●		●	●	●	●	●
FINANCE/CAPITAL	●	●		●	●	●		●
OPERATIONS/LOGISTICS	●		●	●		●	●				●
DIGITAL			●						●	●
FINANCIAL LITERACY/ACCOUNTING	●	●			●	●		●	●
HUMAN CAPITAL MANAGEMENT	●	●	●	●			●		●	●	●
MARKETING/BRAND	●	●	●	●			●		●		●
RISK MANAGEMENT	●	●		●	●	●	●				●
GOVERNMENT/PUBLIC POLICY	●	●		●			●	●			●
IT/SYSTEM			●						●	●
INFRASTRUCTURE			●		●	●
CYBER			●							●

The skills and experience categories reflect self-identification by the director nominees standing for election at the 2024 annual meeting. Information in this chart is presented as of March 2024.

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BOARD DIVERSITY MATRIX

Diversity Self-Identification		Female	Male	Prefer Not to Disclose
Gender		4	7	–
Demographic	African American or Black	1	1	–
	Asian	–	2	–
	White	3	3	1
Person with Disability		–	1	–
		Total Members of the Board: 11

The gender, race/ethnicity and disability categories reflect self-identification by the director nominees standing for election at the 2024 annual meeting. Information in this chart is presented as of March 2024.

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Board Structure: Committees

To support effective corporate governance, the Board delegates certain responsibilities to its committees, which regularly report on their activities to the Board.

■	Six Standing Committees – Our Board has an Audit Committee, a Compensation Committee, a Governance and Nominating Committee, an Airline Safety Committee, a Finance Committee and a Technology Committee. Each committee has a charter setting forth its specific responsibilities, which can be found on the investor relations page on our website. The table below provides membership for each Board committee as of the 2024 annual meeting. In 2019, our Board established an ESG Subcommittee to the Governance and Nominating Committee, to address specifically Environmental, Social and Governance issues pertinent to our business.
■	Committees Are Independent – Our Audit Committee, Compensation Committee, Governance and Nominating Committee and Finance Committee are composed of exclusively independent directors. Our CEO serves on the Airline Safety Committee and the Technology Committee. The ESG Subcommittee is also composed of independent directors.
■	Regular Committee Executive Sessions of Independent Directors – Members of the Audit Committee, Compensation Committee and Governance and Nominating Committee regularly meet in executive session.
■	Committees Have Authority to Engage Legal Counsel or Other Advisors or Consultants – Each committee is authorized to retain advisors or consultants as it deems appropriate to carry out its responsibilities.
■	Independent Compensation Consultant – The Compensation Committee retains Pay Governance LLC (“Pay Governance”) to advise on marketplace trends in executive compensation, leadership proposals for compensation programs, and executive officer compensation decisions. Pay Governance also evaluates compensation for non-employee directors, our senior leadership team, and equity compensation programs generally. The Compensation Committee consults with Pay Governance about the Compensation Committee’s recommendations to the Board on CEO compensation. Pay Governance is directly accountable to the Compensation Committee. To maintain its independence, Pay Governance does not provide any services for JetBlue other than those described above.
■	The Compensation Committee Consultant Maintains Its Independence – Annually, the Compensation Committee assesses the independence of its compensation consultant considering the following factors:
	–	That the consultant is retained and terminated by, has its compensation fixed by, and reports solely to the Compensation Committee;
	–	The consultant maintains and adheres to its independence policy to prevent conflicts of interest;
	–	Whether the consultant (or any individual employee of the consultant providing services) owns JetBlue common stock;
	–	That the consultant will not perform any work for Company leadership except at the request of the Compensation Committee Chair and in the capacity as the Compensation Committee’s agent;
	–	Whether the consultant provides any unrelated services or products to the Company, its affiliates, or leadership, except for surveys purchased from the consultant firm;
	–	Whether the consultant (or any individual employee of the consultant providing services) has any business or personal relationship with a Board member or with an executive officer of JetBlue; and
	–	The fees received by the consultant for the JetBlue engagement, as a percentage of the consultant’s annual revenues.
The Compensation Committee believes that Pay Governance has been independent during its engagement as a consultant to the Compensation Committee.
■	Audit Committee Financial Experts – The Board has determined that each current Audit Committee member has sufficient knowledge of financial and auditing matters to serve on the Audit Committee. The current members of the Audit Committee meet the Nasdaq Stock Market (“Nasdaq”) listing standard of financial sophistication and four are “audit committee financial experts” under Securities and Exchange Commission (“SEC”) rules (Mr. Baldanza, Ms. Jewett, Mr. Leduc, and Mr. Mittal).

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Responsibilities

AUDIT
Members*: Robert Leduc (Chair) B. Ben Baldanza Ellen Jewett Nik Mittal Meetings held in 2023: 8

Pursuant to its charter, the Audit Committee oversees:

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the integrity of our financial statements,

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the appointment, compensation, qualifications, independence and performance of our independent registered public accounting firm,

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compliance with ethics policies and legal and regulatory requirements,

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the performance of our internal audit function,

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our financial reporting process and systems of internal accounting and financial controls, and

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other items, including risk assessment and compliance.

The Audit Committee is also responsible for review and approval of any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. The responsibilities and activities of the Audit Committee are further described in the “Audit Committee Report” set forth elsewhere in this Proxy Statement and the Audit Committee charter.

The Board has determined that each current member of the Audit Committee including Mr. Ford and Mr. Sharma, who are leaving the Audit Committee as of the date of the 2024 annual meeting, is an independent director within the meaning of the applicable rules and regulations of the SEC and Nasdaq. The Board has determined that each member of the Audit Committee is financially literate within the meaning of the Nasdaq listing standards. In addition, the Board determined that each of Mr. Baldanza, Ms. Jewett, Mr. Leduc, and Mr. Mittal is an “audit committee financial expert” as defined under applicable SEC rules. The Audit Committee meets a minimum of four times a year, and holds such additional meetings as it deems necessary to perform its responsibilities.

The charter of the Audit Committee is available on our website at http://investor.jetblue.com.

COMPENSATION
Members*: Teri McClure (Chair) Peter Boneparth Sarah Robb O’Hagan Vivek Sharma Thomas Winkelmann Meetings held in 2023: 7

Pursuant to its charter, the Compensation Committee is responsible for:

■

determining our compensation policies and the level and forms of compensation provided to our Board members and executive officers (as discussed more fully under “Compensation Discussion and Analysis” beginning on page 41 of this Proxy Statement),

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evaluating the performance of our named executive officers,

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assessing and mitigating risks associated with our compensation plans,

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reviewing and recommending to the Board compensation for our non-employee directors,

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reviewing and approving stock-based compensation for our directors, officers and crewmembers,

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overseeing the administration of our 2020 Omnibus Equity Incentive Plan (“Omnibus Plan”) and 2020 Crewmember Stock Purchase Plan and predecessor or successor plans, and

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preparing and recommending to the full Board for inclusion in this Proxy Statement a Compensation Committee report.

The Compensation Committee is authorized to retain and terminate compensation consultants, legal counsel or other advisors to the Compensation Committee and to approve the engagement of any such consultant, counsel or advisor, to the extent it deems necessary or appropriate after specifically analyzing the independence of any such consultant retained by the Compensation Committee. The Board has determined that each current Compensation Committee member, as well as Mr. Sharma, who is joining the Compensation Committee as of the date of the 2024 annual meeting is an independent director within the meaning of the applicable Nasdaq rules, including the enhanced independence requirements applicable to members of compensation committees. The Compensation Committee meets a minimum of four times a year, and holds such additional meetings as it deems necessary to perform its responsibilities.

The charter of the Compensation Committee is available on our website at http://investor.jetblue.com.

*	Memberships as of the 2024 annual meeting.

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GOVERNANCE AND NOMINATING
Members*: Ellen Jewett (Chair) Peter Boneparth Teri McClure Thomas Winkelmann Meetings held in 2023: 4

Pursuant to its charter, the Governance and Nominating Committee is responsible for:

■

developing our corporate governance policies and procedures, and recommending those policies and procedures to the Board for adoption,

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making recommendations to the Board regarding the size, structure and functions of the Board and its committees, and identifying and recommending new director nominees in accordance with selection criteria established by the Board,

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conducting the annual evaluation of the performance of the Board and its committees, ensuring that the Audit, Compensation, and Governance and Nominating Committees of the Board and all other Board committees are composed of qualified directors, developing and recommending a succession plan for the CEO, and

■

developing and recommending corporate governance guidelines, policies and procedures appropriate to the Company.

Each member of the Governance and Nominating Committee is an independent director within the meaning of the applicable Nasdaq rules. The Governance and Nominating Committee meets a minimum of four times a year, and holds such additional meetings as it deems necessary to perform its responsibilities.

The charter of the Governance and Nominating Committee is available on our website at http://investor.jetblue.com.

ESG SUBCOMMITTEE
Members*: Ellen Jewett (Chair) Teri McClure Nik Mittal Thomas Winkelmann Meetings held in 2023: 2

Pursuant to its charter, the ESG Subcommittee is responsible for:

■

providing leadership to the Board and leadership on environmental and sustainability initiatives, social and governance issues, including diversity, equity and inclusion.

The charter of the ESG Subcommittee is available on our website at http://investor.jetblue.com.

AIRLINE SAFETY
Members*: Thomas Winkelmann (Chair) B. Ben Baldanza Monte Ford Joanna Geraghty Robert Leduc Meetings held in 2023: 4

Pursuant to its charter, the Airline Safety Committee is responsible for:

■

monitoring and review of our flight operations and safety management system and reports to the Board on such topics.

The Airline Safety Committee meets a minimum of four times a year, and holds such additional meetings as it deems necessary to perform its responsibilities.

The charter of the Airline Safety Committee is available on our website at http://investor.jetblue.com.

FINANCE
Members*: Peter Boneparth (Chair) B. Ben Baldanza Ellen Jewett Robert Leduc Nik Mittal Meetings held in 2023: 8

Pursuant to its charter, the Finance Committee is responsible for:

■

providing leadership with advice and counsel regarding the Company’s financial condition, financing activities, capital plan and budget and related matters.

The charter of the Finance Committee is available on our website at http://investor.jetblue.com.

TECHNOLOGY
Members*: Vivek Sharma (Chair) Monte Ford Joanna Geraghty Sarah Robb O’Hagan Meetings held in 2023: 3

Pursuant to its charter, the Technology Committee is responsible for:

■

reviewing significant emerging and competing technologies relevant to the Company and adjacent industries,

■

considering risks and opportunities of new technology and digital strategies,

■

monitoring overall trends in the deployment of technologies in the travel industry, and

■

reviewing technology and innovation policies.

The charter of the Technology Committee is available on our website at http://investor.jetblue.com.

*	Memberships as of 2024 annual meeting.

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Compensation Committee Interlocks and Insider Participation

None of the current members of our Compensation Committee (whose names appear under “Compensation Committee Report”) is, or has ever been, an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, no executive officer of the Company served as a member of the Board or the compensation committee of any other entity that has one or more executive officers serving on the Board or our Compensation Committee.

Board Oversight

Stockholders elect the Board to oversee leadership of the Company and to serve stockholders’ long-term interests. Leadership is responsible for leading the Company towards achieving our mission, delivering on our strategy, creating our culture, inspiring and creating an innovative customer experience, establishing accountability, and controlling risk. The Board and its committees work closely with leadership to balance and align strategy, risk and other areas while considering feedback from stakeholders. Essential to the Board’s oversight role is a transparent and active dialogue between the Board and its committees, and leadership. To support that dialogue, the Board and its committees have access to, receive presentations from, and conduct regular meetings with the senior leadership team, other business and function leaders, subject matter experts, the Company’s enterprise risk management and internal audit teams, and external experts and advisors.

Through oversight, review, and counsel, our Board works with leadership to establish and promote business goals, organizational objectives, and a strategy that is mindful of how our business affects and is affected by the broader environment.

Board Oversight of Strategy

One of the Board’s primary responsibilities is overseeing leadership’s establishment and execution of the Company’s strategy. As JetBlue continues to innovate along the travel ribbon, the Board works with leadership to respond to a dynamically changing environment. At least quarterly, the CEO, the senior leadership team, and leaders from across JetBlue provide detailed business and strategy updates to the Board. At least annually, the Board conducts an even more in-depth review of the Company’s overall strategy. At all of these reviews, the Board engages with the senior leadership team and other business leaders regarding business objectives, technology updates, the competitive landscape, economic trends, and public policy and regulatory developments. At meetings occurring throughout the year, the Board also assesses the competitive landscape, the Company’s budget and capital plan, and performance for alignment to our strategy. The Board looks to the focused expertise of its committees to inform strategic oversight in their areas of focus.

Board Oversight of Risk

Our Board oversees the management of risk inherent in the operation of the Company’s businesses and the implementation of its strategic plan by relying on several different levels of review.

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In connection with its reviews of the operations of the Company’s business and corporate functions, the Board regularly reviews and addresses the primary and emerging risks associated with those business and corporate functions. The Board also reviews certain entity level type risks, including cybersecurity, DEI, and environmental and sustainability risks.

The Board appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company. With respect to cybersecurity, the Board receives regular reports from Company leadership, including updates on the internal and external cybersecurity threat landscape, incident response, assessment and training activities, and relevant legislative, regulatory, and technical developments.

Each of the Board’s committees oversees the management of Company risks that fall within that committee’s areas of responsibility. In performing this function, each committee has full access to and meets with leadership to review known risks and identify emerging risks, as well as the ability to engage advisors and experts. In addition, the Board monitors the ways in which the Company attempts to prudently mitigate risks, to the extent reasonably practicable and consistent with the Company’s long-term strategy.

Since 2020, the Board, through the Governance and Nominating Committee, has reviewed Board and committee functions through an ESG lens and revisited Board and committee level responsibilities for different aspects of ESG. As provided above (see “JetBlue’s Approach to Environmental, Social and Governance Matters — Our ESG Governance Strategy and Goals”) the Board has designated certain ESG risks across the ESG Subcommittee and Board committees, while retaining overall awareness, ESG fluency and strategy at the Board level.

The Audit Committee oversees the operation of the Company’s ethics and compliance program. In addition, the Audit Committee oversees the operation of the Company’s enterprise risk management program, including the identification of the primary risks to the Company’s business, such as financial, operational, privacy, cybersecurity, business continuity, legal and regulatory, and reputational risks, and reviews the steps leadership has taken to monitor and control these exposures. The Audit Committee also periodically monitors and evaluates the primary risks associated with particular business units and functions. The Audit Committee may, in its business judgment, escalate certain risks to the Board as a whole. The Company’s Corporate Audit team assists leadership in identifying, evaluating and implementing risk management controls and methodologies to address identified risks. In connection with its risk management role, at each of its meetings, the Audit Committee meets privately with representatives from the Company’s independent registered public accounting firm and the head of Corporate Audit, as it deems appropriate, and may meet with other members of leadership. The Audit Committee provides reports to the Board which describe these activities and related conclusions.

The Compensation Committee assesses, on an annual basis, a review conducted by leadership of the risks presented by the Company’s compensation practices and programs to determine if the compensation practices present a risk that could materially adversely affect the Company. The Compensation Committee believes that for the substantial majority of our crewmembers, the incentive for risk-taking is low, because their compensation consists largely of fixed cash salary and a cash bonus that has a capped payout. Furthermore, the majority of these crewmembers do not have the authority to take action on our behalf that could expose us to significant business risks.

Compensation Risk Analysis

In early 2024, the Compensation Committee reviewed the 2023 cash and equity incentive programs for senior leaders and concluded that certain aspects of the programs reduce the likelihood of excessive risk taking. These aspects include (i) the use of long-term equity awards to create incentives for senior leaders to promote long-term growth of the Company, (ii) our clawback policy, (iii) limiting the incentive to take excessive risk for short-term gains by imposing caps on annual cash incentive awards, and (iv) vesting the Compensation Committee with authority to exercise discretion to reduce payouts under our annual cash incentive awards program. In addition, in 2020 and 2021, the Company received federal pandemic support in the form of monies from the U.S. government under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, the Consolidated Appropriations Act and the American Rescue Plan, which restricted certain officer compensation into 2023.

For these reasons, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

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Stockholder Interests

Stock Retention and Ownership Guidelines

We believe that directors and executive officers should have a significant financial stake in JetBlue to further align their interests with the interests of our stockholders, thus we have established robust stock ownership and retention guidelines for our directors and executive officers. Our non-employee directors are required to hold 5x the annual cash retainer, or $400,000, in JetBlue equity until their retirement or separation from our Board. Beginning in 2020, directors were afforded the opportunity to select to receive their annual equity compensation award as either restricted stock units (“RSUs”) with a one-year vesting period or as deferred stock units (“DSUs”) also with a one-year vest. Director DSUs, once vested, are deferred until the director’s departure from JetBlue. These director DSUs are settled as common stock six months following a director’s separation from the Board. The holding requirements for non-employee directors may be satisfied by holding common stock, vested and unvested RSUs and vested and unvested DSUs. As of December 31, 2023, certain of our non-employee directors did not meet our stock ownership guidelines due to our stock price. However, none of our non-employee directors have sold any common stock in more than five years.

For 2023, our leaders had the following holding requirements: 6x base salary for our CEO and 2x base salary for our other executives. The policy has post-tax vesting holding requirements to provide executives with some liquidity options while they are on track to meet the guidelines. The holding requirements for executives may be satisfied by holding common stock, and vested and unvested RSUs. As of December 2023, all of our NEOs met or exceeded our stock ownership guidelines, or were within the requisite time period since first becoming subject to the guidelines to acquire the applicable level of ownership, in accordance with our policy. We continuously monitor our directors’ and executives’ compliance with the stock ownership guidelines, and may revise the guidelines from time to time.

Compensation Clawback

Effective as of October 2, 2023, we adopted a Policy for Recovery of Erroneously Awarded Compensation, which is intended to meet the requirements of Rule 10D-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the corresponding listing standards of the Nasdaq Stock Market. In addition, this policy provides for the discretionary recovery by the Compensation Committee from current and former executive officers and other officers of the Company (to the extent permitted by applicable law) of any performance stock or performance stock units that are granted pursuant to the Omnibus Plan or any successor plan, and any shares that are delivered in settlement thereof, which were granted or paid to such officer during the three-year period immediately preceding the occurrence of a covered event. Covered events include an officer’s (i) participation in a fraud or willful misconduct, including but not limited to in connection with work that causes or results in the Company being required to prepare a restatement; (ii) willful breach of the Company’s policies; or (iii) embezzlement or misappropriation of funds or property of the Company or its subsidiaries or affiliates that, in the case of each of clauses (i), (ii) and (iii), materially adversely affects the business, financial condition, property or reputation of the Company or its subsidiaries or affiliates. The Compensation Committee will, in its sole discretion, determine the manner of recovery of any compensation to be recovered pursuant to the Clawback Policy, which may include, without limitation, a reduction or cancellation of incentive-based compensation or time-based equity awards, reimbursement or repayment to the Company of the compensation to be recovered, and, to the extent permitted by law, an offset of the compensation to be recovered against other compensation payable by the Company to such person.

Hedging and Pledging Practices

Our Insider Trading Policy prohibits hedging and pledging of our securities by all JetBlue insiders.

We Have Advanced Stockholder Rights

Majority Voting in Uncontested Director Elections

In an uncontested election, directors are elected by the majority of votes cast.

Pursuant to our Amended and Restated Bylaws (“Bylaws”), the Board will not nominate for election as director any nominee who has not agreed to tender, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection and acceptance of such resignation by the Board.

If a nominee fails to receive the required number of votes for reelection, the Board (excluding the director in question) may either accept such director’s resignation or disclose its reasons for not doing so in a report filed with the SEC within 90 days of the certification of election results.

Annual Elections

All directors are elected annually. JetBlue does not have a classified board.

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Proxy Access

We have a market standard “Proxy Access” bylaw that permits eligible stockholders to nominate candidates for election to the JetBlue Board. To be eligible to nominate candidates to be included in the Company’s Proxy Statement and ballot, stockholders must meet certain requirements.

PROXY ACCESS

Stockholders holding at least

3% of our common stock
held by up to 20 stockholders

Holding the shares continuously for at least

3 years

Can nominate the greater of two candidates or

20% of the Board

for election at an annual stockholders’ meeting if such nominating stockholder(s) and nominee(s) satisfy the requirements set forth in our Bylaws

Right to Call a Special Meeting

Our stockholders who hold at least 20% ownership of our common stock have the right to request that the Company call a special meeting.

The right of stockholders to request that the Company call special meetings is also subject to the notice, information and other requirements and limitations set forth in our Bylaws. If a requesting stockholder does not comply with the requirements and conditions provided in the Bylaws, a special meeting request by that stockholder will be invalid. Likewise, requests to call a special meeting to vote on matters recently voted on by stockholders or that will be considered by stockholders imminently at an upcoming meeting of stockholders will not be permitted. The requirements described above are important to, among other things, avoid duplicative and unnecessary special meetings regarding matters recently considered by stockholders or that stockholders will imminently consider at an upcoming stockholder meeting.

Right to Act by Written Consent

Our stockholders who hold at least 25% of outstanding shares of the Company’s stock may request that the Board set a record date to determine the stockholders entitled to act by written consent. To provide transparency, stockholders requesting action by written consent must provide the Company with certain information and representations including, but not limited to, the applicable information and representations currently required of any Company stockholder seeking to bring a nomination or other business before a meeting of stockholders pursuant to the advance notice provisions contained in the Company’s Bylaws.

Director Onboarding and Education

Directors Receive Robust Orientation and Continuing Education Resources

■	Director orientation – Our director orientation program familiarizes new directors with JetBlue’s business, operations, strategies and policies, and assists them in developing Company and industry knowledge to optimize their service on the Board. As we add new Board members, we continue to solicit our Board members’ post-orientation feedback to improve our director orientation program.

The enhanced orientation process includes directors going to our orientation classes for new crewmembers and “shadowing” certain operational leaders to help them appreciate the industry’s complexities. The Board works with leadership on an ongoing basis to continue to enhance and improve the orientation program.

■	Continuing education – We provide our directors with educational opportunities to enhance the skills and knowledge they use to perform their responsibilities, including a membership with the National Association of Corporate Directors. These programs may include internally developed materials and presentations, programs presented by third parties, and financial and administrative support to attend qualifying academic or other independent programs. Additionally, we provide quarterly briefings to the Governance and Nominating Committee about ongoing and new developments in governance, compliance and Delaware law.

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Evaluation Components – Board, Committees, Directors

Under the leadership of the committee Chair, the Governance and Nominating Committee oversees the Board’s annual self-evaluation process focused on three components: (1) the Board, (2) Board committees and (3) the Board Chair. In addition, the Governance and Nominating Committee regularly discusses Board composition and effectiveness during its committee meetings.

For 2023, to continue to enhance its processes, the Board performed a robust self-evaluation, involving individual interviews and feedback provided to the Chair of the Governance and Nominating Committee. The Chair then provided the Board with themes and areas of opportunity for the Board to discuss as a whole and to consider in the future. This process generated meaningful comments and engaged discussion at all levels of the Board, including with respect to Board and committee composition, Board meeting structure and content, Company internal controls and compliance and leadership succession planning and talent.

Our Corporate Governance Framework

Our governance framework is designed to help our Board maintain the necessary skills, expertise, authority and practices in place to review and evaluate leadership and our business operations in an independent manner. Our goal is to align the interests of directors, leadership, stockholders and our other stakeholders, and comply with or exceed the requirements of the Nasdaq Stock Market and applicable law and implement best practices. This framework establishes the practices our Board follows with respect to, among other things, Board composition and director nominations, Board meetings and involvement of senior leadership, director compensation, CEO performance evaluation, leadership succession planning, and Board committees.

Our Corporate Governance Documents
Amended and Restated Certificate of Incorporation	Compensation Committee Charter
Amended and Restated Bylaws	Governance and Nominating Committee Charter
Corporate Governance Guidelines	ESG Subcommittee Charter
JetBlue Code of Conduct	Airline Safety Committee Charter
JetBlue Business Partner Code of Conduct	Finance Committee Charter
JetBlue Code of Ethics	Technology Committee Charter
Policy on Political Contributions	Insider Trading Policy
Audit Committee Charter

How to Communicate with Our Board

Stockholders may communicate with our Board by sending correspondence to the JetBlue Board of Directors, c/o Corporate Secretary, JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101. The name of any specific intended director should be noted in the correspondence. Our Corporate Secretary will forward such correspondence to the intended recipient or as directed by such correspondence; however, our Corporate Secretary, prior to forwarding any correspondence, has the authority to disregard any communications he deems to be inappropriate, or to take any other appropriate actions with respect to such inappropriate communication.

The Governance and Nominating Committee approved procedures with respect to the receipt, review and processing of, and any response to, written communications sent by stockholders and other interested persons to our Board, as set forth in our Corporate Governance Guidelines.

Any interested party, including any JetBlue crewmember, may make confidential, anonymous submissions regarding questionable accounting or auditing matters or internal accounting controls and may communicate directly with the Board Chair by letter to the above address, marked for the attention of the Chair. Any written communication regarding accounting, internal accounting controls or other financial matters are processed in accordance with procedures adopted by the Audit Committee.

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THE BOARD OF DIRECTORS

Director Nominee Selection Process

The Governance and Nominating Committee is responsible for recommending to the Board a slate of director nominees for election at each annual meeting of stockholders. The Governance and Nominating Committee considers a wide range of factors when assessing potential nominees. This assessment includes a review of the potential nominee’s judgment, experience, independence and understanding of the Company’s business and of the industry in which the Company operates and such other factors as the Committee concludes are pertinent in light of the current needs of the Board based on the Company’s short and longer term strategy. The Board considers diversity of viewpoints, background, race, gender, LGBTQ+ identity, ethnicity, experience, accomplishments, education and skills when evaluating nominees. The Governance and Nominating Committee formally engaged an external search firm to assist in identifying potential nominees beginning in 2021 and has emphasized the importance of diversity in its instructions to the search firm. As with any board of directors, the Board’s needs change and develop over time. A potential nominee’s qualifications are evaluated to determine whether the potential nominee meets the qualifications required of all directors as well as the key qualifications and experience required to be represented on the Board, as described above. Further, the Governance and Nominating Committee assesses how each potential nominee would impact the skills, experience, culture and diversity represented on the Board as a whole in the context of the Board’s overall composition and the Company’s current and future needs.

The Governance and Nominating Committee manages the Board’s succession planning process throughout the year, informed by the following considerations:

■	Director Recruitment: The Board seeks to be composed of individuals who can provide the diversity of skills, expertise and perspectives appropriate for the business and operations of the Company and serving the long-term interests of the stockholders. Periodically, the Governance and Nominating Committee reviews the Company’s medium- and long-term business plans to gauge what additional current and future skills and experience should be represented on the Board. The Governance and Nominating Committee seeks to use the results of the assessment process as it identifies and recruits potential director candidates.
■	Director Tenure Policies: In accordance with the Company’s Corporate Governance Guidelines, any Board member is ineligible to stand for reelection either (i) following the director’s 72nd birthday or (ii) following the director’s 15th anniversary of joining the Board. The Board may elect to extend the Board Chair’s tenure for one additional year (subject to election by the stockholders).
■	Board and Committee Evaluations: The Board conducts an annual self-evaluation, overseen by the Governance and Nominating Committee, to determine whether the Board and its committees are functioning effectively. The assessment focuses on the Board’s contribution to the Company, with a specific focus on the areas in which the Board believes that the Board or any of its committees could improve.
■	Director Onboarding: All new directors participate in the Company’s Orientation Program, which includes attending JetBlue’s new hire orientation class, shadowing airport and other operational leaders, and attending presentations by senior leadership to familiarize the directors with the industry and JetBlue’s strategy. Directors also receive continuing education opportunities.

Board Candidate Nomination Process

Candidates may come to the attention of the Governance and Nominating Committee through recommendations from a search firm, current Board members, stockholders, officers, crewmembers or other stakeholders. The Committee applies the same criteria in reviewing all candidates regardless of the source of the recommendation.

Stockholder-Nominated Director Candidates

The Board adopted revisions to our Bylaws, putting into place balanced and market-standard proxy access provisions. We believe that these provisions provide meaningful, effective and accessible proxy access rights to our stockholders, while balancing those benefits against the risk of misuse or abuse by stockholders with special interests that are not shared by all or a significant percentage of our stockholders. Our proxy access provisions permit a stockholder, or a group of up to 20 stockholders, owning continuously 3% or more of the Company’s outstanding common stock for at least three years to nominate and include in the Company’s proxy materials for an annual meeting of stockholders up to 20% of the Board (or if such amount is not a whole number, the closest whole number below 20%, but not less than two directors) if such nominating stockholder(s) and nominee(s) satisfy the requirements set forth in our Bylaws.

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Board Membership Criteria

The Board and its Governance and Nominating Committee believe there are general qualifications that all directors must exhibit and other key qualifications and experience that should be represented on the Board as a whole, but not necessarily by each individual director. In addition, the Board conducts interviews of potential director candidates to assess intangible qualities, including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

BOARD MEMBERSHIP CRITERIA

Independence

Integrity

Track record of success

Business judgment

Innovative thinking

Contribution to Board diversity

Familiarity with and respect for corporate governance requirements and practices

Ability and willingness to commit sufficient time to the Board

Our Board is composed of a diverse group of leaders in their respective fields. Many of our current directors have leadership experience at major companies with operations inside and outside the United States, as well as experience on other companies’ boards, which provides an understanding of different business processes, challenges and strategies. Other directors have experience at academic or financial services institutions which we believe brings unique perspectives to the Board. Further, each of our directors has other specific qualifications that make him or her a valuable member of our Board, such as financial literacy, talent and brand management, customer service experience and crewmember relations, as well as other experience that provides insight into issues we face. Our current Board composition also satisfies Nasdaq’s applicable diversity objectives (see “Corporate Governance at JetBlue—The Board of Directors—Board Composition—Board Diversity Matrix”).

Diversity is important because the Board believes that a variety of points of view that comes from a board that is diverse contributes to a more effective decision-making process. While the Board does not have a specific diversity policy, it considers diversity of viewpoints, background, race, gender, ethnicity, LGBTQ+ identity, experience, accomplishments, education and skills when identifying and evaluating nominees. When recommending director nominees for election by stockholders, the Board and the Governance and Nominating Committee focus on how the experience, skill set and diversity of each director nominee complements those of fellow director nominees to create a balanced Board with diverse backgrounds, viewpoints and deep expertise. The Board believes that directors should contribute positively to the existing chemistry and collaborative culture among all Board members. The Board also believes that its members should possess a commitment to the success of the Company, proven leadership qualities, sound judgment and a willingness to engage in constructive debate. In determining whether an incumbent director should stand for reelection, the Governance and Nominating Committee considers, with respect to each nominee, the above factors, as well as that director’s personal and professional integrity, the prior years’ attendance record, preparedness, participation and candor, any additional criteria set forth in our Corporate Governance Guidelines and other relevant factors as determined by the Board.

Director Independence

Having an independent Board is a core element of our governance philosophy. Our Corporate Governance Guidelines provide that a substantial majority of our directors will be independent, including within the meaning of the applicable independence requirements of Nasdaq. As part of the Company’s Corporate Governance Guidelines, our Board has adopted director independence guidelines to assist in determining each director’s independence. The Corporate Governance Guidelines are available on our website at http://investor.jetblue.com.

Each year, in assessing director independence, the Board affirmatively determines whether a director has no relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. Annually, each director completes a detailed questionnaire that provides information about relationships that might affect the determination with respect to his or her independence.

The Board analyzed the independence of each director and nominee and determined that Mses. Jewett, McClure and Robb O’Hagan and Messrs. Baldanza, Boneparth, Ford, Leduc, Mittal, Sharma and Winkelmann meet the standards of independence under applicable Nasdaq listing standards, including, as applicable to members of those committees, the enhanced standards for audit and compensation committee independence, and that each member is free of any relationship that would interfere with her or his individual exercise of independent judgment. Ms. Geraghty, our CEO, is our only director who is not deemed to be independent.

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Director Attendance

The Board held a total of 6 meetings during 2023. All of the directors attended at least 75% of the aggregate of all meetings of the Board and of each committee at the times when he or she was a member of the Board or such committee during fiscal year 2023. The Company has a policy encouraging all directors to attend each annual meeting of stockholders. All members of our Board at the time of our 2023 annual meeting of stockholders attended the meeting, which was held on May 16, 2023.

2024 Director Nominees

There are currently 11 members of our Board. As previously disclosed, on February 16, 2024, we entered into a Director Appointment and Nomination Agreement with Carl C. Icahn and affiliated persons and entities, pursuant to which the Board agreed to appoint two additional directors designated by Mr. Icahn and his affiliates promptly after the 2024 annual meeting. Assuming the election of all nominees, immediately following the 2024 annual meeting, the size of our Board will be increased to 13 directors and Messrs. Jesse Lynn and Steven Miller, who currently serve as Board observers, will be appointed to the Board.

At the 2024 annual meeting, 11 directors are to be elected to hold office until the 2025 annual meeting and until their successors have been elected and qualified. All nominees are current JetBlue Board members who were elected by stockholders at the 2023 annual meeting or appointed by the Board thereafter. Based on the recommendation of the Governance and Nominating Committee, the Board has nominated each of B. Ben Baldanza, Peter Boneparth, Monte Ford, Joanna Geraghty, Ellen Jewett, Robert Leduc, Teri McClure, Nik Mittal, Sarah Robb O’Hagan, Vivek Sharma and Thomas Winkelmann to be elected as a director of the Company to serve on our Board until the 2025 annual meeting of stockholders and until such time as their respective successors have been duly elected and qualified or until his or her death, disability, resignation, retirement, disqualification or removal from office.

The Board has no reason to believe that any of the nominees named in this Proxy Statement would be unable or unwilling to serve as a director if elected.

However, if before the 2024 annual meeting, any nominee is unable to serve or for good cause will not serve as a director if elected, the Board may reduce the number of directors to eliminate the vacancy or the Board may fill the vacancy at a later date after selecting an appropriate nominee. If a quorum is present, a substitute nominee for election to a position on the Board will be elected by a majority of the votes cast at the 2024 annual meeting.

Included in each director nominee’s biography below is a description of select key qualifications and experience of such nominee based on the qualifications described above. The Board and the Governance and Nominating Committee believe that the combination of the various qualifications and experiences of the director nominees would contribute to an effective and well-functioning board and that, individually and as a whole, the director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s leadership. See also “Corporate Governance at JetBlue—The Board of Directors—Board Composition—Board Skills and Experience Matrix.”

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MANAGEMENT PROPOSAL 1

TO ELECT DIRECTORS

What are you voting on?

■

Stockholders are being asked to elect eleven director nominees for a one-year term.

Voting recommendation:

■

FOR the election of each director nominee. The Board and its Governance and Nominating Committee believe that each of the eleven director nominees possesses the necessary qualifications and experiences to provide quality advice and counsel to the Company’s leadership and effectively oversee the long-term interests of the stockholders.

All nominees are current JetBlue Board members who were elected by the stockholders at the 2023 annual meeting or appointed by the Board in 2024.

B. BEN BALDANZA Age 62 Director since: 2018 INDEPENDENT JETBLUE BOARD COMMITTEES*: ■ Audit ■ Airline Safety ■ Finance

Current Roles:

■

Advisory Board for 1-800-Pack-Rat

■

Adjunct Professor of Economics at George Mason University

Current Public Company Boards:

■

JetBlue Airways Corporation

■

Six Flags Entertainment Corporation

Prior Business and Other Experience, and Qualifications:

From 2006 to 2016, Mr. Baldanza was the CEO, President and a member of the Board of Directors of Spirit Airlines, Inc., a commercial passenger airline, and in 2005, its President and Chief Operating Officer. Prior to his role at Spirit, Mr. Baldanza held positions in Finance, Marketing and Operations at other airlines, including American Airlines, Northwest Airlines, Continental Airlines, Taca Airlines and U.S. Airways. He has more than 30 years of experience in the aviation industry and extensive commercial and operational experience with expertise in revenue management and productivity. In addition to those displayed below, Mr. Baldanza’s qualifications and experience include a deep understanding of human resources and labor relations, knowledge of the competitive landscape, experience with government and regulatory affairs, risk management, including commodities risk, customer service and brand enhancement.

Key Skills and Experience:

	International	Operations / Logistics
	Aviation	Financial Literacy / Accounting
	Corporate Governance	Human Capital Management
	CEO	Marketing / Brand
	Finance / Capital	Risk Management
Government / Public Policy

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PETER BONEPARTH Age 64 Director since: 2008 INDEPENDENT INDEPENDENT BOARD CHAIR JETBLUE BOARD COMMITTEES*: ■ Finance (Chair) ■ Compensation ■ Governance & Nominating

Current Public Company Boards:

■

JetBlue Airways Corporation

■

Kohl’s Corporation

Prior Business and Other Experience, and Qualifications:

Until 2021, Mr. Boneparth was a Senior Advisor to a division of The Blackstone Group, LLP, an investment management firm. He was also Senior Advisor of Irving Capital Partners, a private equity group, from February 2009 through 2014. He served as President and CEO of the Jones Apparel Group, an apparel company, from 2002 to 2007. In addition to those displayed below, Mr. Boneparth’s qualifications and experience include international business experience, knowledge of customer service, oversight of risk management and crewmember relations.

Key Skills and Experience:

	CEO	Human Capital Management
	Finance / Capital	Marketing / Brand
	Corporate Governance	Financial Literacy / Accounting
	Risk Management	Government / Public Policy

MONTE FORD Age 64 Director since: 2021 INDEPENDENT JETBLUE BOARD COMMITTEES*: ■ Airline Safety ■ Technology

Current Roles:

■

Principal Partner at the Chief Information Officer Strategy Exchange, a membership program for technology executives

■

Technology Industry Consultant

Current Public Company Boards:

■

JetBlue Airways Corporation

■

Akamai Technologies, Inc.

■

Iron Mountain Inc.

■

Centene Corp.

Prior Business and Other Experience, and Qualifications:

Prior to joining the Chief Information Officer Strategy Exchange in 2015, Mr. Ford served as Executive Chair and Chief Executive Officer of Aptean Software, an enterprise business software provider, from 2012 to 2013, and as Chief Information Officer of AMR Corporation (now known as American Airlines Group), an airline holding company, from 2000 to 2011. Prior to that, Mr. Ford held executive management positions with The Associates First Capital Corporation, Bank of Boston and Digital Equipment Corporation. He has served as a director of several institutions, as well as on the Research Board and CIO Strategy Exchange. In addition to those displayed below, Mr. Ford’s qualifications and experience include diverse leadership experiences and an extensive background in information technology, including in the airline industry.

Key Skills and Experience:

	Aviation	Human Capital Management
	Corporate Governance	Marketing / Brand
	ESG / DEI	IT / System
	Operations / Logistics	Infrastructure
	Digital	Cyber

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JOANNA GERAGHTY Age 51 Director since: 2024 JETBLUE BOARD COMMITTEES*: ■ Airline Safety ■ Technology

Current Role:

■

CEO of JetBlue Airways Corporation

Current Public Company Boards:

■

JetBlue Airways Corporation

■

L3Harris Technologies, Inc.

Prior Business and Other Experience, and Qualifications:

Ms. Geraghty first joined JetBlue in 2005. Prior to her appointment as CEO in February 2024, Ms. Geraghty served as the Company’s President and Chief Operating Officer from 2018 to 2024 and Executive Vice President, Customer Experience from 2014 to 2018. She also served as Executive Vice President, Chief People Officer from 2010 to 2014, after serving as Vice President and Associate General Counsel and Director of Litigation and Regulatory Affairs. Ms. Geraghty also serves on the board of directors of L3Harris Technologies, Inc. (NYSE: LHX), has also served as a member of the board of the JetBlue Foundation, and is chairperson of the board of Concern Worldwide, an international not-for-profit organization.

Key Skills and Experience:

	Aviation	Marketing / Brand
	Finance / Capital	Risk Management
	Operations / Logistics	Government / Public Policy
Human Capital Management

ELLEN JEWETT Age 65 Director since: 2011 INDEPENDENT JETBLUE BOARD COMMITTEES*: ■ Governance & Nominating (Chair) ■ ESG (Chair) ■ Audit ■ Finance

Current Role:

■

Managing Partner of Canoe Point Capital, LLC, an investment firm focusing on early stage social ventures, 2015 to present.

Current Public Company Boards:

■

JetBlue Airways Corporation

■

Booz Allen Hamilton Holding Corporation

Prior Business and Other Experience, and Qualifications:

Prior to joining Canoe Point Capital, LLC in 2015, Ms. Jewett was the Managing Director Head of U.S. Government and Infrastructure for BMO Capital Markets, a financial services institution, covering airports and infrastructure banking from 2010 to 2015. Prior to that, Ms. Jewett spent more than 20 years at Goldman, Sachs & Co., a global financial institution, specializing in airport infrastructure financing, most recently serving as head of the public sector transportation group, and previously, as head of the airport finance group. Ms. Jewett served as the President of the Board of the Brearley School through June 2018. She is a Trustee of Children’s Aid in New York City (chair finance and treasurer) and The Hastings Center. In addition to those displayed below, Ms. Jewett’s qualifications and experience include talent management, and experience in the areas of airports and infrastructure.

Key Skills and Experience:

	Aviation	Financial Literacy / Accounting
	Corporate Governance	Risk Management
	ESG / DEI	Infrastructure
Finance / Capital

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ROBERT LEDUC Age 68 Director since: 2020 INDEPENDENT JETBLUE BOARD COMMITTEES*: ■ Audit (Chair) ■ Airline Safety ■ Finance

Current Public Company Boards:

■

JetBlue Airways Corporation

■

Howmet Aerospace

■

AAR Corp.

Prior Business and Other Experience, and Qualifications:

Mr. Leduc served as President of Pratt & Whitney, an aerospace manufacturer, from 2016 until early 2020. He had led helicopter manufacturer Sikorsky Aircraft from 2015 to 2016, when UTC sold Sikorsky to defense contractor Lockheed Martin Corp. Previously, Mr. Leduc served in leadership positions at Hamilton Sundstrand and UTC Aerospace Systems, each an aerospace company. Mr. Leduc has over 40 years of aviation experience, with significant maintenance and engine related experience. In addition to those displayed below, Mr. Leduc’s qualifications and experience include brand enhancement and talent management.

Key Skills and Experience:

	Aviation	Operations / Logistics
	CEO	Financial Literacy / Accounting
	Corporate Governance	Risk Management
	Finance / Capital	Infrastructure

TERI MCCLURE Age 60 Director since: 2019 INDEPENDENT JETBLUE BOARD COMMITTEES*: ■ Compensation (Chair) ■ Governance & Nominating ■ ESG

Current Public Company Boards:

■

JetBlue Airways Corporation

■

Fluor Corporation

■

GMS, Inc.

■

Lennar Corp.

Prior Business and Other Experience, and Qualifications:

From 1995 until her retirement in 2019, Ms. McClure worked at UPS, serving most recently as Chief Human Resources Officer. She has also held additional positions and responsibilities on the UPS Executive Leadership Team, including General Counsel and Corporate Secretary, and Audit and Global Ethics and Compliance, among other roles. In addition to those displayed below, Ms. McClure’s qualifications and experience include legal acumen, labor issues and risk management oversight.

Key Skills and Experience:

	International	Human Capital Management
	Aviation	Marketing / Brand
	Corporate Governance	Risk Management
	ESG / DEI	Government / Public Policy
Operations / Logistics

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NIK MITTAL Age 52 Director since: 2022 INDEPENDENT JETBLUE BOARD COMMITTEES*: ■ Audit ■ Finance ■ ESG

Current Roles:

■

President, Founder and Co-Portfolio Manager of Molecule Ventures LLC, an environmental markets investment firm

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Partner and Lead Investor in Plankton Energy LLC, a community solar developer

Current Public Company Board:

■

JetBlue Airways Corporation

Prior Business and Other Experience, and Qualifications:

Prior to founding Molecule Ventures LLC in 2020, Mr. Mittal was previously a firm partner from 2006 to 2018 at JANA Partners LLC, where he helped direct the firm’s investment research and focused on public markets investing across multiple industries for more than a decade. He began his career as an investment banking associate at Donaldson, Lufkin and Jenrette. Mr. Mittal was also a Senior Fellow, Climate Policy & Innovation, at the Environmental Defense Fund and an Adjunct Professor of Finance at NYU Stern School of Business, teaching an MBA course titled “Valuing Investing Strategies”. In addition to those displayed below, Mr. Mittal’s qualifications and experience include deep expertise in capital markets, financial strategy and structures.

Key Skills and Experience:

	Corporate Governance	Financial Literacy / Accounting
	ESG / DEI	Government / Public Policy
Finance / Capital

SARAH ROBB O’HAGAN Age 51 Director since: 2018 INDEPENDENT JETBLUE BOARD COMMITTEES*: ■ Compensation ■ Technology

Current Role:

■

CEO of EXOS, the Human Performance Company

Current Public Company Board:

■

JetBlue Airways Corporation

Prior Business and Other Experience, and Qualifications:

Prior to joining EXOS in 2020, Ms. Robb O’Hagan served as the Chief Executive Officer of the indoor cycling company Flywheel Sports from 2017 to 2019, and became the author and founder behind Extreme Living LLC, a content platform to unleash potential in diverse aspiring leaders. She previously served as global president of Equinox, a luxury fitness company, from 2012 to 2016, where she led the upgrading of the offering through a significant technology transformation, and global president of Gatorade, a sports nutrition business, from 2008 to 2012, where she successfully led the business through a major repositioning and business turnaround. In addition to those displayed below, Ms. Robb O’Hagan’s qualifications and experience include lifestyle brands, technology, and risk management oversight.

Key Skills and Experience:

	International	Financial Literacy / Accounting
	CEO	Human Capital Management
	ESG / DEI	Marketing / Brand
	Digital	IT / System

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VIVEK SHARMA Age 49 Director since: 2019 INDEPENDENT JETBLUE BOARD COMMITTEES*: ■ Technology (Chair) ■ Compensation

Current Roles:

■

Adjunct Professor of Data Science at the University of Southern California’s Marshall School of Business

Current Public Company Board:

■

JetBlue Airways Corporation

Prior Business and Other Experience, and Qualifications:

Mr. Sharma’s executive roles include CEO of InStride, a Los Angeles based EdTech company he co-founded in 2019, a position in which he served until 2023. Under his leadership, InStride grew to a profitable 200-person company, helping employees in 41 large corporations avoid $630 million of student debt, for which it was named to Fortune’s ‘Global Impact 20’ list. Prior to InStride, Mr. Sharma spent six years at The Walt Disney Company as Senior Vice President, Digital Guest Experience & eCommerce, leading a $10 billion eCommerce business and serving 150 million guests annually across theme parks, resorts, cruises, guided travel adventures, restaurants and retail businesses globally. Mr. Sharma also served at Yahoo for four years as General Manager of Yahoo Mail & Messenger and Vice President of Yahoo Search, and at McKinsey & Company for eight years as Associate Partner of technology practice. In addition to those displayed below, Mr. Sharma’s qualifications and experience include ecommerce and digital guest experience, and workforce online education.

Key Skills and Experience:

	International	Human Capital Management
	CEO	IT / System
	ESG / DEI	Cyber
Digital

THOMAS WINKELMANN Age 64 Director since: 2013 INDEPENDENT JETBLUE BOARD COMMITTEES*: ■ Airline Safety (Chair) ■ Compensation ■ Governance & Nominating ■ ESG

Current Role:

■

Executive Chair of Zeitfracht Group, a logistics company based in Berlin, Germany

Current Public Company Board:

■

JetBlue Airways Corporation

Prior Business and Other Experience, and Qualifications:

Before joining Zeitfracht in 2018, Mr. Winkelmann served as CEO of airberlin, a commercial airline, from 2017 through 2018. He previously served as the Chief Executive Officer of Lufthansa German Airlines (Hub Munich), a commercial airline, beginning in 2016, and was a member of the Group Executive Committee of Lufthansa Group. From 2006 through 2015, he served as Chief Executive Officer of Germanwings GmbH, a commercial airline. In addition to those displayed below, Mr. Winkelmann’s qualifications and experience include sales and revenue management.

Key Skills and Experience:

	International	Operations / Logistics
	Aviation	Human Capital Management
	CEO	Marketing / Brand
	Corporate Governance	Risk Management
	ESG / DEI	Government / Public Policy

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH NOMINEE.

*	Memberships as of the 2024 annual meeting.

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Director Compensation

The Compensation Committee, with input from its independent compensation consultant, periodically reviews and evaluates director compensation. Our objective is to pay non-employee directors over time at or near the median of the proxy peer group, to award a significant component in equity, and to adjust as needed. Our Board reviews director compensation periodically, to ensure that the director compensation package remains competitive such that we are able to recruit and retain qualified directors.

COMPENSATION STRUCTURE FOR DIRECTORS FOR 2023	($)
Annual base retainer (all non-employee directors)	80,000
Annual equity award(1)	135,000
Independent Board Chair supplemental fee	50,000
Annual Audit Committee Chair supplemental fee	20,000
Annual Compensation Committee Chair supplemental fee	15,000
Annual G&N Committee Chair supplemental fee	10,000
Annual Airline Safety Committee Chair supplemental fee	10,000
Annual Finance Committee Chair supplemental fee	10,000
Annual Committee membership fees:
Audit	15,000
Compensation, G&N, Airline Safety and Finance	10,000
New directors DSU grant(2)	35,000
Additional Board Chair retainer (Cash or Equity)	25,000

(1)	Directors annually elect DSUs or RSUs, each of which vest after one year of service. DSU settlement is deferred until six months following a director’s separation from the Board.
(2)	New director DSU grants vest ratably over three years of service. Settlement is deferred until six months following a director’s separation from the Board.

As is customary in the airline industry, all members of the Board and their immediate family may travel without charge on our flights. We also provide directors with post-service travel benefits.

We reimburse our directors, including our full-time employee director, for expenses incurred in attending Board meetings. We do not provide gross-up payments to members of our Board.

In 2023, Mr. Leduc donated $5,752, Mr. Baldanza donated $2,700, and Ms. Robb O’Hagan donated $900 of the cash portion of their respective Board compensation to the JetBlue Crewmember Crisis Fund, a non-profit organization that assists JetBlue crewmembers facing emergency hardship situations.

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Fiscal Year 2023 Director Compensation

The following table summarizes compensation paid to our non-employee directors for services rendered during the year ended December 31, 2023. The footnotes to the table and narrative discussion above describe details of each form of compensation paid to, or earned by, our directors and other material factors relating to director compensation arrangements.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	(1)	All Other Compensation ($)	(2)	Total ($)
Robin Hayes(3)	—	—		—		—
B. Ben Baldanza	135,000	134,997		1,657		271,654
Peter Boneparth	195,000	134,997		9,451		339,448
Monte Ford	95,000	134,997		7,583		237,580
Ellen Jewett	125,000	134,997		11,090		271,087
Robert Leduc	115,000	134,997		868		250,865
Teri McClure	115,000	134,997		546		250,543
Nik Mittal	105,000	134,997		9,443		249,440
Sarah Robb O’Hagan	90,000	134,997		6,479		231,476
Vivek Sharma	95,000	134,997		4,960		234,957
Thomas Winkelmann	120,000	134,997		2,677		257,674

(1)	Includes 16,443 DSUs or RSUs granted on February 22, 2023 to the then-sitting directors. At December 31, 2023, 62,778 DSUs remained outstanding for Mr. Winkelmann, 62,398 for Mr. Boneparth, 50,496 for Ms. Jewett, 48,030 for Mr. Baldanza, 40,691 for Ms. McClure, 28,352 for Mr. Leduc, 22,764 for Ms. Robb O’Hagan, 15,228 for Mr. Sharma, 8,358 for Mr. Ford and 4,342 for Mr. Mittal. At December 31, 2023, 16,443 RSUs remained outstanding for each of Messrs. Boneparth, Ford, Mittal and Sharma and Mses. Jewett and Robb O’Hagan. The amount represented reflects the grant date fair value of the equity award based on JetBlue’s stock price on the grant date as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). Please refer to Note 7 of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, for further discussion related to the assumptions used in our valuation. For information on the valuation assumptions with respect to grants made prior to 2023, please refer to the notes to our financial statements in our applicable Annual Report on Form 10-K.
(2)	Consists of the value of flight benefits for the listed directors.
(3)	Mr. Hayes was employed by the Company in 2023. He did not receive any additional compensation for his director service to the Company. Mr. Hayes’ compensation is reported in the Summary Compensation Table on page 58 of this Proxy Statement.

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Certain Relationships and Related Person Transactions

We established a written policy that requires approval or ratification by our Audit Committee of any transaction in excess of $120,000 which involves a “Related Person’s” entry into an “Interested Transaction.” As defined in our policy, an Interested Transaction is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) the Company is a participant, and (iii) any Related Person has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A “Related Person” is defined in our policy as any (i) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if he or she does not presently serve in that role) an executive officer, director or nominee for election as a director, (ii) greater than 5% beneficial owner of the Company’s common stock, or (iii)immediate family member of any of the foregoing. “Immediate family member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

Our policy further provides that only disinterested directors are entitled to vote on any Interested Transaction presented for Audit Committee approval.

Transactions with Related Persons since the Beginning of Fiscal Year 2023

The Company and its subsidiaries periodically enter into transactions in the ordinary course of business with other corporations of which the Company’s executive officers or directors or members of their immediate families may be directors, executive officers, or stockholders. There are no reportable transactions with related persons for 2023.

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MANAGEMENT PROPOSAL 2

TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

What am I voting on?

■

Stockholders are being asked to approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative in this Proxy Statement).

Voting recommendation:

■

FOR the resolution to approve compensation of the named executive officers, on an advisory basis. The Board takes very seriously its role in the governance of the Company’s compensation programs and values thoughtful input from stockholders. The Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

As required by Section 14A of the Exchange Act, we are providing stockholders with a non-binding advisory vote to approve the compensation of the named executive officers as described in the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative in this Proxy Statement.

We regularly consider the input of our stockholders and engage with our stockholders during the year. For example, we considered the input and feedback of our stockholders on the structure and design of our executive compensation programs, and concurrently with discussions with our stockholders on these topics, we made changes to our programs in 2023, including to remove an excise tax gross-up provision from our Executive Change in Control Plan (as defined below) for excess parachute payments (as defined in Section 280G of the Internal Revenue Code) that applied to the Company’s senior leaders, including the NEOs.

The Board recommends that stockholders vote FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative.”

In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative in this Proxy Statement. For the reasons outlined above and elsewhere in this Proxy Statement, we believe that our executive compensation program is well designed, appropriately aligns executive pay with Company performance and incentivizes desirable behavior.

Because your vote is advisory, it will not be binding upon the Board. However, the Board values stockholders’ opinions, and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions. The Board has adopted a policy of providing for annual advisory votes from stockholders on executive compensation. The next such vote will occur at the 2025 annual meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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NAMED EXECUTIVE OFFICER COMPENSATION DISCUSSION AND ANALYSIS

TABLE OF CONTENTS

LETTER FROM THE CHAIR OF THE COMPENSATION COMMITTEE	42

EXECUTIVE SUMMARY	43

COMPENSATION PHILOSOPHY AND GOVERNANCE	44

COMPENSATION PROGRAM DESIGN	48

FY 2023 COMPENSATION DECISIONS	50

OTHER COMPENSATION POLICIES AND INFORMATION	56

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LETTER FROM THE CHAIR OF THE COMPENSATION COMMITTEE

DEAR STOCKHOLDERS:

The past several years have been extraordinarily challenging for the airline industry and, in certain respects, for JetBlue in particular. While industry-wide passenger traffic has finally approached pre-pandemic levels, financial performance of the industry continues to lag pre-pandemic levels as a result of significant increases in frontline wages, fuel, airport fees, and other operating costs. In addition, JetBlue has faced unique headwinds in our strategic efforts to expand competition and consumer choice following Federal court rulings against both the Northeast Alliance and our planned merger with Spirit Airlines.

To stabilize, retain, motivate, and focus the leadership team throughout this challenging period, the Board and the Compensation Committee implemented three targeted programs: one to manage pandemic-related challenges, the second to recognize the additional burdens associated with the planned Spirit deal, and third to support our leadership succession plans. These non-recurring programs inflate 2023 Summary Compensation Table-reported pay figures, which are not representative of our ongoing executive pay program. Each of the following non-recurring programs, which are described in further detail later in this Proxy Statement:

■	Executive Retention Awards (“ERAs”) awarded in 2021 and 2022 to mitigate the risk of undesirable turnover among our NEOs and other officers subject to the CARES Act compensation limitations. Following the unplanned resignation of two of our executive officers in 2021, these awards were effective in mitigating further turnover among our leadership during a period that required unprecedented leadership focus, stability and resilience in an industry particularly hard-hit by the COVID-19 pandemic.
■	Spirit-related Transaction Incentive Awards aligned leadership’s interests with those of our stockholders throughout the integration planning process and efforts to complete the deal. As a result of the termination of our merger agreement, a portion of these awards has been forfeited.
■	As previously disclosed, a special, one-time equity-based retention award to Ms. Geraghty as consideration for entry into an employment agreement as President and Chief Operating Officer of the Company in June 2023. The award requires Ms. Geraghty to remain at JetBlue through June 2026 to ensure her ongoing retention through the integration following the planned Spirit transaction in support of our longer-term leadership succession plan.

In a culmination of our succession plans, Ms. Geraghty was appointed Chief Executive Officer in early 2024. Under her leadership, we are preparing for the next phase of our evolution as a company. During this next phase, our Board and Compensation Committee remain committed to our pay for performance philosophy, to strengthen alignment with shareholders, and to simplify our programs by suspending further use of the non-recurring programs described above.

On behalf of the Compensation Committee and the Board, we thank you for your past support, look forward to our continued dialogue, and respectfully ask for your support at our 2024 annual meeting.

Teri P. McClure

Chair, Compensation Committee

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This Compensation Discussion and Analysis describes our compensation philosophy, policies and plans as well as our compensation-setting process and the 2023 compensation of our named executive officers (“NEOs”). This Compensation Discussion and Analysis contains forward-looking statements that are based on our current plan, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from the programs as summarized in this discussion.

Executive Summary

This Compensation Discussion and Analysis provides information about our fiscal year 2023 compensation program for our NEOs identified in the Summary Compensation Table as of December 31, 2023.

ROBIN HAYES Chief Executive Officer	JOANNA GERAGHTY President and Chief Operating Officer	URSULA HURLEY Chief Financial Officer	BRANDON NELSON General Counsel and Corporate Secretary	CAROL CLEMENTS Chief Digital and Technology Officer

Non-Recurring Compensation Matters

As mentioned in the letter above from our Chair of the Compensation Committee, Ms. McClure, 2023 was a year in which the Company’s executive compensation program included payouts under and grants of certain non-recurring compensation arrangements. In order to address the unplanned departure of NEOs and compensation limitations due to the Government Support (as defined below), we previously implemented the ERAs to come due upon the expiration of the Government Support limitations in 2023. Also, in 2023, we granted Transaction Incentive Awards and a special, one-time equity-based retention award to Ms. Geraghty in connection with her entry into an employment agreement with a three-year term. The tables throughout this Compensation Discussion and Analysis will include these compensation items, which are non-recurring and not representative of our ongoing compensation program and philosophy, but were implemented to address specific needs. Our ongoing executive pay program is described below, and we are providing this executive summary of non-recurring compensation decisions to provide context and supplement our executive pay program and philosophy.

CARES Act-Related Compensation Restrictions. Following the onset of the COVID-19 pandemic in March 2020, we participated in multiple government support programs which had implications for our executive compensation arrangements, including The CARES Act, the United States Consolidated Appropriations Act, 2021, and the American Rescue Plan Act of 2021 (collectively referred to as the “Government Support”). These imposed meaningful compensation limitations during an unprecedented and difficult time in this industry, creating a challenging compensation and retention environment. In accordance with any grants and/or loans received under the Government Support programs, we were required to comply with the relevant provisions of the related acts which, among other things, included various restrictions on certain executive compensation, which applied to our NEOs starting in March 2020 and continued to apply until April 2023. This restricted the Board’s ability to recognize, retain and provide market compensation to our executives and contributed to the unplanned resignations of two executive officers in 2021. Subject to the limitations of the Government Support programs, the Board and Compensation Committee adopted other strategies deemed necessary to help ensure key leaders of the Company with deep airline industry expertise continue to steward the Company during the unprecedented economic disruption caused by the COVID-19 pandemic, and the uncertainty to air travel and threat to the future success of JetBlue created thereby. The ERAs were designed to retain and motivate our key leaders and to further align their interests with those of our stockholders. They were also granted during a time when the Compensation Committee was faced with the need to stabilize and motivate the leadership team. Most of the ERAs were settled in 2023. Both the Board and Committee believe the awards were a critical and effective tool for retaining our key leaders.

Transaction Incentive Awards. During 2023, in connection with the proposed merger with Spirit Airlines, the Compensation Committee and the Board approved Transaction Incentive Awards comprised of cash (25%), performance stock units (“PSUs”) (25%) and restricted stock units (“RSUs”) (50%). The design, described in more detail below, was intended to retain and motivate our NEOs and to further align their interests with those of our stockholders throughout the planning and completion of the merger and the integration of the two companies. The PSU component of the awards was forfeited in connection with the termination of the transaction with Spirit Airlines announced on March 4, 2024.

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Ms. Geraghty’s Special Equity Award. In connection with her entry into an employment agreement with a three-year term in June 2023, the Board approved a special, one-time equity-based retention award of RSUs with a grant date value of $2,000,000, vesting in full on May 31, 2026, subject to continued employment and the terms and conditions of an award agreement and our Omnibus Plan. The equity award was designed to support retention and succession planning through the integration following the planned Spirit transaction. In satisfaction of this commitment, on June 22, 2023 we granted Ms. Geraghty 245,700 RSUs, which had an aggregate grant date fair value of $1,999,998.

The table below includes the total amount of non-recurring compensation for 2023 for each NEO.

Name	ERAs Settled in 2023 ($)	Transaction Incentive Awards ($)(1)	Special Equity Awards ($)	Total Non-Recurring Compensation ($)
Robin Hayes	3,060,867	2,000,000	—	5,060,867
Joanna Geraghty	1,724,917	1,100,000	1,999,998	4,824,915
Ursula Hurley	1,925,267	1,500,000	—	3,425,267
Brandon Nelson	1,306,267	1,250,000	—	2,556,267
Carol Clements	—	700,000	—	700,000

(1)	Includes the cash portion of the Transaction Incentive Awards, which is not yet paid or included in the Summary Compensation Table below.

Compensation Philosophy and Governance

Compensation Philosophy & Principles

We continue to lead with our values, by promoting a safe environment for our customers and crewmembers. As we navigate our continually-evolving operating environment, our goal continues to be to ensure that our leaders’ focus remains on long-term growth of the Company and enhancing stockholder value.

SUPPORT OUR STRATEGY AND STAY TRUE TO OUR VALUES	ATTRACT AND RETAIN TOP TALENT	FOCUS ON PAY FOR PERFORMANCE

We aim to align compensation programs with business strategies focused on long-term growth and creating value for our stockholders. We motivate crewmembers to overcome challenges and to deliver on commitments, all while living our values of Safety, Caring, Integrity, Passion and Fun.	We aim to set target compensation to be competitive with the airline industry, given our support center locations, route network, unique market placement, structure and size relative to other airlines. The Government Support compensation restrictions impacted the design of our programs into 2023.	We hold our NEOs accountable for their performance in light of Company goals, industry economics and individual performance.

Determining Executive Compensation

The Compensation Committee assists the Board with oversight and determination of compensation for the Company’s non-employee directors and executive officers. The Compensation Committee oversees the Company’s executive compensation policies and reviews and establishes the compensation for our CEO (subject to approval by our Board) and the other NEOs. The Compensation Committee is charged with review of pay levels and policies related to salaries, annual cash incentive awards and grants of equity and non-equity incentive awards and oversight of our equity incentive plans. In determining base salary, annual cash incentive awards, RSUs, PSUs, performance cash awards (“PCAs”) and other compensation, the Compensation Committee uses the relevant executive officer’s current level of total compensation as the starting point. The Compensation Committee bases any adjustments to the current pay level on several factors, including the scope and complexity of the functions the executive officer oversees, the contribution of those functions to our overall performance, individual experience and capabilities, individual performance and competitive pay practices. Any variations in compensation among our executive officers reflect differences in these factors.

The Compensation Committee relied on the following tools in determining the base salary, annual incentive cash targets, and equity awards for the NEOs in 2023:

■	Competitive Peer Group Survey;
■	Leadership Input; and
■	Annual Performance Reviews.

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Compensation Consultant

The Compensation Committee is authorized to retain and terminate compensation consultants, legal counsel or other advisors to the Compensation Committee and to approve the engagement of any such consultant, counsel or advisor, to the extent it deems necessary or appropriate after specifically analyzing the independence of any such consultant retained by the Compensation Committee. The Chair of the Compensation Committee reports the Compensation Committee’s actions and recommendations for the previous quarter to the full Board at the next regularly scheduled Board meeting.

The Compensation Committee engaged the services of Pay Governance as its independent advisor on matters of executive compensation for 2023. Pay Governance also evaluates compensation for non-employee directors, compensation of other levels of senior leadership, and equity compensation programs generally. For 2023, the Compensation Committee assessed the independence of Pay Governance pursuant to the SEC and Nasdaq rules and concluded that no conflict of interest exists that would prevent Pay Governance from independently representing the Compensation Committee.

As discussed below under “Peer Competitive Group Survey—Market Assessment,” Pay Governance provided the Company and the Compensation Committee with compensation data regarding the companies in our competitor peer group. Along with the other factors cited above, the Company used this data to develop its recommendations to the Compensation Committee for 2023 compensation levels for executives other than the CEO. The Compensation Committee and Pay Governance recommended CEO compensation changes to the Board. Pay Governance also provided suggestions on the design of the annual cash and long-term incentive awards that were used in 2023, and for the long-term performance based incentive program, including the performance measures and weightings, the factors for the Compensation Committee to review when determining whether to adjust the formulaic amount, and the general range of adjustments to apply. Pay Governance reports directly to the Compensation Committee and all services performed by Pay Governance were under the direction of the Compensation Committee.

Performance Based Pay

Our compensation program is designed to reward our NEOs for the Company’s performance. Consistent with our compensation philosophy, the Compensation Committee sets the compensation of our executive officers, including our NEOs, based in part on achievement of annual financial and operational objectives that we believe further our long-term business goals and the creation of sustainable long-term stockholder value. The majority of our NEOs’ total compensation is tied to performance and is “at risk.”

2023 TARGET COMPENSATION CEO	2023 TARGET COMPENSATION NEOs (excluding CEO)

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Competitive Peer Group Survey – Market Assessment

Prior to the start of 2023, the Compensation Committee reviewed a report on the Company’s senior executive compensation programs, which incorporated data provided by Pay Governance. Pay Governance collected compensation data from the companies in our competitor peer group, as well as similarly-sized general industry companies. Pay Governance used a combination of peer group proxy and general industry survey data to develop the competitive market. The current general industry reference group continues to place greater emphasis on consumer-oriented companies, reflecting the role of customer service in JetBlue’s success.

Our competitor peer group consists of the following U.S. airlines:

■	Delta Air Lines, Inc.
■	American Airlines Group Inc.
■	United Airlines Holdings, Inc.
■	Southwest Airlines Co.
■	Alaska Air Group, Inc.
■	Spirit Airlines, Inc.
■	Frontier Group Holdings, Inc.
■	Hawaiian Holdings, Inc.

These companies, like JetBlue, are airlines with significant revenue and with significant operations employing a large number of individuals and operating a large number of aircraft in our competing markets. We believe this group provides a reasonable point of comparison to assist in our assessment of our compensation programs.

We recognize that this peer group has limitations from a statistical perspective given the limited number of airline peer companies and the wide variation in size. As a result, the Compensation Committee uses the competitive data as a reference point to monitor the compensation practices of these competitors. This data was not the sole determining factor in executive compensation decisions. Instead, as described above, it was one of many factors reviewed by the Compensation Committee as part of their assessment. The Compensation Committee also considers the Company’s Northeast location, route network, cost structure, and size relative to other airlines; however, we do not rely on this information to target any specific pay percentile for our executive officers. While we do not target a particular level of compensation within the peer group, the data is used primarily to ensure that our executive compensation program as a whole is competitive when the Company achieves its targeted performance levels. While we do not target a specific market percentile ranking for the individual compensation elements that comprise total direct compensation, we review each element to ensure it is reasonable relative to our peer group. We aim to position pay to maintain our competitive cost advantage versus our peer group and recognize we compete in the same talent pool as some of the peer competitors which are significantly larger and more mature than we are.

Consistent with our compensation objectives discussed above, we incorporate flexibility into our compensation programs and in the executive assessment process to respond to, and adjust for, changes in the business and economic environment and individual accomplishments, performance and circumstances. The Compensation Committee expects to continue to adjust relevant pay levels on a go forward, measured basis, contingent on corporate and individual performance in future years.

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Best Practices in Compensation Governance

In addition to the core compensation program, the Company provides or has implemented the following for NEOs and the Board:

WE DO	WE DO NOT
Emphasize performance-based, at risk pay	No tax gross ups in plans or arrangements
Apply rigorous, stockholder-aligned performance objectives for executive cash incentive award payments	No repricing without stockholder approval
Consider risk in our executive compensation program	No executive-only retirement benefits
Compensation Committee engages an independent consultant	No evergreen provisions in our compensation plans
Have executive stock ownership guidelines (including 6x base salary for CEO)	No excessive perquisites
Have director stock ownership requirements	No guaranteed bonuses or annual cash incentive awards
Grant equity awards with vesting schedules over at least one year and the majority over three years	No hedging or pledging of JetBlue securities
Maintain an executive compensation clawback policy, which includes recoupment and forfeiture provisions required under applicable law
Use a structured approach to CEO performance evaluation and related compensation decisions
Emphasize a transparent and just culture
Review share utilization annually
Devote significant time to leadership succession and leadership development efforts
Limit executive perquisites; executive health and welfare benefits are same as other salaried crewmembers
Have double-trigger change in control provisions in our equity plans
Have our equity plans administered by an independent committee
Cap our incentive plans at 200% of target
Use multiple metrics with little overlap to avoid “feast or famine” payout situations
Tie ESG to executive compensation

Annual Performance Review

Chief Executive Officer

Our Board evaluates our CEO’s performance and compensation on an annual basis. The CEO recuses himself or herself from Board discussions relating to evaluations of performance and compensation. The Chairs of the Board, Governance and Nominating Committee and the Compensation Committee conduct a performance review without the CEO’s participation and provide their recommendations to the full Board. The Board’s evaluation includes both objective and subjective criteria of the CEO’s performance, which include JetBlue’s financial performance, JetBlue’s performance with respect to our long-term strategic objectives and the development of our senior leadership team. Prior to the Board’s evaluation, the Compensation Committee evaluates the CEO’s compensation. The Compensation Committee uses the competitive market data discussed above to recommend total direct compensation for the CEO.

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Other Named Executive Officers

The Compensation Committee, together with our CEO, evaluates the performance of the Company’s executive officers. The CEO provides a performance assessment and compensation recommendation to the Compensation Committee for the other NEOs within the overall team performance framework. The performance evaluation is based on factors such as achievement of corporate performance objectives, advancement of strategic initiatives, leadership and talent development, individual business area responsibilities, and performance as an executive team member and overall executive team performance.

The Compensation Committee also reviews total direct compensation data from the competitive data with respect to other senior executive officers. The Compensation Committee makes final determinations regarding other NEOs’ total compensation.

Compensation Program Design

We believe that a significant amount of our NEO compensation should be tied to the Company’s performance and an increasing amount of it should be at risk. Our cash incentive and equity compensation goals (discussed in more detail beginning on page 50) are designed to drive business objectives that we believe further our long-term business goals and the creation of sustainable long-term stockholder value. The mix of compensation elements below is based on how the Compensation Committee views executive pay.

2023 Target Total Direct Compensation

In 2023, the Compensation Committee approved target total direct compensation for the 2023 fiscal year, which was or is comprised of:

JetBlue’s 2023 pay mix targets a high percentage of equity and performance based compensation.

2023 TARGET TOTAL DIRECT COMPENSATION MIX*

*	Target Total Direct Compensation does not include ERAs settled during 2023, or Transaction Incentive Awards or special equity awards granted during 2023.

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JetBlue’s long-term incentive payouts are tied to performance targets aimed at aligning our leadership team with our stockholders’ interests.

LONG-TERM INCENTIVES

*	For more information on Absolute EBITDA and Absolute and Relative Pre-Tax Margin, which are non-GAAP measures, please refer to Appendix A ” Regulation G Reconciliation of Non-GAAP Financial Measures.”
**	As a result of the termination of the merger agreement with Spirit Airlines on March 4, 2024, the Integration Milestones achieved 0% and then transitioned to a Relative Pre-Tax Margin metric for the remaining performance period.

DESIGN COMPENSATION PLANS WITH PROVISIONS TO MITIGATE UNDUE RISK

■	Our executive compensation performance metrics drive longer term performance.
■	Our short term metrics are diverse and include Pre-Tax Margin, Controllable Costs and Customer Index.
■	Our annual and long-term performance awards are based on different metrics that we believe align with long-term business priorities.
■	Our clawback policy (as updated to reflect Dodd-Frank requirements and included as an exhibit to our 2023 Annual Report on Form 10-K) serves as a risk mitigator.
■	Our incentive compensation payments are capped at a maximum of 200% of target.
■	Due to Government Support restrictions, as noted elsewhere, there were additional limits on our NEO compensation into 2023.

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FY 2023 Compensation Decisions

Summary of Fiscal Year 2023 Compensation Program

Reward Element	Objective	Key Features	How Award Value is Calculated	2023 Decisions
Base Salary	To attract and retain the best talent.	Fixed element of compensation paid in cash.	Reviewed against individual’s level of skill, experience and responsibilities; compared against a group of comparably sized corporations and industry peers.	Base salary adjusted to maintain competitiveness. Limited as necessary to comply with Government Support restrictions.
Annual Cash Incentive Awards	To motivate and incentivize performance over a one-year period.	Award value and measures are reviewed annually to ensure they support our strategy.	Performance is measured against financial and operational corporate performance targets and individual goals.	The portion of the award tied to a corporate performance factor paid out at 93.4%. For the individual component, all NEOs met or exceeded target.
Long-Term Incentive Equity Award (RSUs)	To incentivize performance and retention over the long-term; aligns leaders’ interests with long-term interests of stockholders.	Performance is measured annually and equity vests ratably over three years, subject to forfeiture.	Based on achievement of individual and corporate performance goals	All NEOs met or exceeded targets.
Long-Term Incentive Awards (PSUs and PCAs)	To motivate and incentivize sustained performance over the long-term; aligns leaders’ interests with long-term interests of stockholders.	Performance is measured at the end of a three-year period. PSUs payout, if at all, in common stock. PCAs payout, if at all, in cash.	Based on achievement of three performance metrics.	Performance period 2021 – 2023 settled in early 2024. 2022 – 2024 and 2023 – 2025 performance periods are in progress.

We also provide health and welfare benefits, available to our full-time crewmembers, including medical, dental, life insurance and disability programs; a 401(k) plan; severance plans and change in control severance plans. We provide retirement benefits (a 401(k) plan open to all crewmembers) and limited perquisites including space available flight privileges for all crewmembers, and, as is common in the airline industry, positive space flight privileges for executive officers and their immediate family members; possible relocation assistance for supervisor level and above; and a wellness physical for executives designed to further business continuity, available every other year.

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Base Salary

KEY HIGHLIGHTS:
■	The Compensation Committee reviews salary annually for the NEOs to be market competitive.
■	Merit increases were made in 2023 within compliance of Government Support compensation limits and to ensure competitiveness with peers in the industry peer set.
■	Ursula Hurley’s salary in 2022 was constrained by Government Support program restrictions; the 2023 increase was intended to bring her salary more in-line with market and other members of the leadership team.

The Compensation Committee annually reviews the base salaries of the NEOs, and adjusts them periodically as needed to maintain market position and consistency with evolving responsibilities for the relevant positions. Upon consideration of these factors and input from its independent compensation consultant, the Compensation Committee approved the base salaries for the named executive officers as set forth in the below table, as compared to 2022.

Executive	2022 Base Salary ($)	2023 Base Salary ($)
Robin Hayes	700,000	725,000
Joanna Geraghty	625,000	650,000
Ursula Hurley	308,500	575,000
Brandon Nelson	470,000	550,000
Carol Clements	515,000	530,000

Annual Cash Incentive Awards

KEY HIGHLIGHTS:
■	Due to continued uncertainties associated with the continued impact of the COVID-19 pandemic on air travel return and country re-openings, we continued to set goals and measure performance over two semi-annual periods.
■	In 2023, we introduced modifiers to bolster our focus on achieving crewmember (“CM”) engagement and safety.

For 2023, the Compensation Committee approved the following target annual cash incentive award opportunities for our NEOs:

Executive	Target Annual Cash Incentive Award Opportunity (% of Salary)
Robin Hayes	200
Joanna Geraghty	150
Ursula Hurley	100
Brandon Nelson	80
Carol Clements	70

For 2023, the annual cash incentive award was based 75% on our corporate performance factor and 25% on individual performance of goals set at the beginning of the year for all of the NEOs.

The Compensation Committee may adjust the formulaic funding upwards or downwards by up to 35%, including reduction of payout to 0%, based on qualitative and quantitative factors. For 2023, the Compensation Committee did not adjust the formulaic funding of the plan, which was determined entirely by the performance results as described below.

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Corporate Performance Factor

In early 2023, we established corporate performance factor (“CPF”) metrics. Considering the continued uncertainty around the timing and strength of industry recovery post-pandemic and other external factors, we determined it was appropriate to continue to set financial and operational goals and evaluate performance in two six-month periods. The three metrics - Pre-Tax Margin, Controllable Costs and Customer Index - were specifically chosen to reflect the shorter term focus of JetBlue through COVID recovery of improving margins, managing costs and taking care of customers. To bolster leadership’s focus on achieving CM engagement and safety, we added CM engagement and safety modifiers to the CPF for 2023.

At year end, we reported on our achievement of the CPF to the Compensation Committee. The Compensation Committee relied on our performance assessment framework to evaluate our results on each metric and then performed a collective assessment across all goals to determine a CPF payout, which was then applied to our annual cash incentive bonus awards. For 2023, the CPF performance was as follows:

Measure	Weight	Target		Actual		Performance %
		H1	H2	H1	H2	H1	H2
Pre-Tax Margin(1)	33.3%	(3%)	4.6%	1.6%	(4.8%)	200%	0%
Controllable Costs(2)	33.3%	2.3%	3.9%	2.2%	6.8%	116.7%	0%
Customer Index(3)	33.3%	41.8/69.4%	42.8/73.2%	41.5%/69.1%	41.9/66.5%	95%	59.2%

(1)	Pre-Tax Margin is a financial measure calculated using U.S. GAAP.
(2)	Controllable Costs is a financial measure to focus on costs which we can control, unlike fuel, for example, which is subject to external factors. We evaluate Controllable Costs on a year-over-year percentage change basis, with a smaller percentage change being a better result.
(3)	Customer Index is a non-financial measure, and is a combined score for controllable service delivery (“Crewmember WOW”) and on time performance, which are customer satisfaction drivers.

Based on the above performance, the CPF payout was determined as follows:

Measure	Half-Year Weight	H1 Performance %	H1 Payout %	H2 Performance %	H2 Payout %	Full Year Payout %	CM Engagement Modifier	Safety Modifier	Full Year Payout Achieved
Pre-Tax Margin	16.7%	200%	33.3%	0%	0%
Controllable Costs	16.7%	116.7%	19.4%	0%	0%	78.4%	+10 pts	+5 pts	93.4%
Customer Index	16.7%	95%	15.8%	59.2%	9.9%
Total	50%		68.5%		9.9%

As noted, a NEO’s performance against individual goals counts toward the annual incentive award. Our CEO evaluates the other NEOs’ performance based on objective criteria, self-evaluations, and a subjective assessment based on perceived level of difficulty and enterprise impact of the goals. The Compensation Committee evaluates the CEO’s performance, and the Compensation Committee makes a CEO compensation recommendation to the Board.

Long-Term Incentive Awards

KEY HIGHLIGHTS:
■	Prior to COVID-19, the Company awarded RSUs and PSUs consistent with its typical annual equity grant practices.
■	In light of the pandemic, the Company elected to pause 2020 grants of PSU awards, and no substitute awards or adjustments to other elements of compensation were made to replace the value of the PSU awards.
■	In 2021, we reinstated the PSU program with a view toward leadership retention, establishing metrics and targets intended to pay out in 2024.
■	In 2022, we did not grant PSUs but instead granted PCAs intended to pay out in 2025.
■	In 2023, we granted PSUs intended to pay out in 2026.

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All of the long-term incentive elements of our compensation program for our NEOs either vest over a multi-year period or include long-term performance measures.

Long-term incentive award grants directly align NEOs’ interests with the interests of stockholders by rewarding achievement of long-term performance goals and increases in the value. Such grants enable us to attract, retain and motivate highly qualified individuals for leadership positions within the Company.

We award RSUs, based on the achievement of individual goals set the previous year, and with a three-year service-based vesting period, to retain and motivate our crewmembers, including our NEOs. We also use PSUs which are earned based on the Company’s three-year performance relative to pre-defined goals.

Restricted Stock Units

We grant equity in the form of RSUs in connection with our annual performance review process, and upon hire or promotion. RSUs are granted following the Compensation Committee meeting early in the year and vest in equal annual installments over the next three years and are generally forfeitable if the leader were to leave the Company before the awards are fully vested.

Based on the NEO’s role, we determine the NEO’s target opportunity, as shown in the table below. Individuals may receive between 0% to 200% of target based on their performance, as assessed by the Compensation Committee and Mr. Hayes.

Name and Title	2023 Target Opportunity for RSUs ($)
Robin Hayes	1,750,000
Joanna Geraghty	1,250,000
Ursula Hurley	950,000
Brandon Nelson	650,000
Carol Clements	500,000

Performance Stock Units

For the performance period 2023-2025, the Company’s long-term incentive metrics included Absolute Pre-Tax Margin (to reinforce the need to ensure profitability over the performance period), Integration Milestones (to address the strategic importance of the successful completion of the merger with Spirit Airlines and integration of the two companies), and an ESG Performance Index (to incorporate feedback from our stockholders and support other business priorities), weighted at 50%, 25% and 25%, respectively. Given uncertainty surrounding the Spirit transaction, the original terms of the award included a proviso that, should the merger not be consummated, the Integration Milestones achieve 0% and then transition to a Relative Pre-Tax Margin metric for the remaining performance period. As a result of the termination of the merger agreement on March 4, 2024, this substitution has taken effect.

The number of PSUs earned at the end of the three-year performance period will vary based on the actual performance over that period. The value earned will be delivered in Company common stock following the completion of a three-year performance period, subject to our performance against the pre-established corporate goals and certification by the Compensation Committee. Payouts in respect of the 2023 PSU awards may range from 0 to 200% of the target award based on the Company’s performance measured against these metrics. The 2023 PSU opportunities for each of our NEOs, assuming target performance goals are achieved, are shown in the table below.

Name and Title	2023 Target Opportunity for PSUs ($)
Robin Hayes	1,750,000
Joanna Geraghty	1,250,000
Ursula Hurley	950,000
Brandon Nelson	650,000
Carol Clements	500,000

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Vesting of 2021 Performance Stock Units

In April 2021, the Compensation Committee approved grants of PSUs, subject to a three-year performance period. The 2021-2023 performance cycle completed on December 31, 2023, but vesting remained subject to certification of performance results by the Compensation Committee.

The metrics for the 2021 PSUs were EBITDA, adjusted debt to capital ratio and an ESG index, weighted at 40%, 40% and 20%, respectively. Depending upon actual Company performance relative to these performance goals, the exact number of units that could have vested ranged from 0 to 200% of the target award.

At the conclusion of the performance period, the Compensation Committee calculated the Company’s performance relative to these goals during the three-year performance period to determine the vesting percentage for the 2021 PSUs. The following table summarizes the performance results with respect to each of the performance measures applicable to the 2021 LTIP PSU grants.

Performance Measures – 2021-2023	Weight	Target	Actual	Performance %	Payout
EBITDA	40%	$1.5B	$0.6B	0%	–%
Adjusted Debt to Cap Ratio	40%	52%	59.3%	59.4%	23.8%
ESG Index	20%	100%	146.9%	146.9%	29.9%
				TOTAL	53.2%

The following table summarizes the number of 2021 PSUs granted and the number of units to be paid out with respect to such grants for our NEOs. Since these awards were subject to Compensation Committee certification at December 31, 2023, the awards are reflected as outstanding awards in the “Outstanding Equity Awards at Fiscal Year End” table. Based on the results of the three metrics, in March 2024 the Compensation Committee certified the performance level of 53.2%.

	Vesting of 2021 Performance Unit Grants
Name	Units at Grant Date (#)	Vested Units (#)
Robin Hayes	79,225	28,546
Joanna Geraghty	46,948	16,219
Ursula Hurley(1)	–	–
Brandon Nelson	8,802	2,595
Carol Clements(2)	–	–

(1)	Ms. Hurley was not eligible for a PSU award in 2021.
(2)	Ms. Clements joined the Company in 2021 after the PSUs awards were made.

2023 Target Total Direct Compensation

The table below summarizes the Compensation Committee-approved 2023 target total direct compensation for the NEOs described above, which excludes non-recurring items:

Executive	2023 Base Salary ($)	2023 Target Annual Cash Incentive Award Opportunity ($)	2023 Target Opportunity for RSUs ($)	2023 Target Opportunity for PSUs ($)	2023 Target Total Direct Compensation ($)
Robin Hayes	725,000	1,450,000	1,750,000	1,750,000	5,675,000
Joanna Geraghty	650,000	975,000	1,250,000	1,250,000	4,125,000
Ursula Hurley	575,000	575,000	950,000	950,000	3,050,000
Brandon Nelson	550,000	440,000	650,000	650,000	2,290,000
Carol Clements	530,000	371,000	500,000	500,000	1,901,000

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2023 Non-Recurring Compensation Considerations

Settlement of 2021 and 2022 Executive Retention Awards

As a condition of our participation in Government Support programs, we were restricted in how we could compensate certain leaders through April 2023. See “—Executive Summary—Non-Recurring Compensation Matters.” As a result, in 2021, we introduced a new, fully “at-risk,” compensation tool that we call the Executive Retention Awards or ERAs. The ERAs were granted to our NEOs during both 2021 and 2022, and were intended to retain and motivate key leaders to remain with the Company to guide JetBlue through the pandemic’s effect on the aviation industry. The ERAs were structured to remain fully “at risk” compensation and dependent on: (i) the lapse of the compensation limitations under our Government Support; (ii) the continued employment of the NEO at the time of payment; and (iii) ultimately, the approval of our Compensation Committee or the Board, as applicable. Following the lapse of Government Support restrictions in April 2023, the Compensation Committee approved the settlement of outstanding ERAs in accordance with their terms.

The below tables includes the total amount of ERAs settled in 2023 for each NEO. (A portion of certain ERAs are payable following 2023 in accordance with their terms.)

Name	ERAs Settled in 2023 ($)*
Robin Hayes	3,060,867
Joanna Geraghty	1,724,917
Ursula Hurley	1,925,267
Brandon Nelson	1,306,267
Carol Clements	—

*	The total amount of ERAs that are payable following 2023 for each NEO are as follows: $133,333 for Mr. Hayes, $220,833 for Ms. Geraghty, $433,333 for Ms. Hurley and $233,333 for Mr. Nelson.

Transaction Incentive Awards

In connection with the Company's proposed transaction with Spirit Airlines, Inc., on April 25, 2023 and April 27, 2023 the Compensation Committee and the Board approved the Transaction Incentive Awards comprised of cash (25%), PSUs (25%) and RSUs (50%) for the NEOs.

The cash portion of the Transaction Incentive Award is designed to recognize and reward the efforts by the NEOs in negotiating and working towards implementation of the Spirit transaction, while promoting near-term retention. The cash portion will vest on the first anniversary of the grant date and is subject to the NEO's continued employment with the Company. The Transaction Incentive Awards were designed to recognize efforts by the NEOs necessary to achieve a successful completion of the merger with Spirit Airlines and integration of the two companies.

The cash portion will vest on the first anniversary of the grant date and is subject to the NEO’s continued employment with the Company.

The RSU and PSU portions of the Transaction Incentive Awards were granted under, and pursuant to the terms and conditions of, our Omnibus Plan. The RSUs are designed to retain our NEOs and to further align their interests with those of our stockholders pending the Spirit transaction closing and during the integration of the two companies. The RSUs will cliff vest on the second anniversary of the grant date and are otherwise subject to the same terms and conditions provided under the form of RSU award agreement previously disclosed by the Company.

The PSUs are designed to incentivize and reward the NEOs for closing and integration of the planned Spirit transaction while simultaneously promoting achievement of pre-established performance goals. The PSUs provide that they will settle as soon as reasonably practicable following the certification of performance results by the Compensation Committee, based on the level of achievement of pre-established performance goals and subject to the consummation of the merger, following a three-year performance period commencing on January 1, 2023 and subject to the terms and conditions of the form of PSU award agreement previously disclosed by the Company. The Transaction Incentive PSUs were forfeited due to the termination of the merger agreement with Spirit Airlines on March 4, 2024.

The Compensation Committee and the Board determined that the three components of the Transaction Incentive Awards would collectively reward, retain and incentivize the NEOs for their efforts, while also continuing to tie pay to performance (including but not limited to the successful integration of the two companies).

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The below tables includes the target amounts for the Transaction Incentive Awards to each NEO.

Name	Transaction Incentive Awards ($)
Robin Hayes	2,000,000
Joanna Geraghty	1,100,000
Ursula Hurley	1,500,000
Brandon Nelson	1,250,000
Carol Clements	700,000

Ms. Geraghty Special, One-Time Award

In connection with the entry into an employment agreement with a three-year term in June 2023, the Board approved a special, one-time equity-based retention award of RSUs with a grant date value of $2,000,000, vesting on May 31, 2026, subject to the terms and conditions of an award agreement and our Omnibus Plan. The equity award is designed to support retention and succession planning through the integration following the planned Spirit transaction. In satisfaction of this commitment, on June 22, 2023 we granted Ms. Geraghty 245,700 RSUs, which had an aggregate grant date fair value of $1,999,998.

Other Compensation Policies and Information

Results of the 2023 Advisory Vote on Executive Compensation (“Say-on-Pay”)

At our 2023 annual meeting of stockholders, our stockholders were asked to approve, on an advisory basis, the Company’s fiscal 2022 NEOs’ compensation (“say-on-pay”). Approximately 88.4% of the aggregate votes cast on the “say-on-pay” proposal at that meeting were voted in favor of the proposal. We considered the input and feedback of our stockholders on the structure and design of our executive compensation programs, and concurrently with discussions with our stockholders on these topics, we made changes to our programs in 2023, including to remove an excise tax gross-up provision from our Executive Change in Control Plan (as defined below) for excess parachute payments (as defined in Section 280G of the Internal Revenue Code) that applied to the Company’s senior leaders, including the NEOs.

The Compensation Committee strives to continue to ensure that the design of the Company’s executive compensation programs is focused on long-term stockholder value creation, emphasizes pay for performance and does not encourage the taking of short-term risks at the expense of long-term results. The Compensation Committee intends to continue to use the “say-on-pay” vote as a guidepost for stockholder sentiment and continues to take into account stockholder feedback in making compensation decisions.

Executive Officer Transition

As we have previously disclosed, Mr. Hayes retired from his position as Chief Executive Officer and a member of the Board, effective February 12, 2024. Ms. Geraghty succeeded Mr. Hayes as Chief Executive Officer and joined the Company’s Board and the Airline Safety Committee and the Technology Committee of the Board on the same date. The terms of Mr. Hayes Transition Agreement and of Ms. Geraghty’s new employment agreement are discussed in more detail below.

All Other Compensation

Perquisites and Other Personal Benefits

We offer limited perquisites and other personal benefits to our NEOs. These include life insurance premiums, executive physicals, and positive space flight benefits, all of which are provided more broadly than to our executive officers. The Compensation Committee believes that these perquisites are reasonable and consistent with prevailing market practice and the Company’s overall compensation program. Perquisites are not a material part of our compensation program. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs.

JetBlue also provides 401(k) matching contributions to all employees participating in our 401(k) plan, including the NEOs. See “Summary Compensation Table”.

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Post-Employment Benefits

To promote retention and recruiting, we also offer limited arrangements that provide certain post-employment benefits in order to alleviate concerns that may arise in the event of a crewmember’s separation from service with us and enable crewmembers to focus on Company duties while employed by us.

■	Severance Benefits. Our NEOs are eligible to receive severance payments and benefits under the JetBlue Airways Corporation Severance Plan (the “Severance Plan”) if they incur certain qualifying terminations from employment under the Severance Plan. In addition, in the event of a change in control, post-employment severance benefits for our NEOs are provided through our Executive Change in Control Severance Plan (the “Executive Change in Control Plan”), our Amended and Restated 2011 Incentive Compensation Plan (the “2011 Plan”) and our Omnibus Plan, as applicable. Our Executive Change in Control Plan is intended to ensure stability within the Company during a period of uncertainty resulting from the possibility of a change in control of the Company by providing incentives for certain designated crewmembers, including our NEOs, to remain in our employ. Certain of our executive officers have arrangements pursuant to which they will receive certain flight privileges following certain qualifying terminations from employment. See “Potential Payments Upon Termination or Change in Control”.

■	Retirement Benefits. Our executive officers may participate in our 401(k) defined contribution retirement plan provided to substantially all other U.S. crewmembers and do not receive special retirement plans or benefits. For our executive officers as well as all other participating crewmembers, we match crewmember contributions under this plan 100% up to 5% of eligible earnings (for 2023, the matching contribution for each NEO was $16,500, as reported in the Summary Compensation Table below), subject to all applicable regulatory limits, and the match cliff vests after three years of employment. Our award agreements under the Omnibus Plan and 2011 Plan generally include retirement provisions for retirement eligible crewmembers, which provide for continued vesting of RSUs, PCAs and PSUs.

Tax Considerations

With exceptions only for compensation paid pursuant to certain binding contracts as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the tax deduction for annual compensation of each of our NEOs is limited to $1 million. Although the Compensation Committee considers the impact of Section 162(m), it believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in crafting the Company’s executive compensation program, even if non-deductible compensation expenses could result.

Other provisions of the Code can also affect compensation decisions. Under Sections 280G and 4999 of the Code, a 20% excise tax is imposed upon certain individuals who receive payments in connection with a change in control if the payments received by them equal or exceed an amount generally approximating 3x their average annual compensation. The excise tax may be imposed on all such payments generally exceeding 1x an individual’s average annual compensation. A company will also lose its tax deduction for such “excess parachute payments.” In approving the compensation arrangements for our NEOs, the Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, the Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the “Compensation Discussion and Analysis”. Based on such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The Compensation Committee of JetBlue:

Teri McClure (Chair)

Peter Boneparth

Sarah Robb O’Hagan

Thomas Winkelmann

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SUMMARY COMPENSATION TABLE

The following table provides certain information concerning the compensation earned by NEOs for services rendered to us during the years ended December 31, 2023, 2022 and 2021:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Robin Hayes Chief Executive Officer	2023	722,917	3,060,867	5,449,979	1,514,200	31,962	10,779,925
	2022	693,750	—	1,299,995	1,429,000	34,529	3,457,274
	2021	593,750	—	2,424,975	410,000	21,030	3,449,755
Joanna Geraghty President and Chief Operating Officer	2023	647,917	1,724,917	5,574,982	1,018,200	27,981	8,993,997
	2022	620,000	—	849,992	979,500	18,676	2,468,168
	2021	536,750	—	1,524,965	371,000	26,062	2,458,777
Ursula Hurley Chief Financial Officer	2023	498,667	1,925,267	3,374,982	600,500	44,746	6,444,162
	2022	306,417	—	—	175,000	41,912	523,329
	2021	276,412	—	99,987	110,000	28,722	515,121
Brandon Nelson General Counsel and Corporate Secretary	2023	530,833	1,306,267	2,587,486	459,500	27,232	4,911,318
	2022	468,333	—	149,986	350,000	38,447	1,006,766
	2021	438,750	—	319,994	220,000	27,924	1,006,668
Carol Clements Chief Digital and Technology Officer	2023	528,750	—	1,774,996	387,500	28,255	2,719,501
	2022	513,750	—	599,990	411,000	200,213	1,724,953
	2021	342,629	25,000	519,981	201,141	129,520	1,218,271

(1)	Compensation reported for 2023 under this column consists of Executive Retention Awards paid during 2023. The Annual Cash Incentive Awards are reported under the “Non-Equity Incentive Compensation” column.
(2)	Represents the grant date fair value of RSUs based on JetBlue’s closing stock price on the day preceding the grant date. The RSUs reported here, granted in 2023, include the RSUs granted based on the individual’s and the Company’s performance in 2022, the RSU portion of the Transaction Incentive Awards and, for Ms. Geraghty, the special, one-time equity-based retention award. The PSUs granted in 2023, including the PSU portion of the Transaction Incentive Awards, are reported based on performance at target, but, if maximum performance levels are attained, the grant date fair values for the PSUs granted in 2023 would be as follows: Mr. Hayes—$4,499,984, Ms. Geraghty—$3,049,982, Ms. Hurley—$2,649,981, Mr. Nelson—$1,924,982 and Ms. Clements—$1,349,994. Please refer to Note 7 on our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, for further discussion related to the assumptions used in our valuation as well as the disclosure of the accounting expense recognized. See the “Grants of Plan-Based Awards” table below for further information on RSUs and PSUs, including the Transaction Incentive Awards.
(3)	For more information on the annual cash incentive awards earned in 2023, see “Compensation Discussion and Analysis—FY 2023 Compensation Decisions—Annual Cash Incentive Awards” above.
(4)	All Other Compensation for 2023 includes Company 401(k) matching contributions under the JetBlue Airways Corporation Retirement Plan in which all of our crewmembers are eligible to participate, as well as life insurance premiums, positive space flights, and executive physicals, if any. The 401(k) matching contribution in 2023 for each of Messrs. Hayes and Nelson, and each of Mses. Geraghty, Hurley and Clements was $16,500.

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GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information concerning individual grants of equity and non-equity plan-based awards made to the NEOs during the fiscal year ended December 31, 2023:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robin Hayes
RSU	4/11/2023	—	—	—	—	—	—	311,173	2,199,993
Transaction Incentive RSU(5)	4/27/2023	—	—	—	—	—	—	145,348	999,994
PSU	4/11/2023	—	—	—	123,762	247,524	495,048	—	1,749,995
Transaction Incentive PSU(6)	4/27/2023	—	—	—	36,337	72,674	145,348	—	499,997
Annual Cash Incentive		725,000	1,450,000	2,900,000	—	—	—	—	—
Joanna Geraghty
RSU	4/11/2023	—	—	—	—	—	—	212,164	1,499,999
Transaction Incentive RSU(5)	4/27/2023	—	—	—	—	—	—	79,941	549,994
Special RSU(7)	6/22/2023	—	—	—	—	—	—	245,700	1,999,998
PSU	4/11/2023	—	—	—	88,402	176,803	353,606	—	1,249,997
Transaction Incentive PSU(6)	4/27/2023	—	—	—	19,985	39,970	79,940	—	274,994
Annual Cash Incentive		487,500	975,000	1,950,000	—	—	—	—	—
Ursula Hurley
RSU	4/11/2023	—	—	—	—	—	—	183,875	1,299,996
Transaction Incentive RSU(5)	4/27/2023	—	—	—	—	—	—	109,011	749,996
PSU	4/11/2023	—	—	—	67,185	134,370	268,740	—	949,996
Transaction Incentive PSU(6)	4/27/2023	—	—	—	27,253	54,505	109,010	—	374,994
Annual Cash Incentive		287,500	575,000	1,150,000	—	—	—	—	—
Brandon Nelson
RSU	4/11/2023	—	—	—	—	—	—	141,442	999,995
Transaction Incentive RSU(5)	4/27/2023	—	—	—	—	—	—	90,843	625,000
PSU	4/11/2023	—	—	—	45,969	91,937	183,874	—	649,995
Transaction Incentive PSU(6)	4/27/2023	—	—	—	22,711	45,421	90,842	—	312,496
Annual Cash Incentive		220,000	440,000	880,000	—	—	—	—	—

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		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Carol Clements
RSU	4/11/2023	—	—	—	—	—	—	106,082	750,000
Transaction Incentive RSU(5)	4/27/2023	—	—	—	—	—	—	50,872	349,999
PSU	4/11/2023	—	—	—	35,361	70,721	141,442	—	499,997
Transaction Incentive PSU(6)	4/27/2023	—	—	—	12,718	25,436	50,872	—	175,000
Annual Cash Incentive		185,500	371,000	742,000	—	—	—	—	—
(1)	Represents annual cash incentive awards and one-time transaction cash incentive awards. For the annual cash incentive awards, the amounts shown represent the Threshold, Target and Maximum potential payouts based on multiples of the NEOs’ respective base salaries. The payouts for annual cash incentives are based on performance goals established at the beginning of the year and are therefore completely at risk. The performance goals for determining the payouts are described in “Compensation Discussion and Analysis—FY 2023 Compensation Decisions—Annual Cash Incentive Awards” above. Actual payouts are reported in the “Non-Equity Incentive Compensation” column of the Summary Compensation Table. For transaction cash incentive awards, the Target column reflects a one-time payout that will be paid in the second quarter of 2024 in recognition of work related to our proposed acquisition of Spirit.
(2)	Represents PSUs granted under our Omnibus Plan in 2023, which will be paid, if at all, based on the Company’s performance in years 2023 – 2025 as described further in footnote 3 of the “Outstanding Equity Awards at Fiscal Year-End” Table. The amounts shown represent the Threshold, Target and Maximum number of PSUs that would be earned based on the Company’s achievement of the minimum, target and maximum level of performance, respectively, for each of the performance metrics described in the relevant PSU award agreement. Vesting is generally subject to continued employment through the settlement date (except in the case of certain qualifying terminations of employment due to death or disability, retirement, or in the case of a change in control of the Company, as discussed in more detail in “Potential Payments upon Termination or Change in Control” below).
(3)	Represents RSUs granted under our Omnibus Plan. The RSUs vest as described in footnote 1 of the “Outstanding Equity Awards at Fiscal-Year End” Table (and, for the RSUs granted as part of the Transaction Incentive Awards, also in footnote 5 below of this table) and are generally subject to the NEO’s continued employment (except in the case of certain qualifying terminations of employment or in the case of a change in control of the Company, as discussed in more detail in “Potential Payments upon Termination or Change in Control” below).
(4)	Represents total grant date fair value of RSUs and PSUs as determined in accordance with FASB ASC Topic 718. Please refer to Note 7 of our consolidated financial statements in our 2023 Annual Report on Form 10-K for further discussion related to the assumptions used in our valuations of RSUs and PSUs.
(5)	Represents the RSU portion of the Transaction Incentive Awards granted under our Omnibus Plan. The RSUs vest on the second anniversary of April 27, 2023 and are generally subject to the NEO’s continued employment (except in the case of certain qualifying terminations of employment or in the case of a change in control of the Company, as discussed in more detail in “Potential Payments upon Termination or Change in Control” below).
(6)	Represents the PSU portion of the Transaction Incentive Awards granted under our Omnibus Plan. Subject to the NEO’s continued employment, the PSUs vest on the third anniversary of April 27, 2023, subject to meeting certain performance goals for fiscal years 2023, 2024 and 2025 and subject to the consummation of our acquisition of Spirit Airlines. The PSUs were forfeited due to the termination of the merger with Spirit Airlines.
(7)	Represents special, one-time equity-based retention award granted to Ms. Geraghty. The RSUs vest subject to Ms. Geraghty’s continued employment through May 2026. Pursuant to her employment agreement, in the event that Ms. Geraghty is terminated for any reason before the first anniversary of the grant date of the RSUs, the entire award is forfeited, and if she is terminated without “cause” or resigns with “good reason” at any time on or after the first anniversary of the grant date of the RSUs, a pro-rata portion of the RSUs are eligible to vest based on the number of days she served following the grant date, as discussed in more detail in “Potential Payments upon Termination or Change in Control” below).

Summary of Employment Agreement with Mr. Hayes

On February 12, 2015, the Company and Mr. Hayes executed an employment agreement for Mr. Hayes as Chief Executive Officer and President of the Company. The agreement commenced on February 16, 2015, when Mr. Hayes became the Company’s CEO and President. On September 5, 2021, the Company and Mr. Hayes amended Mr. Hayes’ employment agreement to extend his term of employment through September 1, 2023. On December 8, 2022, the Company and Mr. Hayes executed a further amendment to Mr. Hayes’ employment agreement, extending his term of employment for an additional two years, through September 1, 2025. The agreement provided for salary, annual cash incentive, and eligibility for an annual award of RSUs and an annual award of PSUs, both pursuant to the Company’s equity compensation plans and related award agreements for health and welfare benefits, savings and retirement plans eligibility, flight benefits and fringe benefits, in each case consistent with those provided to other senior executive officers of the Company. The agreement provided for termination for cause, and for severance should Mr. Hayes be terminated during the term without cause. The agreement provided for customary confidentiality, non-competition, non-solicitation and non-disparagement provisions. The agreement was terminable by Mr. Hayes or by the Company, in each case as more fully described below under “Potential Payments upon Termination or Change In Control.” See “—Arrangements Governing Termination (not in Connection with a Change in Control).”

On January 7, 2024, Mr. Hayes notified the Company of his decision to retire from his position as CEO and a member of the Board, effective February 12, 2024 (the “Transition Date”). In connection with Mr. Hayes’ retirement and advisory service, on February 11, 2024 the Company and Mr. Hayes entered into a transition agreement and general release, pursuant to which Mr. Hayes will serve as a strategic advisor to the Company from the Transition Date through September 1, 2024, unless the

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transition agreement is earlier terminated in accordance with its terms. During this time, Mr. Hayes will remain an employee and will remain eligible for flight and other employee benefits offered to active crewmembers at the officer level. In consideration for his advisory services, Mr. Hayes will receive a base salary at the annual rate of $550,000, will be eligible for a pro-rated annual performance cash incentive bonus for the 2024 fiscal year, and will receive an award of restricted stock units under our Omnibus Plan with an aggregate grant value of $750,000 vesting in equal installments on each of the first three anniversaries of the date of grant and will otherwise be subject to the Omnibus Plan and the Company’s form of restricted stock unit award agreement.

The above compensation will be subject to Mr. Hayes’ execution and non-revocation of a general release of claims against the Company and related persons, and compliance during the advisory period with the in-service restrictive covenants included in his employment agreement with the Company.

Mr. Hayes’ outstanding equity and performance cash awards will be treated in accordance with the terms and conditions of the Omnibus Plan and the applicable award agreements. Subject to Mr. Hayes’ execution and non-revocation of a general release at the end of his service as a strategic advisor, and compliance with his restrictive covenants after his advisory service terminates, Mr. Hayes will be eligible for flight privileges and company-provided COBRA benefits for Mr. Hayes and his eligible dependents at the Company’s cost. Effective on the Transition Date, he will no longer be a participant in the Company’s severance plans.

Summary of Employment Agreement with Ms. Geraghty

On June 21, 2023, the Company and Ms. Geraghty executed an employment agreement for Ms. Geraghty as President and Chief Operating Officer of the Company. The agreement was designed to retain Ms. Geraghty as part of succession planning following the COVID-19 pandemic and during the pendency of the Spirit transaction, through closing and integration of the two companies. It commenced on June 21, 2023 and extended until May 31, 2026. Under the agreement Ms. Geraghty was eligible for salary, an annual cash incentive pursuant to the JetBlue program and would continue to be eligible to receive annual equity awards pursuant to the Company’s stockholder-approved equity compensation plan as in effect from time to time. Under the employment agreement, Ms. Geraghty was also eligible for a one-time award of RSUs with a grant date fair value of $2,000,000, vesting on May 31, 2026. The agreement provided for health and welfare benefits, savings and retirement plans eligibility and flight benefits and fringe benefits and indemnification and officers’ insurance, in each case consistent with those previously provided to other senior executive officers of the Company. The agreement provided for termination for cause and resignation without good reason, and for severance pursuant to the Severance Plan should Ms. Geraghty be terminated during the term without cause or Ms. Geraghty resigns for good reason. The agreement provides for customary confidentiality, non-competition, non-solicitation and non-disparagement provisions. The agreement was terminable by Ms. Geraghty or by the Company, in each case as more fully described below under “Potential Payments upon Termination or Change In Control.” See “—Arrangements Governing Termination (not in Connection with a Change in Control).”

On February 11, 2024, the Company entered into an employment agreement with Ms. Geraghty, which governs the terms of Ms. Geraghty’s employment with the Company as its Chief Executive Officer and replaces her prior employment agreement with the Company, described above. Ms. Geraghty’s employment under the employment agreement commenced on the Transition Date and will terminate on the earlier of the fourth anniversary of the Transition Date or the date of earlier termination in accordance with the terms of the employment agreement. For her services during the term of the employment agreement, Ms. Geraghty will receive an annual base salary of $700,000 and will be eligible for: (a) an annual incentive bonus, currently at a target of 175% of her base salary; (b) an annual award pursuant to the Company’s stockholder-approved equity compensation plan as in effect from time to time; and (c) health and welfare benefits, savings and retirement plans eligibility, flight benefits and fringe benefits and indemnification and officers’ insurance, in each case consistent with those provided to other senior executive officers of the Company. Should Ms. Geraghty be involuntarily terminated during the term of the employment agreement without cause or resign for good reason, the employment agreement provides that she will be eligible for severance under the Severance Plan. The employment agreement also provides for customary confidentiality, non-competition, non-solicitation and non-disparagement obligations.

Summary of Agreements with Other Named Executive Officers

In 2023, none of Mr. Nelson, Ms. Hurley or Ms. Clements had employment agreements with the Company.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning all outstanding equity awards for each NEO at December 31, 2023:

		Stock Awards
Name	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Robin Hayes	2/25/2021	22,060	122,433	—	—
	4/13/2021	—	—	53,658	297,802
	2/23/2022	54,050	299,978	—	—
	4/11/2023	296,918	1,647,895	495,048	2,747,516
	4/27/2023	138,689	769,724	36,337	201,670
Joanna Geraghty	2/25/2021	15,674	86,991	—	—
	4/13/2021	—	—	30,487	169,203
	2/23/2022	37,037	205,555
	4/11/2023	212,164	1,177,510	353,606	1,962,513
	4/27/2023	79,941	443,673	19,985	110,917
	6/22/2023	245,700	1,363,635	—	—
Ursula Hurley	2/25/2021	1,742	9,668	—	—
	4/11/2023	183,875	1,020,506	268,740	1,491,507
	4/27/2023	109,011	605,011	27,253	151,251
Brandon Nelson	2/25/2021	3,832	21,268	—	—
	4/13/2021	—	—	4,878	27,073
	2/23/2022	6,536	36,275	—	—
	4/11/2023	141,442	785,003	183,874	1,020,501
	4/27/2023	90,843	504,179	22,711	126,043
Carol Clements	6/24/2021	10,008	55,544	—	—
	2/23/2022	26,144	—	—	—
	4/11/2023	106,082	—	141,442	785,003
	4/27/2023	50,872	282,340	12,718	70,585

(1)	Please refer to the table below for the applicable vesting schedules of outstanding RSU and PSU awards. As discussed in more detail in “Potential Payments upon Termination or Change in Control” below, vesting of these awards is generally subject to continued employment on the vesting or settlement date, except in the case of certain qualifying terminations of employment due to death or disability, retirement, or in the case of a change in control of the Company.

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Grant Date	Vesting Schedule
2/25/2021	One-third in three equal annual installments beginning on February 25, 2022
4/13/2021	Three-year cliff vesting beginning on April 13, 2021, subject to meeting certain performance goals for fiscal years 2021, 2022 and 2023, payable in 2024
6/24/2021	One-third in three equal annual installments beginning on June 24, 2022
2/23/2022	One-third in three equal annual installments beginning on February 23, 2023
4/11/2023	For RSUs, one-third in three equal annual installments beginning on April 11, 2023 and, for PSUs, three-year cliff vesting beginning on April 11, 2023, subject to meeting certain performance goals for fiscal years 2023, 2024 and 2025
4/27/2023	For RSUs, two-year cliff vesting beginning on April 27, 2023 and, for PSUs, three-year cliff vesting beginning on April 27, 2023, subject to (i) meeting certain performance goals for fiscal years 2023, 2024 and 2025, and (ii) the consummation of our acquisition of Spirit
6/22/2023	Three-year cliff vesting with settlement occurring in May 2026
(2)	The amount listed in this column, Market Value of Shares or Units of Stock That Have Not Vested, represents the product of the closing market price of the Company’s stock as of December 29, 2023 ($5.55) multiplied by the number of shares of stock subject to the award.
(3)	For PSU awards granted in 2021 under our Omnibus Plan, the actual number of shares earned (if any) will be based on achievement of performance metrics (Absolute EBITDA, Adjusted Debt to Cap Ratio, and ESG Index Performance) at the end of the applicable performance period, December 31, 2023. The number of shares reported for the 2021 PSU awards (and the payout value) is based on achieving target (100%) performance because, as of December 31, 2023, the 2021 PSUs were tracking between threshold and target performance. Upon performance certification by our Compensation Committee after the end of the applicable performance period, the 2021 PSUs will be settled in common stock, in a range of 0% to 200%. Based on the results of the three metrics, in March 2024 the Compensation Committee certified the performance level of 53.2%. For PSU awards granted on April 11, 2023, the actual number of shares earned (if any) will be based on achievement of performance metrics (Absolute Pre-Tax Margin, Integration Milestones and ESG Index Performance) at the end of the applicable performance period, December 31, 2025. The number of shares reported for these awards (and the payout value) represents maximum performance. Upon performance certification by our Compensation Committee after the end of the applicable performance period, the 2023 PSUs will be settled in common stock, in a range of 0% to 200%. For the Transaction Incentive PSUs granted on April 27, 2023, the number of shares reported (and the payout value) represents threshold performance. These PSUs were forfeited due to the termination of the merger with Spirit Airlines on March 4, 2024.

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OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning the vesting of RSU awards during 2023 for each NEO. No PSUs vested in 2023.

	STOCK AWARDS(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robin Hayes	90,950	655,729
Joanna Geraghty	47,320	388,465
Ursula Hurley	4,481	36,729
Brandon Nelson	12,806	104,992
Carol Clements	23,078	188,239
(1)	Shares vested consist of vested RSUs. We determined the value realized for the vesting of these shares using the closing price of our common stock on the date preceding the vesting date.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Each of our NEOs may receive various payments if his or her employment is terminated, depending on the grounds for the termination. Employment may be terminated in various ways, including the following:

■	Voluntary termination of employment by the NEO (with or without “good reason,” as that term is defined in the applicable plan or agreement);
■	Termination of employment by the Company (with or without “cause,” as that term is defined in the applicable plan or agreement);
■	Termination in the event of the disability or death of the NEO; and
■	Termination following a change in control of the Company.

Beginning on page 68, we provide estimates of the payments that our NEOs would have received had their employment been terminated as of December 31, 2023.

Potential payments made to Mr. Hayes and Ms. Geraghty upon the termination of their employment or upon a change in control are governed by the terms of their employment agreements with the Company and the benefit plans in which they participate, as in effect as of December 31, 2023. The Severance Plan would govern the compensation payable upon the termination of our executives, including our NEOs. As of December 31, 2023, neither Mr. Nelson nor Mses. Hurley and Clements had employment agreements with the Company.

Arrangements Governing Termination (not in Connection with a Change in Control)

Potential Payments to Mr. Hayes upon Termination

In 2023, we had an employment agreement, as amended, with Mr. Hayes, our former CEO, until September 1, 2025. Under Mr. Hayes’ employment agreement, if Mr. Hayes were terminated without Cause (as defined in the Severance Plan), he would be paid as if eligible for severance under the Severance Plan. Under Mr. Hayes’ employment agreement, if the Company were to terminate Mr. Hayes’ employment for Cause or if Mr. Hayes were to resign from the Company, Mr. Hayes would only be entitled to payment of unpaid base salary through and including the date of termination or resignation and any other amounts or benefits required to be paid or provided by law or under any plan, program, policy or practice of the Company. If, after termination of his employment without Cause, Mr. Hayes were to breach any of the confidentiality, non-competition, non-solicitation or return of proprietary materials provisions contained in the agreement, he would forfeit, as of the date of such breach, all of the payments and benefits described in this paragraph. If Mr. Hayes’ employment were terminated by reason of his death or Disability (as defined in the employment agreement), the Company would pay Mr. Hayes (or his estate, as applicable), his base salary through and including the date of termination and any other accrued compensation and benefits.

Potential Payments to Ms. Geraghty upon Termination

In 2023, we had an employment agreement with Ms. Geraghty, our former President and COO, now CEO, until May 31, 2026. Under Ms. Geraghty’s employment agreement, if Ms. Geraghty were terminated without Cause or Ms. Geraghty resigns with Good Reason (each as defined in the Severance Plan), she would be paid as if eligible for severance under the Severance Plan and would be eligible to receive continued flight benefits due to qualifying as a retiree under JetBlue’s flight benefits plan. In addition, in the event that Ms. Geraghty is terminated for any reason before the first anniversary of the grant date of her special, one-time equity-based retention award, the entire award is forfeited, and if she is terminated without Cause or resigns with Good Reason at any time on or after the first anniversary of the grant date of such equity award, a pro-rata portion of such equity award

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would vest based on the number of days she served following the grant date, and this portion of the award would be settled as soon as practicable thereafter. Under Ms. Geraghty’s employment agreement, if the Company were to terminate Ms. Geraghty’s employment for Cause or if Ms. Geraghty were to resign from the Company other than for Good Reason, Ms. Geraghty would only be entitled to payment of unpaid base salary through and including the date of termination or resignation and any other amounts or benefits required to be paid or provided by law or under any plan, program, policy or practice of the Company. If, after termination of her employment without Cause or resignation with Good Reason, Ms. Geraghty were to breach any of the confidentiality, non-competition, non-solicitation or return of proprietary materials provisions contained in the agreement, she would forfeit, as of the date of such breach, all of the payments and benefits described in this paragraph. If Ms. Geraghty’s employment were terminated by reason of her death or Disability (as defined in the employment agreement), the Company would pay Ms. Geraghty (or her estate, as applicable), her base salary through and including the date of termination and any other accrued compensation and benefits.

As described in the section above titled “Summary of Employment Agreement with Ms. Geraghty,” Ms. Geraghty entered into a new employment agreement in 2024, which does not affect the terms and conditions of her previously awarded but unvested long-term incentives, including the special, one-time equity-based retention award.

Potential Payments to Other Named Executive Officers

As of December 31, 2023, we had no contractual obligations to make severance payments to any of our NEOs other than Mr. Hayes and Ms. Geraghty (except as provided in the Severance Plan described below).

Severance Plan Summary

On May 22, 2014, upon recommendation of the Compensation Committee, the Board approved and adopted the Severance Plan. Capitalized terms used in this summary and not otherwise defined have the meanings ascribed to them in the Severance Plan. The Severance Plan provides that upon the occurrence of a Severance Event, a crewmember who meets the plan conditions for eligibility (a “Participant”) will be paid cash severance, pursuant to a formula based on job level at the Termination Date (as defined in the Severance Plan) and years of service. The Severance Plan also provides for payment of pro-rated average annual bonus, and either forfeiture, or continued vesting of various outstanding equity awards (depending on award type and conditions upon grant). Participants may receive medical and/or dental benefits, COBRA payments, and career transition consulting services. If a crewmember is terminated for Cause, no severance benefits are payable. The Severance Plan defines “Cause” as a Participant’s (a) conviction of, or plea of no contest to, a felony or other crime involving moral turpitude or dishonesty; (b) participation in a fraud or willful act of dishonesty against the Company or a subsidiary of the Company that adversely affects the Company or any such subsidiary in a material way; (c) willful breach of the Company’s policies that affects the Company in a material way; (d) causing intentional damage to the Company’s property or business; (e) conduct that constitutes gross insubordination; or (f) habitual neglect of his or her duties with the Company or a subsidiary of the Company. The determination of whether a Termination of Employment (as defined in the Severance Plan) is for Cause will be made by the Plan Administrator in its sole and absolute discretion, and such determination shall be conclusive and binding on the affected Participant. Although the Severance Plan was amended in July 2020 to add certain types of opt outs to the list of Severance Events and other changes, NEOs were not included in the amendment.

Arrangements Governing a Change in Control

Executive Change in Control Plan

On June 28, 2007, upon recommendation of the Compensation Committee, the Board approved and adopted the JetBlue Airways Corporation Executive Change in Control Severance Plan (the “Executive Change in Control Plan”). A “Change in Control,” as defined in the Executive Change in Control Plan, means: (i) a reorganization, merger, consolidation or other corporate transaction involving JetBlue, such that the stockholders of the Company immediately prior to such transaction do not, immediately after such transaction, own more than 50% of the combined voting power of the Company in substantially the same proportions as their ownership, immediately prior to such business combination, of the voting securities of the Company; or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets, or the consummation of a plan of complete liquidation or dissolution of the Company. The Executive Change in Control Plan provides severance and welfare benefits to eligible crewmembers who are involuntarily terminated from employment without cause or when they resign during the two-year period following a change in control for “Good Reason” (a “Qualifying Termination Event”). “Good Reason,” as defined in the Executive Change in Control Plan, means the termination of employment by an eligible crewmember because of any of the following events: (1) a 10% reduction by the Company (other than in connection with a Company-wide, across-the-board

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reduction), in (x) his or her annual base pay or bonus opportunity as in effect immediately prior to the change in control date or (y) his or her bonus opportunity or 12 times his or her average monthly salary, or as the same may be increased from time to time thereafter; (2) a material reduction in the duties or responsibilities of the eligible crewmember from those in effect prior to the change in control; or (3) the Company requiring the eligible crewmember to relocate from the office of the Company where an eligible crewmember is principally employed immediately prior to the change in control date to a location that is more than 50 miles from such office of the Company (except for required travel on the Company’s business to an extent substantially consistent with such eligible crewmember’s customary business travel obligations in the ordinary course of business prior to the change in control date). For purposes of the Executive Change in Control Plan, “Cause” means a conviction of or a plea of no contest to any felony or a crime involving moral turpitude or dishonesty; fraud or breach of Company policies which materially adversely affects the Company; intentional damage to the Company’s property or business; habitual conduct that constitutes gross insubordination; or habitual neglect of his or her duties with the Company.

A NEO who incurs a Qualifying Termination Event will be entitled to receive two years of salary and two times his or her target bonus for the year in which termination occurs. In addition, each crewmember covered by the Executive Change in Control Plan will be entitled to: (i) payment of his or her accrued but unused paid time off as of the date of termination; (ii) a pro rata portion of his or her annual bonus for the year in which termination occurs; and (iii) payment for certain unreimbursed relocation expenses incurred by him or her (if any). Each crewmember covered by the Executive Change in Control Plan who incurs a Qualifying Termination Event will also be entitled to receive reimbursement for all costs incurred in procuring health and dental care coverage for such crewmember and his or her eligible dependents under COBRA. Such reimbursements will be made for 18 months for our NEOs. During the reimbursement period, if an eligible crewmember becomes covered under group health and dental care plans providing substantially comparable benefits to those provided to similarly situated active crewmembers of the Company, then the Company’s COBRA reimbursement payments will be eliminated. In addition, NEOs are eligible for flight benefits for two years following a Qualifying Termination Event.

With respect to NEOs, the Executive Change in Control Plan also contains an excise tax gross-up provision whereby if such crewmembers incur any excise tax by reason of his or her receipt of any payment that constitutes an excess parachute payment, as defined in Section 280G of the Code, the crewmember will be entitled to a gross-up payment in an amount that would place him or her in the same after-tax position he or she would have been in had no excise tax applied.

The Executive Change in Control Plan may be amended or terminated by the Company at any time prior to a change in control. In addition, under the terms of the Executive Change in Control Plan, the Board is required to reconsider the terms of the plan within the 90-day period immediately prior to the third anniversary of its adoption in light of then-current market practices. Such reconsideration took place in September 2010 and the Board made no changes to the Executive Change in Control Plan in light of the then ongoing industry changes.

In 2013, JetBlue adopted a policy that affirmatively states that JetBlue Airways Corporation, going forward, will not make or promise to make to its senior executives any tax gross up payments except for those provided pursuant to a plan, policy or arrangement applicable to leadership crewmembers generally, other than any tax gross up payments pursuant to existing contractual obligations or the terms of any compensation or benefit plan currently in effect. For this purpose, a “gross up” would be defined as any payment to or on behalf of a senior executive the amount of which is calculated by reference to his or her estimated tax liability. In 2023, JetBlue amended the Executive Change in Control Plan to eliminate an excise tax gross up for excess parachute payments (as defined in Section 280G of the Internal Revenue Code) that applied to the Company’s senior leaders, including the NEOs, and replaced it with a “best-net” Section 280G cut-back provision consistent with the Severance Plan and market practice.

Potential payments upon a change in control under the Executive Change in Control Plan are estimated in the table below captioned “Potential Payments Upon Termination.”

Potential Payments in Connection with our Equity Incentive Plans

Under the 2011 Plan, a Change in Control of the Company (as defined in the 2011 Plan) will have no effect on outstanding awards under the plan that the Board or the Compensation Committee determines will be honored or assumed or replaced with new rights by a new employer (referred to as an alternative award), so long as the alternative award (i) is based on securities that are, or within 60 days after the change in control will be, traded on an established United States securities market; (ii) provides the holder with rights and entitlements (such as vesting and timing or methods of payment) that are at least substantially equivalent to the rights, terms and conditions of the outstanding award; (iii) has an economic value that is substantially equivalent to that of the outstanding award; (iv) provides that if the holder’s employment with the new employer terminates under any circumstances, other than due to termination for Cause (as defined in the 2011 Plan) or resignation without Good Reason (as defined in the 2011 Plan),within 18 months following the Change in Control (or prior to a Change in Control, but following the date on which we agree in principle to enter into that Change in Control transaction), (1) any conditions on the holder’s rights under, or any restrictions on transfer or exercisability applicable to, the alternative award will be waived or will lapse in full, and the alternative award will

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become fully vested and exercisable, and (2) the alternative award may be exercised until the later of (a) the last date on which the outstanding award would otherwise have been exercisable, and (b) the earlier of the third anniversary of the change in control and expiration of the term of the outstanding award; and (v) will not subject the holder to additional taxes or interest under Section 409A of the Code.

If the Board or the Compensation Committee does not make this determination with respect to any outstanding awards, then (i) the awards will fully vest and become non-forfeitable and exercisable immediately prior to the Change in Control; or (ii) the Board or the Compensation Committee will provide that in connection with the Change in Control (1) each outstanding option and stock appreciation right (“SAR”) will be cancelled in exchange for an amount equal to the fair market value of our common stock on the Change in Control date, reduced by the option exercise price or grant price of the option or SAR, (2) each outstanding share of restricted stock, restricted stock unit and any other award denominated in shares will be cancelled in exchange for an amount equal to the number of shares covered by the award multiplied by the price per share offered for our common stock in the change in control transaction, or, in some cases, the highest fair market value of the common stock during the 30 trading days preceding the Change in Control date, (3) any outstanding award not denominated in shares, including any award the payment of which was deferred, will be cancelled in exchange for the full amount of the award; (4) the target performance goals applicable to any outstanding awards will be deemed to be fully attained, unless actual performance exceeds the target, in which case actual performance will be used, for the entire performance period then outstanding; and (5) the Board or the Compensation Committee may otherwise adjust or settle outstanding awards as it deems appropriate, consistent with the plan’s purposes.

Under the Omnibus Plan, if within one year following a Change in Control (as defined in the Omnibus Plan), a participant’s employment or service with the Company terminates by reason of death, disability, retirement, without Cause, or for Good Reason (each term as defined in the Omnibus Plan), all outstanding awards will vest and become immediately exercisable and payable, with all restrictions lifted. The Compensation Committee may take actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement of each or any outstanding award (or a portion thereof) in connection with a Change in Control, including: (1) with respect to all awards, it be assumed or substituted by the surviving entity; (2) with respect to options and SARs, for a period of at least 15 days prior to the Change in Control, any options or SARs be exercisable as to all shares subject to the option or SAR, and that upon the occurrence of the Change in Control, such option or SAR will terminate and be of no further force and effect; (3) with respect to awards not previously exercised or settled, it be cancelled in exchange for a payment in cash, stock or other property, in an amount equal to the fair market value of the consideration to be paid per share in the Change in Control, reduced by the exercise or purchase price per share under the applicable award; and (4) with respect to performance compensation awards, (A) those relating to performance periods ending prior to the Change in Control that have been earned but not paid be immediately payable, (B) all then-in-progress performance periods for outstanding awards shall end, and either (a) the participants be deemed to have earned an award equal to their target award opportunity for the performance period in question, or (b) at the Compensation Committee’s discretion, the Compensation Committee will determine the extent to which performance criteria have been met with respect to each performance compensation award, if at all, (C) the Company pay to each participant their partial or full performance compensation award in cash, shares or other property as determined by the Compensation Committee within 30 days of the Change in Control based on the Change in Control consideration, or (D) it be terminated and canceled for no consideration. The Compensation Committee may vary the treatment of awards among participants, and among awards granted to a participant, in exercising its discretion upon a Change in Control, subject to applicable laws and regulations.

The term “Change in Control,” as used in the 2011 Plan and the Omnibus Plan, means, very generally, any of the following: (a) the acquisition by certain persons of voting securities representing 30% or more of our common stock or of the combined voting power of all of our voting securities, (b) certain changes in the majority of the members of our Board, (c) certain corporate transactions, such as a merger, reorganization, consolidation or sale of substantially all of our assets, that result in certain changes to the composition of our stockholders, or (d) a complete liquidation or dissolution of JetBlue.

Potential payments upon a Change in Control under the 2011 Plan and the Omnibus Plan are provided in the table below captioned “Potential Payments Upon Termination.”

Potential Payments Upon Termination

The table below sets forth potential benefits that each NEO would be entitled to receive upon termination of employment under the various circumstances outlined above. The amounts shown in the table are the amounts that would have been payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2023. Potential payments to each of Mses. Geraghty, Hurley and Clements and Messrs. Hayes and Nelson upon the termination of her or his employment or upon a change in control are governed by the terms of the benefit plans in which they participate, including the Severance Plan, the Executive Change in Control Plan, the 2011 Plan and the Omnibus Plan. None of Ms. Hurley, Ms. Clements or Mr. Nelson has an employment agreement with the Company. Values for RSU grants and PSU grants are based on our common stock closing price of $5.55 on the NASDAQ Global Select Market on December 29, 2023. The table below does not include amounts to which the

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NEOs would be entitled that are already described in the other compensation tables appearing earlier in this Proxy Statement, including the value of equity awards that have already vested. The actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s termination or a change in control and accordingly, may differ from the estimated amounts set forth in the table below.

POTENTIAL POST-EMPLOYMENT COMPENSATION

	Multiple of Base Salary and Target Bonus ($)(1)	Pro-Rata Annual Bonus(2)	Accelerated or Continued Vesting of RSUs ($)	Accelerated or Continued Vesting of PSUs ($)	Accelerated or Continued Vesting of PCAs ($)	Executive Retention Awards(3)	All Other Compensation ($)	Total ($)
Robin Hayes
Termination by the Company without “cause” or by the Crewmember for good reason under Severance Plan(4)	1,450,000	919,500	2,840,029	889,628	1,132,299	—	132,580	7,364,036
Termination for reasons of Death or Disability(5)	—	1,450,000	2,840,029	889,628	1,132,299	133,333	—	6,445,289
Termination for reasons of Retirement(6)	—	—	2,840,029	889,628	1,132,299	133,333	—	4,995,289
Qualifying Termination after Change of Control (double trigger)(7)	4,350,000	1,450,000	2,840,029	2,074,901	1,700,000	—	77,781	12,492,711
Joanna Geraghty
Termination by the Company without “cause” or by the Crewmember for good reason under Severance Plan(4)	1,300,000	675,250	582,272	—	—	—	132,580	2,690,102
Termination for reasons of Death or Disability(5)	—	—	3,277,364	569,867	765,967	220,883	—	4,834,031
Termination for reasons of Retirement(6)	—	—	—	—	—	—	—	—
Qualifying Termination after Change of Control (double trigger)	3,250,000	975,000	3,277,364	1,372,293	1,150,000	—	78,129	10,102,786
Ursula Hurley
Termination by the Company without “cause” or by the Crewmember for good reason under Severance Plan(4)	1,150,000	142,500	349,837	—	—	—	118,591	1,760,928
Termination for reasons of Death or Disability(5)	—	—	1,635,185	349,100	532,847	433,333	—	2,950,465
Termination for reasons of Retirement(6)	—	—	—	—	—	—	—	—
Qualifying Termination after Change of Control (double trigger)(7)	2,300,000	575,000	1,635,185	1,048,256	800,000	—	50,940	6,409,381
Brandon Nelson
Termination by the Company without “cause” or by the Crewmember for good reason under Severance Plan(4)	1,100,000	285,000	301,073	—	—	—	122,580	1,808,653
Termination for reasons of Death or Disability(5)	—	—	1,346,724	280,953	399,635	233,333	—	2,260,645
Termination for reasons of Retirement(6)	—	—	—	—	—	—	—	—
Qualifying Termination after Change of Control (double trigger)(7)	1,980,000	440,000	1,346,724	789,410	800,000	—	78,129	5,434,263

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	Multiple of Base Salary and Target Bonus ($)(1)	Pro-Rata Annual Bonus(2)	Accelerated or Continued Vesting of RSUs ($)	Accelerated or Continued Vesting of PSUs ($)	Accelerated or Continued Vesting of PCAs ($)	Executive Retention Awards(3)	All Other Compensation ($)	Total ($)
Carol Clements
Termination by the Company without “cause” or by the Crewmember for good reason under Severance Plan(4)	530,000	306,100	324,346	—	—	—	36,591	1,197,037
Termination for reasons of Death or Disability(5)	—	—	1,071,738	177,728	199,818	—	—	1,449,284
Termination for reasons of Retirement(6)	—	—	—	—	—	—	—	—
Qualifying Termination after Change of Control (double trigger)(7)	1,802,000	371,000	1,071,738	533,671	300,000	—	50,940	4,129,349
(1)	As of December 31, 2023, we had no contractual obligations to make any severance payments to our NEOs, other than Mr. Hayes and Ms. Geraghty, under the terms of their employment agreements. Should any of the NEOs be terminated without Cause or for Good Reason, under our Severance Plan, and based on titles and years of service, the NEOs would be entitled to the following salary continuation amounts: Mses. Geraghty and Hurley and Messrs. Hayes and Nelson: two (2) years; Ms. Clements one (1) year of severance payments as of December 31, 2023. Mr. Hayes’ employment agreement provides that, if terminated by the Company without Cause, he would receive compensation as provided for in the Severance Plan. Ms. Geraghty’s employment agreement provides that, if terminated by the Company without Cause or Ms. Geraghty resigns with Good Reason, she would receive compensation as provided for in the Severance Plan and be eligible to receive continued flight benefits.
(2)	As the assumed termination date for this table is December 31, 2023, the amounts listed do not reflect pro-ration. The Severance Plan provides for payment of an average annual cash incentive award equal to the average of the last two (2) annual bonuses. If termination were to occur for reasons of death or disability, the payment represents target annual bonus for the year in which termination occurs for Mr. Hayes only, as outlined in his employment agreement. Under a change in control scenario, the payment represents a target annual cash incentive award for the year in which termination occurs, which is payable under the Executive Change in Control Plan.
(3)	As of December 31, 2023, Messrs. Hayes and Nelson and Mses. Geraghty and Hurley continued to hold rights to payments under ERAs. If termination were to occur due to death or disability (and also due to retirement for Mr. Hayes only) on December 31, 2023, prior to the date in which the ERAs become payable, such NEO would be eligible to receive the amounts under his or her ERAs on the same schedule as previously disclosed.
(4)	As the assumed termination date for this table is December 31, 2023, the amounts listed do not reflect pro-ration. Under the terms of the Severance Plan, based on titles and years of service, the NEOs would be entitled to the following salary continuation amounts: Mses. Geraghty and Hurley, and Messrs. Hayes and Nelson: two (2) years and Ms. Clements: one (1) year of severance pay and a bonus equal to the average of the last two (2) annual bonuses pro-rated by the number of months completed in the calendar year of termination. Based on the Severance Plan, each NEO would be entitled to the eleven (11) months of continued vesting of RSUs following the date of termination, except for Mr. Hayes as he is retirement eligible for equity awards: 511,717 for Mr. Hayes, 104,914 RSUs for Ms. Geraghty, 63,034 RSUs for Ms. Hurley, 58,441 RSUs for Ms. Clements, 54,247 RSUs and for Mr. Nelson, all valued for the purpose of this table at the closing stock price on the last fiscal day of 2023 under the Omnibus Plan. No accelerated vesting of PCAs and PSUs is assumed here, as accelerated vesting is at the discretion of the Compensation Committee, except for Mr. Hayes as he is retirement eligible for equity awards. All other compensation assumes (1) $30,000 in outplacement services for Mr. Hayes and Mses. Geraghty and Hurley, and $20,000 for Ms. Clements and Mr. Nelson; (2) $82,000 assumed value of lifetime flight benefits for: Mses. Geraghty and Hurley and Messrs. Hayes, and Nelson; (3) employer costs for medical, dental and vision coverage in the amount of $20,580 for Ms. Geraghty and Messrs. Hayes and Nelson, and $6,590 for Mses. Hurley and Clements.
(5)	Assumes pro-rated vesting in the event of a termination due to death or disability with a termination date of December 31, 2023. Mr. Hayes would already have been paid his full annual salary; however, he would be entitled to any other accrued compensation which would be his annual bonus related to performance year 2023 and his outstanding ERAs. Pursuant to the respective RSU and PSU Award Agreement death or disability provisions under the Omnibus Plan, each of Messrs. Hayes and Nelson and Mses. Geraghty, Hurley and Clements would receive pro-rated vesting of PSUs (where applicable) based on the Company’s performance metrics achieved through December 31, 2023 and prorated RSUs from the grant date through termination date due to death or disability except for Mr. Hayes as he is retirement eligible for equity awards: 511,717 RSUs and 160,293 PSUs for Mr. Hayes, 590,516 RSUs and 102,679 PSUs for Ms. Geraghty, 294,628 RSUs and 62,901 PSUs for Ms. Hurley, 242,653 RSUs and 50,622 PSUs for Mr. Nelson, and 193,106 RSUs and 32,023 PSUs for Ms. Clements, valued using the closing stock price on the last fiscal day of 2023.
(6)	Assumes continued vesting in the event of a termination due to retirement with a termination date of December 31, 2023. Only Mr. Hayes is retirement eligible as of December 31, 2023.
(7)	Potential payments to each of Mses. Geraghty, Hurley and Clements and Messrs. Hayes, and Nelson, upon a qualifying termination of their employment after a change in control are governed by the terms of the benefit plans in which they participate, including the Severance Plan, the Executive Change in Control Plan, the Omnibus Plan and any ERAs. None of Mses. Hurley and Clements nor Mr. Nelson, have employment agreements with the Company. This table assumes accelerated vesting of all outstanding equity at the closing stock price on the last fiscal day of 2023: 511,717 RSUs for Mr. Hayes; 590,516 RSUs for Ms. Geraghty; 294,628 RSUs for Ms. Hurley, 242,653 RSUs for Mr. Nelson and 193,106 RSUs for Ms. Clements per the Change in Control provisions under the 2011 Plan and the Omnibus Plan. Accelerated vesting of PCAs and PSUs is assumed to be at target. Under the Executive Change in Control Plan, Mses. Geraghty, Hurley and Clements and Messrs. Hayes and Nelson would be entitled to receive: (1) two (2) years of salary and two times (2x) target bonus for the year in which termination of employment occurs; (2) a pro-rated portion of annual bonus for the year in which termination occurs, at the target level of achievement; (3) payment for certain unreimbursed relocation expenses incurred (if any); and (4) reimbursement for all costs incurred in procuring health and dental care coverage for the NEO and their eligible dependents under COBRA for 18 months. During the reimbursement period, if an eligible crewmember were to become covered under group health and dental care plans providing substantially comparable benefits to those provided to similarly situated active crewmembers of the Company, then the aforementioned COBRA reimbursement payments would be eliminated. All other compensation assumes (i) $30,000 in outplacement services for Mses. Geraghty, Hurley and Clements and Messrs. Hayes and Nelson; (ii) $8,200 in assumed value flight benefits for two (2) years for each of the NEOs. Amounts payable to executive officers that are closely associated with a change of control transaction and exceed certain thresholds set forth in the Internal Revenue Code trigger a 20% excise tax under Sections 280G and 4999 of the Code and corresponding loss of an employer tax deduction. Under the Executive Change in Control Plan, amounts payable to participants will be reduced to below the threshold level at which the excise tax is triggered if such reduction would result in a higher after-tax payment to the participant that would have applied had the participant received the full payments and paid the excise tax. As such, the amounts disclosed in this table may be higher than the amount of payments the NEOs actually receive if this reduction were to apply.

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PAY RATIO OF CHIEF EXECUTIVE OFFICER COMPENSATION TO MEDIAN CREWMEMBER COMPENSATION

As required under the rules the SEC adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are providing the following disclosure about the ratio of the annual total compensation of our CEO to the annual total compensation of our estimated median employee:

■	The total annual compensation of our estimated median employee who was employed on December 31, 2023 was $50,624
■	The total annual compensation of our CEO was $10,779,925, inclusive of the non-recurring arrangements discussed in the CD&A.
■	Based on this information, the ratio of the annual total compensation is reasonably estimated to be 212 to 1

For 2023, we reviewed the changes in our employee population and employee compensatory arrangements and, based on that review, determined that there were material changes in our employee population or employee compensatory arrangements that would significantly impact the 2023 pay ratio disclosure which required us to identify a new median employee. The compensation was calculated using the same methodology used to calculate the total annual compensation of the Company’s CEO, as reported in the Summary Compensation Table.

To identify the median employee as of December 31, 2023, we used a consistently applied compensation measure (“CACM”). We utilized information from Box 5 of Form W-2. We performed our calculations as of December 31, 2023, which is our measurement date, because employee census and compensation information are readily available on that date. We captured all full-time, part-time and temporary employees in the U.S., including our subsidiaries. We did not annualize the total cash compensation paid to employees who commenced work with us during 2023. No cost of living adjustments were applied. We excluded approximately 241 non-U.S. employees, as permitted under the de minimus exception to the rules. The countries from which the excluded employees come are: Antigua (2), Aruba (4), Bahamas (33), Barbados (4), Bermuda (1), Canada, (3), Colombia (8), Costa Rica (4), Curacao (1), Dominican Republic (109), Ecuador (5), England (10), Grand Cayman (1), Grenada (1), Guatemala (3), Guyana (3), Haiti (4), Jamaica (13), Mexico (11), Netherlands (2), Peru (3), Sint Maarten (3), St. Kitts & Nevis (1), St. Lucia (2), Trinidad & Tobago (2), and Turks & Caicos (3). The total number of U.S. employees and non-U.S. employees were 27,164 and 241, respectively, before taking into account such exclusions and for purposes of calculating the total compensation of that employee as we calculate total compensation for our NEOs in the Summary Compensation Table.

Our Compensation practices and programs ensure compensation programs are fair and equitable and are aligned with our business objectives. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, exclusions and assumptions that reflect their compensation practices. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies, even those in a related industry or of a similar size and scope. Other companies may have different employment practices, regional demographics or may utilize different methodologies and assumptions in calculating their pay ratios.

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PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid to our NEOs and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC.

			Average Summary	Average	Value of Initial Fixed $100 Investment Based on:
Fiscal Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)(2)	Compensation Table Total for non-PEO NEOs ($)(1)	Compensation Actually Paid to non-PEO NEOs ($)(1)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)	Net Income ($ millions)	GAAP Pre-tax Margin (%)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	10,779,926	10,895,439	5,767,245	5,220,384	29.65	61.60	(310)	-3.5
2022	3,457,274	1,855,782	1,430,804	970,779	34.62	48.03	(362)	-4.8
2021	3,449,755	3,439,434	1,353,013	975,734	76.07	74.24	(182)	-4.4
2020	2,063,189	(953,474)	1,233,835	345,925	77.67	75.55	(1,356)	-64.0

(1)	Our principal executive officer (PEO) for 2020-2023 is Robin Hayes. The non-PEO named executive officers reflected in columns (d) and (e) include the following individuals: Ursula Hurley (2021-2023), Joanna Geraghty (2020-2023), Carol Clements (2021-2023), Brandon Nelson (2020-2023), Stephen Priest (2020-2021) and Easwaran Sundaram (2020).

(2)	The following amounts were deducted from / added to Summary Compensation Table (SCT) total compensation in accordance with the SEC-mandated adjustments to calculate Compensation Actually Paid (CAP) to our principal executive officer (PEO) and average CAP to our non-PEO named executive officers. The fair value of equity awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards.

PEO SCT Total to CAP Reconciliation

Fiscal Year	2023 ($)
SCT Total	10,779,926
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	(5,449,979)
+ Fair Value at Fiscal Year-End of Outstanding Unvested Stock Awards Granted in Fiscal Year	3,791,377
± Change in Fair Value of Outstanding Unvested Stock Awards Granted in Prior Fiscal Years	960,484
+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	80,937
± Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	732,694
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	0
Compensation Actually Paid	10,895,439

Non-PEO NEO Average SCT Total to Average CAP Reconciliation

Fiscal Year	2023 ($)
Average SCT Total	5,767,245
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	(3,328,112)
+ Fair Value at Fiscal Year-End of Outstanding Unvested Stock Awards Granted in Fiscal Year	2,350,093
± Change in Fair Value of Outstanding Unvested Stock Awards Granted in Prior Fiscal Years	205,957
+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	0
± Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	225,200
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	0
Average Compensation Actually Paid	5,220,384

(3)	The Peer Group for which Total Shareholder Return is provided in column (g) is the NYSE Arca Airline Index.
(4)	Pre-tax Margin calculated using GAAP figures.

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Charts of CAP Versus Performance Metrics

The chart below illustrates the relationship between the PEO and average Non-PEO CAP amounts and the Company’s and Peer Group’s TSR during the period 2020-2023.

The charts below illustrate the relationship between the PEO and Non-PEO CAP amounts and the Company’s Net Income and Pre-tax Margin during the period 2020-2023.

Tabular List of Most Important Performance Measures

The five items listed below represent the most important performance metrics we used to determine CAP for FY2023 as further described in our Compensation Discussion and Analysis within the sections titled “Annual Cash Incentive Awards” and “Long-Term Equity Awards.”

Most Important Performance Measures
■ Absolute Pre-Tax Margin
■ Relative Pre-Tax Margin
■ Controllable Costs
■ Crewmember WOW
■ On-time Performance

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information known to the Company regarding the beneficial ownership of its common stock as of March 22, 2024, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of its common stock, (ii) each of our directors and nominees, (iii) each of our named executive officers and (iv) all of our executive officers and directors serving as of March 22, 2024, as a group. We have one class of voting securities outstanding which is entitled to one vote per share, subject to the limitations on voting by non-U.S. citizens described below under “Additional Information.”

Executive Officers and Directors—Name of Beneficial Owner	Common Stock Beneficially Owned and Shares Individuals Have the Right to Acquire within 60 Days(1)	Total(2)	Percentage of Class (%)
Robin Hayes	776,229	1,598,159	*
Joanna Geraghty	351,037	1,362,666	*
Ursula Hurley	82,370	681,011	*
Brandon Nelson	77,966	527,996	*
Carol Clements	62,912	407,929	*
B. Ben Baldanza	—	68,149	*
Peter Boneparth	40,279	122,796	*
Monte Ford	25,266	53,743	*
Ellen Jewett	38,645	109,260	*
Robert Leduc	14,030	62,501	*
Teri McClure	500	61,310	*
Nik Mittal	16,443	40,904	*
Sarah Robb O’Hagan	25,266	68,149	*
Vivek Sharma	25,266	60,613	*
Thomas Winkelmann	13,379	68,149	*
All executive officers and directors as a group (18 persons)	923,727	4,029,354	1.18
5% Stockholders—Name of Beneficial Owner
BlackRock Inc.(3)	—	64,849,387	19.07
The Vanguard Group(4)	—	37,059,623	10.90
The Icahn Group(5)	—	33,621,735	9.88

*	Represents ownership of less than one percent.

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(1)	Beneficial ownership is determined in accordance with the rules of the SEC and consists of either or both voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of options or warrants or upon the conversion of convertible securities that are immediately exercisable or convertible or that will become exercisable or convertible within 60 days of March 22, 2024 are deemed beneficially owned by the beneficial owner of such options, warrants or convertible securities and are deemed outstanding for the purpose of computing the percentage of shares beneficially owned by the person holding such instruments, but are not deemed outstanding for the purpose of computing the percentage of any other person. This column lists beneficial ownership of voting securities as calculated under SEC rules. Except as otherwise indicated in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person listed in the table is c/o JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101. All executive officers and directors as a group beneficially own, or have the right to acquire within 60 days of March 22,2024, 49% of the outstanding common stock. A total of 340,135,050 shares of common stock were outstanding on March 22, 2024, pursuant to rule 13d-3(d)(1) under the Exchange Act.
(2)	This column shows the individual’s total JetBlue stock-based holdings, including the voting securities shown in the “Common Stock Beneficially Owned and Shares Individuals Have the Right to Acquire within 60 Days” column (as described in footnote 1), plus non-voting interests including, as appropriate, deferred stock units, performance stock units and restricted stock units which will not vest or become exercisable within 60 days of March 22, 2024. If all of the equity represented in the Total column were to vest (with no equity cancelled or forfeited), all executive officers and directors, as a group, would own 1.18% of the outstanding common stock.
(3)	The information reported is based on a Schedule 13G/A, as filed with the SEC on January 22, 2024, in which BlackRock, Inc. and certain of its subsidiaries reported that they held sole voting power over 61,968,534 shares and sole dispositive power over 64,849,387 shares. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(4)	The information reported is based on a Schedule 13G/A, as filed with the SEC on February 13, 2024, in which The Vanguard Group reported that it held shared voting power over 185,084 shares, sole dispositive power over 36,706,250 shares, and shared dispositive power over 353,373 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(5)	The information reported is based on a Schedule 13D, as filed with the SEC on February 12, 2024, in which Carl C. Icahn and affiliated entities (collectively, the “Icahn Group”) reported that they held shared voting and dispositive power over 33,621,735 shares. The principal business address of 560 State Street LLC is 312 Walnut Street, Suite 2000, Cincinnati, OH 45202 and the principal business address of each other member of the Icahn Group is c/o Icahn Associates Holding LLC, 16690 Collins Avenue, PH-1, Sunny Isles Beach, FL 33160.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and the rules promulgated thereunder require our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish to us copies of all such filings. Based solely upon our review of the copies of such reports furnished to the Company and written representations that no other reports were required, there were no late filings of any ownership reports under Section 16(a).

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MANAGEMENT PROPOSAL 3

TO APPROVE AN AMENDMENT TO THE JETBLUE AIRWAYS CORPORATION AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

What am I voting on?

■  Stockholders are being asked to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to provide for the exculpation of officers of the Company to the fullest extent permitted by the DGCL (the “Officer Exculpation Amendment”). A copy of the amendments contemplated by this Proposal 3 is attached hereto as Appendix B-1, and a copy of the amendments contemplated by this Proposal 3 marked to show changes against our current Charter is attached hereto as Appendix B-2.

Voting recommendation:

■  FOR the Officer Exculpation Amendment.

As part of its continuing review of our corporate governance standards and practices, the Board unanimously approved and declared advisable, subject to stockholder approval, the Officer Exculpation Amendment, to update the current exculpation and liability provisions in Article VIII of our Charter to reflect developing law.

Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended (as amended, “Amended Section 102(b)(7)”) to enable a corporation to include in its certificate of incorporation a provision exculpating certain corporate officers from liability for breach of the fiduciary duty of care in certain circumstances. Previously, Section 102(b)(7) of the DGCL provided for the ability to exculpate directors only, and our Charter currently limits the monetary liability of our directors in certain circumstances consistent with Section 102(b)(7) of the DGCL. Amended Section 102(b)(7) allows for the exculpation of certain officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Further, Amended Section 102(b)(7) does not permit a corporation to exculpate covered officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Under Amended Section 102(b)(7), the officers who may be exculpated include a person who (i) is the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer of the corporation at any time during the course of conduct alleged in the action or proceeding to be wrongful, (ii) is or was identified in the corporation’s public filings with the SEC because such person is or was one of the most highly compensated executive officers of the corporation, or (iii) has consented to service of process in Delaware by written agreement (collectively, “Covered Officers”).

Effect of the Amendment

The proposed Officer Exculpation Amendment would allow for the exculpation of our Covered Officers to the fullest extent permitted by the DGCL, as it currently exists or as it may hereafter be amended. This currently means that the proposed Officer Exculpation Amendment would allow for the exculpation of Covered Officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Further, the Officer Exculpation Amendment would not limit the liability of Covered Officers for any breach of the duty of loyalty to the corporation or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which a Covered Officer derived an improper personal benefit.

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Rationale for Adoption of the Amendment

Our Board believes that adopting the Officer Exculpation Amendment would better position the Company to attract top officer candidates and retain our current officers. The Officer Exculpation Amendment would also more closely align the protections available to our officers with those already available to our directors. We believe that failing to adopt the Officer Exculpation Amendment could impact our recruitment and retention of exceptional officer candidates who conclude that the potential exposure to liabilities, costs of defense, and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

In addition, adopting the Officer Exculpation Amendment would enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. The nature of the role of officers often requires them to make decisions on crucial matters. Frequently, officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits, or proceedings seeking to impose liability based on hindsight, especially in the current litigious environment and regardless of merit. Limiting our current and prospective officers’ concern about personal risk would empower officers to best exercise their business judgment in furtherance of stockholder interests and better position the Company to retain our current officers and attract top officer candidates. Enhancing our ability to retain and attract experienced officers is in the best interests of the Company and its stockholders and we should seek to assure such persons that exculpation under certain circumstances is available.

If our stockholders approve the Officer Exculpation Amendment, our Board has authorized our officers to file a Certificate of Amendment with the Delaware Secretary of State, which we anticipate doing as soon as practicable following stockholder approval of the Officer Exculpation Amendment at the 2024 annual meeting, and the Certificate of Amendment would become effective upon acceptance by the Delaware Secretary of State.

If our stockholders do not approve the Officer Exculpation Amendment, the Company’s current exculpation provisions relating to directors will remain in place, and the Certificate of Amendment will not be filed with the Delaware Secretary of State. However, even if our stockholders approve the Officer Exculpation Amendment, our Board retains discretion under Delaware law to determine when to file the Certificate of Amendment with the Delaware Secretary of State and to abandon the Officer Exculpation Amendment notwithstanding prior stockholder approval of the Officer Exculpation Amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE OFFICER EXCULPATION AMENDMENT.

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MANAGEMENT PROPOSAL 4

APPROVAL OF AN AMENDMENT TO THE JETBLUE AIRWAYS CORPORATION 2020 CREWMEMBER STOCK PURCHASE PLAN

What am I voting on?

■  Stockholders are being asked to approve an amendment to the JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan. The amendment would increase the number of shares of Company common stock authorized for issuance under the JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan by 25,000,000 shares.

Voting recommendation:

■  FOR the approval of the amendment to the JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan.

Approval of Amendment

At the annual meeting, stockholders will be asked to approve an amendment to the JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan (the “2020 Stock Purchase Plan”), which was adopted, subject to stockholder approval, by the Board in March 2024. The amendment would increase the number of shares of Company common stock authorized for issuance under the 2020 Stock Purchase Plan by 25,000,000 shares.

The 2020 Stock Purchase Plan has been an important part of the Company’s benefits program. It has promoted financial saving for the future by the Company’s crewmembers, fostered good crewmember relations, and encouraged crewmembers to acquire shares of the Company’s common stock, thereby better aligning their interests with those of other stockholders. Therefore, the Board believes it is essential to the Company’s ability to attract, retain, and motivate highly qualified crewmembers in an extremely competitive environment both in the United States and internationally. As of March 22, 2024, only 6,572,159 shares of Company common stock remain available for issuance under the 2020 Stock Purchase Plan; however, we expect these available shares to be reduced to at or near zero after giving effect to share purchases in the offering period that ends on April 30, 2024.

As of March 22, 2024, approximately 25,000 crewmembers are eligible to participate in the 2020 Stock Purchase Plan. Last year, we requested that our stockholders approve an amendment to increase the number of shares of Company common stock authorized for issuance under the 2020 Stock Purchase Plan by 10,000,000 shares, which was approved by our stockholders on May 16, 2023. This year, the Board is asking stockholders to approve the amendment to increase the number of shares of Company common stock that remain available for issuance under the 2020 Stock Purchase Plan by 25,000,000 shares. This would allow us to continue operating the 2020 Stock Purchase Plan after the expiration of the current offering period on April 30, 2024, which we expect will deplete the current 6,572,159 share reserve. We are seeking the number of shares identified here due to our Company’s historic high degree of 2020 Stock Purchase Plan crewmember participation (40% at November 1, 2023) and the volatility our (and other airlines’) stock has experienced due to the COVID-19 pandemic, increased operating costs and other unique headwinds in our efforts to expand competition and consumer choice following Federal court rulings against both the Northeast Alliance and our proposed merger with Spirit Airlines.

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Basis for the Requested Share Reserve Increase

In making its determination to approve the amendment to increase the number of shares reserved for issuance under the 2020 Stock Purchase Plan, our Board considered various factors, including an analysis of certain burn rate, dilution and overhang metrics and the costs of increase in the share reserve.

Our fiscal years 2023, 2022 and 2021 annual gross burn rates for the 2020 Stock Purchase Plan were 3%, 2% and 1%, respectively (calculated by dividing the number of shares issued under the 2020 Stock Purchase Plan during the applicable fiscal year by the weighted-average number of shares outstanding during such fiscal year). This represents a three-year average burn rate of 2% of the shares of our common stock outstanding.

In fiscal years 2023, 2022 and 2021, our fiscal year end overhang rates for the 2020 Stock Purchase Plan were 2%, 2% and 4%, respectively (calculated by dividing the number of shares remaining available for issuance under the 2020 Stock Purchase Plan by the number of our shares outstanding at the end of the applicable fiscal year).

If approved, the issuance of the additional 25,000,000 shares reserved under the 2020 Stock Purchase Plan would dilute the holdings of our stockholders by an additional 7.4%, based on the number of shares of our common stock outstanding on March 22, 2024.

Based on the historical usage of shares under the 2020 Stock Purchase Plan, we estimate that the additional authorized shares being requested would be sufficient for awards for approximately two years; however, we reserve the right to request additional shares for issuance prior to that date. The actual usage rate may differ from historical usage rates and will depend on various factors, including crewmember participation levels, changes in our stock price and hiring activity, which we cannot predict with any degree of certainty at this time.

The total aggregate equity value of the 25,000,000 additional shares being requested, based on the per share closing price of our common stock on March 22, 2024 ($7.08) is approximately $177,000,000.

Description of the 2020 Stock Purchase Plan

The principal features of the 2020 Stock Purchase Plan are summarized below. We encourage you to read the entire proposed amendment to the 2020 Stock Purchase Plan, which is attached as Appendix C to this Proxy Statement, and the 2020 Stock Purchase Plan document for the full statement of its legal terms and conditions. If there is any conflict or inconsistency between this summary and the provisions of the 2020 Stock Purchase Plan, the provisions of the 2020 Stock Purchase Plan will govern.

Eligibility

The 2020 Stock Purchase Plan is a broad-based plan that offers all of our crewmembers and the crewmembers of our participating subsidiaries the opportunity to buy shares of our common stock at a 15% discount from the prevailing fair market value (unless and until such percentage is changed by the Plan Administrator) (as defined below). The 2020 Stock Purchase Plan is designed with two components in order to give the Company increased flexibility in the granting of purchase rights to U.S. and to non-U.S. crewmembers. Specifically, the 2020 Stock Purchase Plan authorizes the grant of options that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Internal Revenue Code (the “Section 423 Component”). To facilitate participation for crewmembers located outside the U.S. in light of non-U.S. law and other considerations, the 2020 Stock Purchase Plan also provides for the grant of options that are not intended to be tax-qualified under Section 423 of the Internal Revenue Code (the “Non-Section 423 Component”). The Plan Administrator will designate offerings made under the two components and, except as otherwise noted below or provided in the 2020 Stock Purchase Plan, the Section 423 Component and the Non-Section 423 Component will generally be operated and administered in the same way. Each individual who is an eligible crewmember on the start date of an offering period may enter that offering period on such start date. An eligible crewmember may participate in only one offering period at a time.

Shares Authorized for Issuance

If approved by the stockholders, the 2020 Stock Purchase Plan will authorize the issuance of an additional 25,000,000 shares of our common stock. The authorized shares may be issued under the Section 423 Component or the Non-Section 423 Component. The shares to be issued under the 2020 Stock Purchase Plan may be authorized but unissued shares or may be reacquired shares, including shares of common stock purchased on the open market. Upon the occurrence of certain events that affect our capitalization, appropriate adjustments will be made to the number and class of securities that may be issued under the 2020 Stock Purchase Plan in the future and to the number and class of securities and price per share under all outstanding stock purchase rights granted before the event.

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Administration

The 2020 Stock Purchase Plan is administered by a committee (called the “Plan Administrator”) of two or more members of the Board appointed by the Board to administer the 2020 Stock Purchase Plan. All decisions of the Plan Administrator will be final, binding and conclusive on all parties having an interest in the 2020 Stock Purchase Plan. Subject to limitations of applicable laws or rules, the Plan Administrator may delegate its administrative responsibilities and powers under the 2020 Stock Purchase Plan to any of our crewmembers or group of crewmembers. The current members of the Compensation Committee who are acting as the Plan Administrator are: Peter Boneparth, Teri McClure, Sarah Robb O’Hagan, and Thomas Winkelmann. The Plan Administrator may designate separate offerings under the 2020 Stock Purchase Plan, the terms of which need not be identical, in which eligible crewmembers of one or more participating subsidiaries will participate, even if the dates of the applicable offering periods in each such offering are identical, provided that the terms of participation are the same within each separate offering as determined under Section 423 of the Code. The Plan Administrator may also adopt sub-plans, appendices, rules and procedures relating to the operation and administration of the 2020 Stock Purchase Plan to facilitate participation in the 2020 Stock Purchase Plan by crewmembers who are foreign nationals or employed outside the U.S. To the extent any sub-plan is inconsistent with the requirements of Section 423 of the Code, it will be considered part of the Non-Section 423 Component. The provisions of the 2020 Stock Purchase Plan will govern any sub-plan unless superseded by the terms of such sub-plan.

Purchase Price for the Shares

Under the 2020 Stock Purchase Plan, participating crewmembers are granted rights to purchase shares of common stock at a price equal to 85% of the stock’s fair market value on the day prior to the purchase date, unless and until such percentage is changed by the Plan Administrator prior to the commencement of the enrollment process for the applicable purchase interval.

The 2020 Stock Purchase Plan generally defines “fair market value” as the closing price reported for our common stock on the Nasdaq Global Select Market on the immediately preceding trading day for which fair market value is being determined. On March 22, 2024, the closing price of our common stock on the Nasdaq Global Select Market was $7.08.

Contributions

An eligible crewmember may elect to participate in an offering period under the 2020 Stock Purchase Plan by authorizing after-tax payroll deductions from gross wages on or before the start date of such offering period or such other payments as may be permitted. Offering periods commence at semi-annual intervals on the first trading day of May and November each year, and have a maximum duration of 6 months unless otherwise determined by the Plan Administrator prior to the start of such offering period (but in no event may an offering period exceed 24 months). Crewmembers may generally authorize contributions in multiples of 1%, up to a maximum of 10%, of gross wages to purchase shares under the 2020 Stock Purchase Plan. Contributions will be credited to the participant’s book account during each offering period. These accounts will not bear interest. A participant may, at any time during the offering period, reduce the rate of contributions, but no more than once per purchase interval.

A participant may also, prior to the commencement of any new purchase interval within the offering period, increase the rate of contributions (up to the maximum 10%) for such new purchase interval. Additionally, a crewmember may withdraw from an offering period by (1) giving notice in accordance with the requirements in the 2020 Stock Purchase Plan and the procedures adopted thereunder or (2) electing a 0% deduction to be administratively withdrawn from the 2020 Stock Purchase Plan. Any contribution collected from the crewmember during the purchase interval in which a withdrawal occurs will be refunded as soon as administratively possible, or, at the crewmember’s election, be held for the purchase of shares on the next purchase date. A participant’s withdrawal from a particular offering period is irrevocable, and the participant may not subsequently rejoin that offering period. Additionally, the Board may at any time terminate an offering period, in which case the participants’ outstanding contributions will be promptly refunded.

Purchase of Shares

On the start date of each offering period in which a participant is enrolled, the participant will be granted a separate purchase right for such offering period. The purchase right will provide the participant with the right to purchase shares under the 2020 Stock Purchase Plan on the last trading day of a 6-month purchase interval, which we refer to as the “purchase date.” Purchase intervals run from the first trading day in May to the last trading day in October each year, and from the first trading day in November each year to the last trading day in April in the following year. Each purchase right will be automatically exercised on each successive purchase date within the offering period, and the purchase will be effected by applying the participant’s contribution collected during the purchase interval to the purchase of the maximum number of whole shares of common stock that can be purchased with such contribution. However, a participant may not purchase more than 4,000 shares on any one purchase date.

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Further, no crewmember may purchase more than $25,000 of common stock (using the fair market value of the common stock on the date the purchase rights are granted) under the 2020 Stock Purchase Plan (and any other crewmember stock purchase plan of the Company or an affiliate) per calendar year. Any contribution not applied to the purchase of shares on any purchase date because (1) they are not sufficient to purchase a whole share of common stock or (2) they exceed the accrual limitation that precludes the participants from purchasing additional shares will be refunded as soon as administratively possible. Additionally, any contribution under the 2020 Stock Purchase Plan not applied to the purchase of common stock by reason of the limitation on the maximum number of shares purchasable per participant or in total by all participants on the purchase date or any other reason will be refunded as soon as administratively possible.

Termination of Employment

Generally, if a participant’s employment terminates for any reason (including death, disability or change in status), his or her right to purchase shares of common stock during the current offering period will immediately terminate and all of his or her contributions for the purchase interval in which the purchase right so terminates will be immediately refunded. However, if a participant ceases to remain in active service by reason of an approved unpaid leave of absence, then the participant will have the right, exercisable up until 10 days before the next purchase date, to withdraw all the contributions collected to date on his or her behalf for that purchase interval. Should the participant not exercise this right, such funds shall be held for the purchase of shares on his or her behalf on the next scheduled purchase date. Contributions shall continue with respect to any gross wages received by a participant while he or she is on an unpaid leave of absence, unless the participant elects to withdraw from the offering period. Upon the participant’s return to active service (x) within three months following the commencement of such leave or (y) prior to the expiration of any longer period for which such participant has reemployment rights provided by statute or contract, his or her contributions under the 2020 Stock Purchase Plan will automatically resume at the rate in effect at the time the leave began, unless the participant withdraws from the 2020 Stock Purchase Plan prior to his or her return. If such period of a participant’s leave of absence exceeds the applicable time period described in clauses (x) and (y) described above, then the Plan Administrator may at any time prior to the next purchase date cause such participant’s outstanding purchase rights to terminate and all of the participant’s contributions for the purchase interval in which such purchase rights so terminate to be immediately refunded. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period described above must re-enroll in the 2020 Stock Purchase Plan as a new participant on or before the start date of any subsequent offering period in which he or she wishes to participate.

If a participant transfers employment from the Company or any participating subsidiary for the Section 423 Component to a participating subsidiary for the Non-Section 423 Component, he or she will immediately cease to participate in the Section 423 Component. However, any contributions made for the offering period in which such transfer occurs will be transferred to the Non-Section 423 Component, and such participant will immediately join the then-current offering under the Non-Section 423 Component upon the same terms and conditions in effect for his or her participation in the 2020 Stock Purchase Plan.

A participant who transfers employment from a participating subsidiary in the Non-Section 423 Component to the Company or any participating subsidiary in the Section 423 Component will remain a participant in the Non-Section 423 Component until the earlier of (1) the end of the then-current offering period under the Non-Section 423 Component or (2) the first trading day of the first offering period in which he or she participates following such transfer. The Plan Administrator may establish different rules to govern transfers of employment between subsidiaries participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

Change in Control

If a change in control of the Company (as defined in the 2020 Stock Purchase Plan) occurs, each outstanding purchase right will automatically be exercised immediately prior to the effective date of such change in control. The purchase price applicable for the purchase interval in which such change in control occurs will be equal to 85% of the fair market value per share of our common stock immediately prior to the effective date of such change in control (unless and until such percentage is changed by the Plan Administrator).

However, participants will, following the receipt of notice from us of a change in control, have the right to terminate their outstanding purchase rights prior to the effective date of such change in control. Further, the 2020 Stock Purchase Plan Administrator may terminate any outstanding purchase rights prior the effective date of a change in control, in which case all payroll deductions for the purchase interval in which such contributions are terminated will be promptly refunded.

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Amendment and Termination of the 2020 Stock Purchase Plan

The Board may terminate, suspend or amend the 2020 Stock Purchase Plan at any time to become effective immediately following the close of any purchase interval. Stockholder approval is required for any amendment that would (a) increase the number of shares available for issuance under the 2020 Stock Purchase Plan, (b) change the purchase price formula so as to reduce the purchase price payable for shares purchasable under the 2020 Stock Purchase Plan, (c) change the eligibility requirements for participation in the 2020 Stock Purchase Plan, or (d) otherwise require stockholder approval under any relevant law, regulation or rule. Unless sooner terminated by the Board, the 2020 Stock Purchase Plan will terminate upon the earliest of (1) May 30, 2030, (2) the date on which all shares available for issuance under the 2020 Stock Purchase Plan has been sold pursuant to purchase rights exercised under the 2020 Stock Purchase Plan, or (3) the date on which all purchase rights are exercised in connection with a change in control of the Company.

Certain U.S. Federal Income Tax Consequences

The following is a brief summary of certain significant United States federal income tax consequences under the Internal Revenue Code, as in effect on the date of this summary, applicable to the Company and crewmembers in connection with participation and purchase of shares of common stock under the 2020 Stock Purchase Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or non-U.S. tax consequences, or the effect of gift, estate or inheritance taxes. This summary is also not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Tax consequences are subject to change, and a taxpayer’s particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants are advised to consult their own tax advisors with respect to the tax consequences of participating in the 2020 Stock Purchase Plan. As described above, the 2020 Stock Purchase Plan has a Section 423 Component and a Non-Section 423 Component. The tax consequences for a U.S. taxpayer will depend on whether he or she participates in the Section 423 Component or the Non-Section 423 Component.

Tax Consequences to U.S. Participants in the Section 423 Component

The right of participants to make purchases under the Section 423 Component is intended to qualify under the provisions of Section 423 of the Code. Upon the grant of a common stock purchase right under the Section 423 Component, there will not be any U.S. federal income consequences to either the crewmember or the Company or any of its affiliates. The purchase of common stock under the 2020 Stock Purchase Plan also will not have any immediate U.S. federal income tax consequences to the crewmember. Any determination of U.S. federal income tax consequences will depend on whether the shares purchased are disposed of after the expiration of (1) one year after the date those shares are transferred to the crewmember and (2) two years after the date of grant of the common stock purchase right (referred to below as the “holding periods”). If the holding periods are met, or if the participant dies while holding the shares, the participant will recognize ordinary income with respect to a portion of the value from the disposition. The portion that will recognize ordinary income is the lesser of (1) the excess of the fair market value of the shares at the time of the disposition or death over the total purchase price of the shares or (2) 15% of the fair market value of the shares of common stock on the first day of the offering period, disposition or death over the total purchase price of the shares. Any additional gain will be treated as long-term capital gain. If the holding periods of these shares meet or exceed the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participant will recognize a long-term capital loss for the difference between the sale price and the purchase price. Neither the Company nor any affiliate employing the participant will be entitled to any U.S. federal income tax deduction with respect to the amount treated as long-term capital gain or as ordinary income as a result of the rules described above for shares disposed of after expiration of the holding periods. If the shares are disposed of prior to the expiration of the holding periods (a “disqualifying disposition”), generally the participant will recognize ordinary income on the excess of the fair market value of those shares on the purchase date over the aggregate purchase price and the Company will be entitled to a U.S. federal tax deduction in a like amount.

Tax Consequences to U.S. Participants in the Non-Section 423 Component

A U.S. participant in the Non-Section 423 Component will recognize ordinary income on the value of the common stock on the purchase date less the purchase price. Upon a sale or disposition of the common stock the participant purchased under the Non-Section 423 Component of the 2020 Stock Purchase Plan, the participant also will have a capital gain or loss on the difference between the sales proceeds and the value of the common stock on the purchase date. This capital gain or loss will be long-term if the participant held the common stock for more than one year and short-term if the participant held the common stock for less than one year. Any ordinary income that a participant receives upon the purchase of shares of common stock under the Non-Section 423 Component of the 2020 Stock Purchase Plan is subject to withholding for income, Medicare and social security taxes, as applicable. In addition, this income is required to be reported as ordinary income to the participant on the participant’s annual Form W-2, and the participant is responsible for ensuring that this income is reported on his or her individual income tax return. With respect to U.S. participants, we are entitled to a U.S. federal tax deduction for amounts taxed as ordinary income for a participant who recognized ordinary income upon a purchase made under the Non-Section 423 Component.

JETBLUE AIRWAYS CORPORATION | 2024 PROXY STATEMENT	83

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Plan Benefits

The benefits that will be received by or allocated to eligible crewmembers under the 2020 Stock Purchase Plan, as amended, cannot be determined at this time because the amount of contributions set aside to purchase shares of the common stock under the 2020 Stock Purchase Plan (subject to the limitations discussed above) is entirely within the discretion of each participant. If the proposed amendment to the 2020 Stock Purchase Plan had been in effect for the 2023 fiscal year, we do not expect that the number of shares purchased by participants in the 2020 Stock Purchase Plan during that year would have been materially different than the number of shares purchased as set forth in the table below.

Aggregate Past Purchases Under the 2020 Crewmember Stock Purchase Plan

As of March 22, 2024, 52,039,774 shares of the Company’s common stock had been purchased under the 2020 Stock Purchase Plan (and its predecessor plans) since the inception of the 2020 Stock Purchase Plan. The following number of shares have been purchased by the persons and groups identified below:

Name	Aggregate Number of Shares Purchased in the Most Recent Completed Offering Period Ended October 31, 2023	Aggregate Number of Shares Purchased Under the 2020 Stock Purchase Plan in All Completed Offering Periods
Robin Hayes	—	7,001
Joanna Geraghty	—	6,494
Ursula Hurley	1,030	7,782
Brandon Nelson	—	—
Carol Clements	—	—
All current executive officers as a group	2,106	31,580
All current directors who are not executive officers as a group	—	—
All employees, including all current officers who are not executive officers, as a group	5,909,654	20,927,246
TOTAL	5,911,760	20,958,826

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE JETBLUE AIRWAYS CORPORATION 2020 CREWMEMBER STOCK PURCHASE PLAN.

JETBLUE AIRWAYS CORPORATION | 2024 PROXY STATEMENT	84

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MANAGEMENT PROPOSAL 5

APPROVAL OF AN AMENDMENT TO THE JETBLUE AIRWAYS CORPORATION 2020 OMNIBUS EQUITY INCENTIVE PLAN

What am I voting on?

■

Stockholders are being asked to approve an amendment to the JetBlue Airways Corporation 2020 Omnibus Equity Incentive Plan. The amendment would increase the number of shares of Company common stock authorized for issuance under the JetBlue Airways Corporation 2020 Omnibus Equity Incentive Plan by 15,000,000 shares.

Voting recommendation:

■  FOR the approval of the amendment to the JetBlue Airways Corporation 2020 Omnibus Equity Incentive Plan.

Approval of Amendment

At the annual meeting, stockholders will be asked to approve an amendment to the 2020 Omnibus Equity Incentive Plan (the “Omnibus Plan”), which was adopted, subject to stockholders’ approval, by the Board in March 2024. Last year, we requested that our stockholders approve an amendment to increase the number of shares of Company common stock authorized for issuance under the Omnibus Plan by 10,000,000 shares, which was approved by our stockholders on May 16, 2023. This year, the amendment would increase the number of shares of Company common stock authorized for issuance under the Omnibus Plan by 15,000,000 shares. We are seeking the number of shares identified here due to the volatility our (and other arlines’) stock has experienced due to the COVID-19 pandemic, increased operating costs and other unique headwinds in our efforts to expand competition and consumer choice following Federal court rulings against both the Northeast Alliance and our proposed merger with Spirit Airlines. The Omnibus Plan is an important part of the Company’s compensation program. It provides a vehicle for the Company to issue compensatory equity awards to its crewmembers and members of the Board which in turn increases retention. The use of equity compensation aligns with the interest of our stockholders. Therefore, the Board believes it is essential to the Company’s ability to attract, retain, and motivate highly qualified crewmembers in an extremely competitive environment.

Reasons to Vote for the Proposal

Long-term equity is a key component of our compensation programs. The Board believes that equity awards help to attract, motivate and retain talented leaders, crewmembers and directors.

Equity awards granted under the Omnibus Plan align participant and stockholder interests. Equity awards, whose value depends on our stock performance and which require continued service over time before any value can be realized, link participant compensation to the Company’s performance and maintain a culture based on crewmember stock ownership.

The Omnibus Plan is the sole active plan for granting equity awards. If stockholders do not approve the proposed increase in the share reserve, we may not have sufficient shares to meet our expected needs as early as 2025 and we will lose access to an important compensation tool in the labor markets in which we compete.

JETBLUE AIRWAYS CORPORATION | 2024 PROXY STATEMENT	85

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Limitations on our ability to grant equity awards would have significant negative consequences for us and our stockholders. One alternative to using equity awards would be to significantly increase cash compensation. Any significant increase in cash compensation in lieu of equity awards would reduce the cash otherwise available for operations and investment in our business and would negatively impact our ability to attract, motivate, and retain crewmembers.

Equity has proven to be effective in retaining our high value and high potential leaders. At JetBlue, we not only use equity to motivate and retain leaders at the top of the organization, but include it as part of the compensation package down to the Manager/Supervisor level.

We manage our equity compensation program thoughtfully. We manage our long-term stockholder dilution by limiting the number of equity awards granted annually and limiting what we grant to what we believe is an appropriate amount of equity necessary to attract, reward, and retain crewmembers.

Basis for the Requested Share Reserve Increase

Our Board believes that the Omnibus Plan has contributed significantly to our success by enabling us to attract and retain the services of highly qualified leaders. In making its determination to approve the amendment to increase the number of shares reserved for issuance under the Omnibus Plan, our Board considered various factors, including an analysis of certain burn rate, dilution and overhang metrics and the costs of increase in the share reserve.

Our fiscal years 2023, 2022 and 2021 annual gross burn rates for the Omnibus Plan were 2%, 1% and 0.5%, respectively (calculated by dividing the number of shares issued under the Omnibus Plan during the applicable fiscal year by the weighted-average number of shares outstanding during such fiscal year). This represents a three-year average burn rate of 1% of the shares of our common stock outstanding.

The request of 15,000,000 additional shares takes into consideration the growth in the number of equity eligible leaders and an increasingly competitive labor market in which we compete for talent. As of March 22, 2024, approximately 1,500 crewmembers are equity eligible. For 2023, approximately 49% of shares were awarded to non-officer leaders (below VP level) and crewmembers.

Category	2023 RSUs Granted as a % of Total (%)
Board of Directors	3
Named Executive Officers	23
Senior Leadership Team	10
Vice Presidents	14
Directors / Managing Directors	20
Managers / Senior Managers	22
Supervisors / Individual Contributors	8
TOTAL	100

In fiscal years 2023, 2022 and 2021, our fiscal year end overhang rates for the Omnibus Plan were 3%, 2% and 3%, respectively (calculated by dividing the number of shares remaining available for issuance under the Omnibus Plan by the number of our shares outstanding at the end of the applicable fiscal year). If approved, the issuance of the additional 15,000,000 shares reserved under the Omnibus Plan would dilute the holdings of our stockholders by an additional 4.4%, based on the number of shares of our common stock outstanding on March 22, 2024.

If the proposed amendment to the Omnibus Plan is not approved, based on recent share usage rates, we estimate that the remaining amount of shares would be insufficient to support the grant of equity awards through 2025. If the proposed amendment is not approved, we would be required to significantly increase the cash component of our compensation programs by replacing equity awards with cash awards, which does not best align with stockholders’ interests.

The total aggregate equity value of the 15,000,000 additional shares being requested, based on the per share closing price of our common stock on March 22, 2024 ($7.08) is approximately $106,200,000.

JETBLUE AIRWAYS CORPORATION | 2024 PROXY STATEMENT	86

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Description of the Omnibus Plan

The principal features of the Omnibus Plan are summarized below. We encourage you to read the entire proposed amendment to the Omnibus Plan, which is attached as Appendix D to this Proxy Statement, and the Omnibus Plan document for a full statement of its legal terms and conditions. If there is any conflict or inconsistency between this summary and the provisions of the Omnibus Plan, the provisions of the Omnibus Plan will govern.

The Omnibus Plan authorizes the Company to provide stock-based compensation to directors, crewmembers and consultants. Our Board believes that the Omnibus Plan has contributed significantly to our success by enabling us to attract and retain the services of highly qualified directors, crewmembers and consultants. Because our success is largely dependent upon the judgment, interest and special efforts of these individuals, we want to continue to provide stock-based incentive awards to recruit, motivate and retain these individuals. The Omnibus Plan allows the flexibility to grant or award stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, deferred stock units, performance stock awards, performance stock units, other stock-based awards, dividend equivalents and cash-based awards to eligible individuals. Some of the terms of the Omnibus Plan that are intended to protect and promote the interests of the Company’s stockholders are:

■	Limit on total shares authorized under the Omnibus Plan – The maximum number of shares of common stock currently authorized for issuance under the Omnibus Plan is 20,500,000. We are seeking an increase of 15,000,000 shares to bring the total authorized to 35,500,000 shares.

■	Certain shares not available for future awards – Any shares used by a participant to pay the exercise price or required tax withholding for an award may not be available for future awards under the Omnibus Plan;

■	No discounted options or stock appreciation rights – All stock options and SARs must be granted with an exercise price or base price of not less than the fair market value of the common stock on the grant date; as a result, the Omnibus Plan will prohibit discounted options or SARs;

■	Prohibition on repricing – The Omnibus Plan prohibits the repricing of stock options and SARs (and other actions that have the effect of repricing) without stockholder approval;

■	Plan administration – The Compensation Committee, comprised solely of independent directors, administers the Omnibus Plan;

■	Double trigger change in control provisions – Generally speaking, if outstanding awards under the Omnibus Plan are assumed or substituted by an acquirer or related corporation in a change in control of the Company, those awards will not immediately vest on a “single trigger” basis, but would only accelerate if the holder dies, becomes disabled, is terminated without cause or quits for good reason (as those terms are defined in the Omnibus Plan) within one year following the change in control;

■	Awards will have a minimum vesting requirement of at least one year – The Omnibus Plan provides that awards granted under the Omnibus Plan will vest over a period not shorter than one year (or, in the case of those awards that vest upon the achievement of performance goals, a minimum performance period of one year), with limited exceptions; our restricted stock unit awards generally vest in three equal installments over a three-year period;

■	Forfeiture provisions – The Omnibus Plan has forfeiture provisions, whereby participants who engage in activity contrary to the interests of the Company or benefit from financial results that are subsequently restated under defined circumstances can be required to forfeit their awards under the Omnibus Plan; and

■	Limits on transferability of awards – The Omnibus Plan does not permit options or other awards to be transferred to third parties for value or other consideration unless approved by our stockholders.

Administration

The Compensation Committee has discretionary authority to operate, manage and administer the Omnibus Plan in accordance with its terms. The Compensation Committee determines the independent directors, crewmembers, and consultants who are granted awards under the Omnibus Plan, the size and types of awards, the terms and conditions of awards and the form and content of the award agreements representing awards. The Compensation Committee is authorized to establish, administer and waive terms, conditions and performance goals of outstanding awards and to accelerate the vesting or exercisability of awards, in each case, subject to limitations contained in the Omnibus Plan. The Compensation Committee interprets and administers the Omnibus Plan and award agreements and has authority to make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the Omnibus Plan, subject to the exclusive authority of the Board to amend or terminate the Plan. The Compensation Committee’s decisions and actions concerning the Omnibus Plan are final, binding and conclusive. Within the limitations of the Omnibus Plan and applicable law, the Compensation Committee may delegate its responsibilities under the Omnibus Plan to persons selected by it, and the Board is permitted to exercise all of the Compensation Committee’s powers under the Omnibus Plan.

JETBLUE AIRWAYS CORPORATION | 2024 PROXY STATEMENT	87

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The Compensation Committee is comprised of at least two members of the Board, each of whom is selected by the Board and satisfies independence criteria established by the Board and additional regulatory requirements, including the listing standards of the Nasdaq Stock Market. Currently, the members of the Compensation Committee are Teri McClure (Chair), Peter Boneparth, Sarah Robb O’Hagan, and Thomas Winkelmann, each of whom is a non-employee director of the Company. In addition, Mr. Sharma, who is expected to join the Compensation Committee in May 2024, is a non-employee director of the Company.

Shares Subject to the Omnibus Plan

If the stockholders approve the proposed amendment, the Omnibus Plan will be amended so that the maximum number of shares that are authorized for issuance under the Omnibus Plan is increased from 20,500,000 to 35,500,000. The shares of common stock that may be issued under the Omnibus Plan are authorized and unissued shares or issued shares which have been reacquired by the Company. Shares underlying awards that are forfeited, cancelled, expire unexercised or settled for cash would be available for future awards under the Omnibus Plan. Shares subject to an award will not be available for future awards if such shares are (i) tendered or withheld as payment for the exercise or settlement of an option or SAR or by the Company to satisfy any tax withholding obligations, (ii) subject to options or SARs that are not issued upon exercise or settlement of the option or SAR or (iii) were repurchased on the open market by the Company with the proceeds of an option exercise. On March 22, 2024, the closing price of our common stock on the Nasdaq Global Select Market was $7.08.

Participation

The Compensation Committee may grant awards under the Omnibus Plan to (a) crewmembers and consultants and our affiliates, (b) those individuals who have accepted an offer of employment or consultancy from us or our affiliates, and (c) our non-employee directors. However, only crewmembers of the Company or its subsidiaries are eligible to receive “incentive stock options” under the Omnibus Plan.

Stock Options

A stock option is the right to purchase a specified number of shares of common stock in the future at a specified exercise price and subject to the other terms and conditions specified in the option agreement and the Omnibus Plan. Stock options granted under the Omnibus Plan are either “incentive stock options,” which may be eligible for special tax treatment under the Internal Revenue Code, or options other than incentive stock options, referred to as “nonqualified stock options,” as determined by the Compensation Committee and stated in the option agreement. The number of shares covered by each option is determined by the Compensation Committee, but no participant may be granted in any fiscal year options for more than 2,500,000 shares of common stock. The exercise price of each option is set by the Compensation Committee but cannot be less than 100% of the fair market value of the common stock at the time of grant (or, in the case of an incentive stock option granted to a 10% or more stockholder of the Company, 110% of that fair market value). Options granted under the Omnibus Plan in substitution or exchange for options or awards of another company involved in a corporate transaction with the Company will have an exercise price that is intended to preserve the economic value of the award that is replaced. The fair market value of our common stock generally means the closing price of the common stock on the Nasdaq Stock Market on the option grant date. The exercise price of any stock options granted under the Omnibus Plan may be paid by cash or cash equivalents, or, with the Compensation Committee’s approval, shares of our common stock already owned by the option holder, a cashless broker-assisted exercise that complies with law, withholding of shares otherwise deliverable to the option holder upon exercise of the option, or any other legal method approved or accepted by the Compensation Committee in its discretion.

Options will become exercisable and expire at the times and on the terms established by the Compensation Committee. In its discretion, the Compensation Committee may allow a participant to exercise an option that is not otherwise exercisable and receive unvested shares of restricted stock having a period of restriction analogous to the exercisability provisions of the option. In no event may an option, whether or not an incentive stock option, be exercised later than the tenth anniversary of the grant date. However, if the exercise of an option (other than an incentive stock option) on its scheduled expiration date would violate applicable law, the option may be extended until its exercise would not violate law. Options generally terminate when the holder’s employment or service with us terminates. However, the Compensation Committee may determine in its discretion that an option may be exercised following the holder’s termination, whether or not the option is exercisable at the time of such termination. In no event may an option be exercised after the original term of the option as set forth in the award agreement, unless the participant’s exercise of an option (other than an incentive stock option) on its expiration date would violate applicable law, in which case the exercise period may be extended up to thirty days. The Compensation Committee has the full power and authority to determine the terms and conditions that will apply to any options upon a termination of service.

JETBLUE AIRWAYS CORPORATION | 2024 PROXY STATEMENT	88

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Stock Appreciation Rights

SARs may be granted under the Omnibus Plan alone or contemporaneously with stock options granted thereunder. SARs are awards that, upon their exercise, give the holder a right to receive from us an amount equal to (1) the number of shares for which the SAR is exercised, multiplied by (2) the excess of the fair market value of a share of our common stock on the exercise date over the grant price of the SAR. The grant price of a SAR cannot be less than 100% of the fair market value of our common stock on the grant date of such SAR. Payment of the amount due upon the exercise of a SAR will be made in shares or cash having a fair market value, as of the date of the exercise, equal to such amount. SARs will become exercisable and expire at the times and on the terms established by the Compensation Committee, subject to the same maximum time limits as are applicable to options granted under the Omnibus Plan. The number of shares covered by each SAR will be determined by the Compensation Committee, but no participant may be granted in any fiscal year SARs covering more than 2,500,000 shares of our common stock.

Restricted Stock and Restricted Stock Units

Restricted stock awards are shares of our common stock that are awarded to a participant subject to the satisfaction of the terms and conditions established by the Compensation Committee. Restricted stock awards may be made with or without the requirement that the participant make a cash payment in exchange for, or as a condition precedent to, the completion of the award and the issuance of shares of restricted stock. Until the applicable restrictions lapse (referred to as the period of restriction), shares of restricted stock are subject to forfeiture and may not be sold, assigned, pledged or otherwise disposed of by the participant who holds those shares. Restricted stock units are denominated in units of shares of our common stock, except that no shares are actually issued to the participant on the grant date. When a restricted stock unit award vests upon expiration of the period of restriction, the participant is entitled to receive a share of our common stock. Vesting of restricted stock awards and restricted stock units may be based on continued employment or service and/or satisfaction of performance goals or other conditions established by the Compensation Committee. An award of restricted stock or restricted stock units may vest over a period of time, but not less than one year, during which the participant must remain in employment or service, except that the award may vest earlier in cases of retirement, death or disability, as the Compensation Committee determines, or on a change in control, as provided in the Omnibus Plan. The Compensation Committee is generally not permitted otherwise to accelerate the vesting of restricted stock or restricted stock units. However, the Omnibus Plan permits the Compensation Committee to make awards of restricted stock and/or restricted stock units that have vesting conditions of less than one year with respect to an aggregate of no more than 5% of the maximum number of shares authorized to be issued under the Omnibus Plan. A recipient of restricted stock will have the rights of a stockholder during the period of restriction, including the right to receive any dividends, which may be subject to the same restrictions as the restricted stock. A recipient of restricted stock units will have the rights of a stockholder only as to shares that are actually issued to the participant upon expiration of the period of restriction, and not as to shares subject to the restricted stock units that are not actually issued to the participant. The number of shares of restricted stock and/or restricted stock units granted to a participant will be determined by the Compensation Committee, but no participant may be granted in any fiscal year shares of restricted stock and/or restricted stock units covering more than 2,000,000 shares of our common stock. The Compensation Committee has the full power and authority to determine the terms and conditions that will apply to any unvested shares of restricted stock and unvested restricted stock units upon a termination of service.

Deferred Stock Units

Deferred stock units are denominated in units of shares of our common stock, except that no shares are actually issued to the participant on the grant date. When a deferred stock unit award vests upon expiration of the period of restriction, the participant is entitled to receive a share of our common stock. Vesting of deferred stock units may be based on continued service and/or satisfaction of performance goals or other conditions established by the Compensation Committee. An award of deferred stock units may vest over a period of time, not less than one year, that is six months following the month in which the participant departs from our board, except that the award may vest earlier on a change in control, as provided in the Omnibus Plan. The Compensation Committee is generally not permitted otherwise to accelerate the vesting of deferred stock units. However, the Omnibus Plan permits the Compensation Committee to make awards of deferred stock units that have vesting conditions of less than one year with respect an aggregate of no more than 5% of the maximum number of shares authorized to be issued under the Omnibus Plan. Following the end of the restricted period, a deferred stock unit may be paid in cash, shares, other securities or other property, as determined in the sole discretion of the Compensation Committee. A recipient of deferred stock units may be entitled to dividend equivalent rights for deferred stock units that have vested, otherwise the dividend equivalents will accumulate and be paid upon vesting of the deferred stock units. A recipient of deferred stock units have the rights of a stockholder only as to shares that are actually issued to the participant upon delivery of the underlying shares, and not as to shares subject to the deferred stock units that are not actually issued to the participant. The number of deferred stock units granted to a participant will be determined by the Compensation Committee, and if the participant is a non-employee director, the number of deferred stock units granted in any fiscal year, together with any cash-based retainer, meeting, and other fees paid to such participant during the calendar year may not exceed $750,000.

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Other Stock-Based Awards

The Compensation Committee may grant to participants other stock-based awards under the Omnibus Plan, which are valued in whole or in part by reference to, or otherwise based on, shares of our common stock. The number of shares and form of any other stock-based award will be determined by the Compensation Committee. Other stock-based awards will be paid in shares of our common stock. The terms and conditions, including vesting conditions, of these awards will be established by the Compensation Committee when the award is made. The Compensation Committee will determine the effect of a termination of employment or service on a participant’s other stock-based awards.

Cash-Based Awards

The Compensation Committee may grant cash-based awards to participants under the Omnibus Plan. A cash-based award entitles a participant to receive a payment in cash upon the attainment of applicable performance goals, and/or satisfaction of other terms and conditions, determined by the Compensation Committee.

The aggregate amount of any cash-based award in any calendar year may not exceed $5,000,000, determined as of the date of the grant. The Compensation Committee will determine the terms and conditions, including the effect of a termination of employment or service of the participant’s cash-based award.

Performance Compensation Awards

In the Compensation Committee’s discretion, restricted stock awards, restricted stock units, other stock-based awards and cash-based awards may be subject to performance conditions (referred to in this summary as performance compensation awards). These performance compensation awards will be conditioned on the achievement by the Company or its affiliates, divisions or operational units, or any combination of the foregoing, of objectively determinable performance goals, based on one or more performance measures over a specified performance period. The performance measures may be used on an absolute or relative basis, as compared to the performance of a selected group of peer companies, a published or special index or various stock market indices, each as determined in the sole discretion of the Compensation Committee.

After the end of the performance period, the Compensation Committee will determine and certify in writing the extent to which the performance goals have been achieved and the amount of the performance compensation award earned by the participant. The Compensation Committee may, in its discretion, reduce or eliminate, but may not increase, the amount of a performance compensation award otherwise payable to a participant. The Compensation Committee may not waive the achievement of performance goals applicable to these awards (except in the case of the participant’s death, disability or a change in control of the Company). Any earned portion of a performance compensation award may be paid in the form of cash, shares, or a combination of the two.

The Compensation Committee may, to the extent permitted by law, require or allow participants to defer receipt of all or part of any cash or shares subject to their performance compensation awards in accordance with the procedures established by the Compensation Committee.

Transferability of Awards

Options, SARs, unvested restricted stock and other awards under the Omnibus Plan may not be sold or otherwise transferred except by will or the laws of descent and distribution, unless otherwise determined by the Compensation Committee or provided in the Omnibus Plan or an award agreement. Awards under the Omnibus Plan may not be transferred to third parties for value.

Change in Control

If within one year following a change in control, a participant’s employment or service with the Company terminates by reason of death, disability, retirement, without cause, or for good reason, all outstanding awards will vest and become immediately exercisable and payable, with all restrictions lifted. The Compensation Committee may provide in any award agreement, or, in the event of a change in control, take actions as it deems appropriate, to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such change in control of each or any outstanding award (or a portion thereof). In the event of a change in control, without any participant consent, the Compensation Committee may provide that:

(1)	with respect to all awards, it be assumed or substituted by the surviving entity;
(2)	with respect to options and SARs, for a period of at least 15 days prior to the change in control, any options or SARs be exercisable as to all shares subject to the option or SAR, and that upon the occurrence of the change in control, such option or SAR will terminate and be of no further force and effect;

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(3)	with respect to awards not previously exercised or settled, it be cancelled in exchange for a payment in cash, stock of the Company or of a corporation or other business entity that is a party to the change in control or other property, in an amount equal to the fair market value of the consideration to be paid per share in the change in control, reduced by the exercise or purchase price per share under the applicable award; and
(4)	with respect to performance compensation awards, (1) those relating to performance periods ending prior to the change in control that have been earned but not paid be immediately payable, (2) all then-in-progress performance periods end, and either (A) the participants be deemed to have earned an award equal to their target award opportunity for the performance period in question, or (B) at the Compensation Committee’s discretion, the Compensation Committee will determine the extent to which performance criteria have been met with respect to each performance compensation award, if at all, (3) the Company pay to each participant their partial or full performance compensation award in cash, shares or other property as determined by the Compensation Committee within 30 days of the change in control based on the change in control consideration, or (4) those relating to performance periods that will not have ended as of the date of a change in control be terminated and canceled for no consideration.

The Compensation Committee may vary the treatment of awards among participants, and among awards granted to a participant, in exercising its discretion upon a change in control, subject to applicable laws and regulations.

Adjustments

In the event that the Compensation Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the shares, then the Compensation Committee will, in an equitable and proportionate manner: (1) adjust the aggregate number of shares that may be granted under the Omnibus Plan, and the number of shares subject to outstanding awards, (2) adjust the grant or exercise price of any awards, and the limits on the number of shares or awards that may be granted to participants in any calendar year, (3) provide for an equivalent award in respect of securities of the successor of any merger, consolidation or other transaction or event having a similar effect, or (4) make a cash payment to participants in respect of an outstanding award.

Amendment and Termination

The Board may amend, alter, suspend, discontinue or terminate the Omnibus Plan. However, no amendment, alteration, suspension, discontinuance or termination of the Omnibus Plan may be made without the approval of the Company’s stockholders if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

The Compensation Committee may unilaterally amend the terms of or alter, suspend, discontinue, cancel or terminate any outstanding award, but no amendment, alternation, suspension, discontinuance, cancellation or termination may materially and adversely affect the rights of the participant to whom the award was granted without the participant’s consent. The Compensation Committee may make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company and any of its subsidiaries or affiliates, or the financial statements of the Company or any of its subsidiaries or affiliates, or of changes in applicable laws, regulations or accounting principles.

Duration of Omnibus Plan

The Omnibus Plan became effective as of May 14, 2020, upon approval of our stockholders, and will continue in effect until all shares of our common stock available under the Omnibus Plan are delivered and all restrictions on those shares have lapsed, unless the Omnibus Plan is terminated earlier by the Board. No awards may be granted under the Omnibus Plan on or after May 14, 2030.

Recoupment of Awards

All awards granted and any payments made under the Omnibus Plan will be subject to clawback or recoupment as permitted or mandated by applicable laws, rules, regulations or Company policy as enacted, adopted or modified from time to time.

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Non-United States Participants

The Compensation Committee may grant awards to, and establish modifications, amendments, procedures and subplans for, eligible individuals who are domiciled or reside outside of the United States or who are domiciled or reside in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, on terms and conditions different from those otherwise specified in the Omnibus Plan to (i) to comply with the laws, rules and regulations of such jurisdiction and (ii) to achieve more favorable tax treatment for the participant.

Tax Withholding Obligations

The Omnibus Plan authorizes us and our affiliates to withhold all applicable taxes from any award or payment under the Omnibus Plan and to take other actions necessary or appropriate to satisfy those tax obligations. Subject to applicable law, a participant may (unless disallowed by the Compensation Committee) elect to satisfy these tax obligations by: (1) electing to have the Company withhold shares otherwise deliverable under the award and/or (2) tendering shares of our common stock that the participant already owns and either purchased in the open market or has held for at least 6 months, in each case, based on the fair market value of those shares on a date determined by the Compensation Committee.

Certain Federal Income Tax Consequences

The following is a brief summary of certain significant United States federal income tax consequences under the Code, as in effect on the date of this summary, applicable to the Company and plan participants in connection with awards under the Omnibus Plan. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. If an award constitutes nonqualified deferred compensation and fails to comply with Section 409A, the award will be subject to immediate taxation and tax penalties in the year the award vests. This summary is not intended to be exhaustive, and, among other things, does not describe state, local or non-United States tax consequences, or the effect of gift, estate or inheritance taxes. References to “the Company” in this summary of tax consequences mean JetBlue Airways Corporation, or any affiliate of JetBlue Airways Corporation that employs or receives the services of a recipient of an award under the Omnibus Plan, as the case may be.

Stock Options. The grant of options under the Omnibus Plan will not result in taxable income to the recipient of the options or an income tax deduction for the Company. However, the transfer of our common stock to an option holder upon exercise of his or her option may or may not give rise to taxable income to the option holder and a tax deduction for the Company depending upon whether such option is a nonqualified stock option or an incentive stock option.

The exercise of a nonqualified stock option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for the Company in the amount by which the fair market value of the shares of our common stock purchased, on the date of such exercise, exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the exercise date will generally result in a capital gain or loss to the holder at the time he or she disposes of those shares.

The exercise of an incentive stock option by the option holder is exempt from income tax, although not from the alternative minimum tax, and does not result in a tax deduction for the Company if the holder has been a crewmember of the Company at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or twelve months in the case of termination of employment due to disability). If the option holder has not been so employed during that time, the holder will be taxed as described above for nonqualified stock options. If the option holder disposes of the shares purchased more than two years after the option was granted and more than one year after the option was exercised, then the option holder will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the option holder disposes of the shares prior to satisfying these holding periods (known as a “disqualifying disposition”), the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, with certain adjustments, of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the exercise price paid for those shares. The Company would be entitled to a tax deduction equal to that amount of ordinary income reported by the option holder. Any additional gain realized by the option holder on the disqualifying disposition would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the holder.

SARs. The grant of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for the Company. Upon exercise of a SAR, the amount of any cash the participant receives (before applicable tax withholdings) and the fair market value as of the exercise date of any common stock received are taxable to the participant as ordinary income and deductible by the Company.

Restricted Stock. A participant will not recognize any taxable income upon the award of shares of restricted stock which are not transferable and are subject to a substantial risk of

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forfeiture. Dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to that stock will be taxable as compensation income to the participant. Generally, the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse. However, a participant may elect to recognize taxable ordinary income upon the award date of restricted stock based on the fair market value of the shares of common stock subject to the award on the award date. If a participant makes that election, any dividends paid with respect to that restricted stock will not be treated as compensation income, but rather as dividend income, and the participant will not recognize additional taxable income when the restrictions applicable to his or her restricted stock award lapse. Assuming compliance with the applicable tax withholding and reporting requirements, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in the Company’s taxable year in which that participant recognizes that ordinary income.

RSUs. The grant of restricted stock units or deferred stock units does not result in taxable income to the recipient or a tax deduction for the Company. The amount of cash paid (before applicable tax withholdings) or the then-current fair market value of the common stock received upon settlement of the restricted stock units or deferred stock units is taxable to the recipient as ordinary income and deductible by the Company.

Other Stock- or Cash-Based Awards. The grant of a cash-based award, other stock-based award or dividend equivalent right generally should not result in the recognition of taxable income by the recipient or a tax deduction by the Company. The payment or settlement of a cash-based award, other stock-based award or dividend equivalent right should generally result in immediate recognition of taxable ordinary income by the recipient equal to the amount of any cash paid (before applicable tax withholding) or the then-current fair market value of the shares of common stock received, and a corresponding tax deduction by the Company.

If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and the Company will be similar to the tax consequences of restricted stock awards, described above. If any other stock-based award consists of unrestricted shares of common stock, the recipient of those shares will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and the Company will be entitled to a corresponding tax deduction.

The Omnibus Plan allows the Compensation Committee discretion to award restricted stock, restricted stock units, deferred stock units, cash-based awards and other stock-based awards in the form of performance compensation awards that are intended to be qualified performance-based compensation.

Under certain circumstances, accelerated vesting, exercise or payment of awards under the Omnibus Plan in connection with a “change of control” of us might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Internal Revenue Code. To the extent it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

Aggregate Outstanding Grants and New Plan Benefits

As of March 22, 2024, there were approximately 10 non-employee directors and approximately 1,500 crewmembers who would be eligible to receive awards under the Omnibus Plan. Because it will be within the Compensation Committee’s discretion to determine which non-employee directors and crewmembers will receive awards under the Omnibus Plan and the types and amounts of those awards, it is not possible at present to specify the benefits that would be received under the Omnibus Plan by non-employee directors and crewmembers if the proposed amendment is approved by the stockholders. However, it is anticipated that, among others, all of our current executive officers, including our named executive officers, will receive restricted stock unit and performance share unit awards under the Omnibus Plan. See “Grants of Plan-Based Awards” table for a description of equity grants made to our NEOs during the year ended December 31, 2023.

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As of March 22, 2024, outstanding awards under the Omnibus Plan are held by, or approved to be granted to, the following named individuals and groups:

Name	Deferred Stock Units (Number of Units)	Restricted Stock Units (Number of Units)	Performance Share Units (Number of Units)
Robin Hayes	—	574,406	373,856
Joanna Geraghty	—	834,826	247,260
Ursula Hurley	—	464,271	188,875
Brandon Nelson	—	358,093	142,236
Carol Clements	—	274,296	96,157
All current executive officers as a group	—	2,601,405	1,090,816
All current directors who are not executive officers as a group	243,565	100,595	—
All employees, as a group including all current officers who are not executive officers	—	6,072,659	775,652
TOTAL	243,565	8,774,659	1,824,036

As of March 22, 2024, the number of shares to be issued upon vesting, or settlement, of outstanding awards under all of our equity compensation plans was as follows:

Total Stock Options Outstanding:	0
Unvested Restricted Stock Units Outstanding:	8,774,659
Unvested Performance Stock Units Outstanding:	1,824,036
Unvested/Vested Deferred Stock Units Outstanding:(1)	444,032
Total Outstanding Awards:	11,042,727
Shares Available for Future Grant:(2)	13,324,969

Total number of common shares outstanding as of March 22, 2024 was 340,135,050.

(1)	This total includes 167,471 vested deferred stock units outstanding under the Omnibus Plan, 188,013 under the 2011 Incentive Compensation Plan and 12,454 under the 2002 Stock Incentive Plan.
(2)	This total includes 6,572,159 available shares under the 2020 Stock Purchase Plan, of which we expect to be depleted or near depleted after the April 30, 2024 stock purchase.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE JETBLUE AIRWAYS CORPORATION 2020 OMNIBUS EQUITY INCENTIVE PLAN.

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EQUITY COMPENSATION PLAN INFORMATION

The table below provides information relating to our equity compensation plans, including individual compensation arrangements, under which our common stock is authorized for issuance as of December 31, 2023, as adjusted for stock splits:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	—	—	16,813,154(1)
Equity compensation plans not approved by security holders	—	—	—
TOTAL	—	—	16,813,154
(1)	Because this figure includes the shares remaining available for issuance under the Crewmember Stock Purchase Plan as of December 31, 2023, it does not reflect the number we expect to be outstanding after giving effect to share purchases in the current offering period.

Warrants issued to the U.S. Department of Treasury under the Government Support programs discussed in Note 3 to our consolidated financial statements are not reflected in this table.

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MANAGEMENT PROPOSAL 6

TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

What am I voting on?
■	Stockholders are being asked to ratify the selection of Ernst & Young LLP, a registered public accounting firm, to serve as the Company’s independent auditors for the fiscal year ending December 31, 2024. Although the Audit Committee has the sole authority to appoint the independent auditors, as a matter of good corporate governance, the Board submits its selection of the independent registered public accounting firm to our stockholders for ratification. If the stockholders should not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment.
Voting recommendation:
■	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024.

The Audit Committee has the sole authority and responsibility to hire, evaluate and, where appropriate, replace the Company’s independent auditors and, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation and general oversight of the work of the independent auditors.

The Audit Committee has appointed Ernst & Young LLP (“EY”) to serve as the independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2024. EY has served as the Company’s independent auditors since 2001.

We expect that representatives of EY will be present at the annual meeting to respond to appropriate questions from stockholders and make a statement if desired.

Audit Committee Matters

Annual Evaluation and Appointment of Independent Auditors

In executing its responsibilities, the Audit Committee engages in an annual evaluation of EY’s qualifications, performance and independence, and considers whether continued retention of EY as the Company’s independent registered public accounting firm is in the best interest of the Company. The Audit Committee is also involved in the selection of EY’s lead engagement partner. While EY has been retained as the Company’s independent registered public accounting firm continuously since 2001, in accordance with SEC rules and EY’s policies, the firm’s lead engagement partner rotates every five years. In assessing EY’s qualifications, performance and independence in 2023, the Audit Committee considered, among other things:

■	EY’s global capabilities;
■	EY’s significant institutional knowledge and deep expertise of the Company’s business, accounting policies and practices and internal control over financial reporting to enhance audit quality;
■	EY’s capability, expertise and efficiency in handling the breadth and complexity of the Company’s domestic and international operations, including of the lead audit partner and other key engagement partners;
■	the quality and candor of EY’s communications with the Audit Committee and leadership;
■	EY’s independence policies and its processes for maintaining its independence;

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■	the quality and efficiency of the services provided by EY, including input from leadership on EY’s performance and how effectively EY demonstrated its independent judgment, objectivity and professional skepticism;
■	external data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on EY and its peer firms;
■	the appropriateness of EY’s fees, including those related to non-audit services;
■	EY’s tenure as the Company’s independent auditor and its depth of understanding of the Company’s global business, operations and systems, accounting policies and practices, including the potential effect on the financial statements of the major risks and exposures facing the Company, and internal control over financial reporting;
■	an analysis of EY’s known legal risks and significant proceedings that may impair its ability to perform the Company’s annual audit;
■	EY’s demonstrated professional integrity and objectivity, including through rotation of the lead audit partner and other key engagement partners;
■	any material issues raised by the most recent internal quality control review, or peer review; and
■	the advisability and potential impact of selecting a different independent public accounting firm.

Benefits of Longer Tenure	Independence Controls

Enhanced audit quality – We believe EY’s significant institutional knowledge and deep expertise of the Company’s global business, accounting policies and practices and internal control over financial reporting enhance audit quality.

Competitive fees – Because of EY’s familiarity with the Company, audit and other fees are competitive with peer companies.

Avoid costs associated with new auditor – We believe bringing on new independent auditors would be costly and require a significant time commitment, which could lead to leadership distractions.

Audit Committee oversight – Oversight includes regular private sessions with EY, discussion with EY about the scope of audit and business imperatives, a comprehensive annual evaluation when determining whether to reengage EY and direct involvement by the Audit Committee and its Chair in the selection of the new EY lead assurance engagement partner in connection with the mandated rotation of that position.

Limits on non-audit services – The Audit Committee pre-approves audit and permissible non-audit services provided by EY in accordance with its pre-approval policy.

EY’s internal independence process – EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account and rotates the engagement partners, consistent with its independence requirements. A new lead engagement partner was appointed commencing with the 2019 audit.

Strong regulatory framework – EY, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.

Based on this evaluation, the Audit Committee and the Board determined that retaining EY to serve as independent auditors for the fiscal year ending December 31, 2024 is in the best interests of the Company and its stockholders. While the Audit Committee is responsible for the appointment, compensation, retention and oversight of EY as our independent registered public accounting firm, the Board is submitting the selection of EY to the stockholders for ratification.

Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the ratification of the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2024. If the appointment of EY is not ratified by the stockholders, the Audit Committee will reconsider the matter. Even if the appointment of EY is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the Company’s best interests.

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Fees to Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by EY for the years ended December 31, 2023 and 2022, respectively, and fees billed for other services rendered by EY during those periods.

	2023	2022
	($)	($)
Audit fees(1)	2,469,000	2,392,000
Audit-related fees(2)	454,000	102,000
Tax fees(3)	116,000	129,000
TOTAL	3,039,000	2,623,000
(1)	Audit fees include fees for services associated with the annual audits of JetBlue’s consolidated financial statements and internal controls over financial reporting, reviews of JetBlue’s quarterly reports on Form 10-Q, accounting consultations pertaining to matters related to the audits or interim reviews, registration statements filed with the SEC and statutory audit requirements.
(2)	Audit-related fees include fees for services that are reasonably related to the performance of the audit or interim financial statement review and are not reported under Audit fees. These services include other audit services requested by leadership, such as Spirit acquisition related consultations, which are in addition to the scope of the financial statement audits.
(3)	Tax fees include fees for services primarily related to preparation of JetBlue’s income tax and non-income tax returns (e.g., VAT), within the U.S., Puerto Rico, and other jurisdictions in the Caribbean.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by our independent registered public accounting firm. This policy provides for pre-approval by the Audit Committee of all audit and permissible non-audit services before the firm is engaged to perform such services. The Audit Committee is authorized from time to time to delegate to one of its members the authority to grant pre-approval of permitted non-audit services, provided that all decisions by that member to pre-approve any such services must be subsequently reported, for informational purposes only, to the full Audit Committee.

The affirmative vote of a majority of the votes represented at the annual meeting, either in person or by proxy, and entitled to vote on this proposal, is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

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AUDIT COMMITTEE REPORT

As of February 14, 2024, the date of this report, the Audit Committee consisted of six members: Robert Leduc, who serves as the Chair of the Committee, B. Ben Baldanza, Monte Ford, Ellen Jewett, Nik Mittal, and Vivek Sharma. Each member is an independent director under Nasdaq and Securities and Exchange Commission (the “SEC”) rules, including the enhanced independence requirements applicable to audit committee members, and meets the standards for committee independence as set forth in JetBlue’s Corporate Governance Guidelines. The Audit Committee has the duties and powers described in its written charter adopted by the Board. A copy of the charter is available on JetBlue’s website at http://investor.jetblue.com. The Committee oversees, on behalf of the Board:

■	the integrity of JetBlue’s financial statements;
■	the appointment, compensation, qualifications, independence and performance of JetBlue’s registered public accounting firm;
■	JetBlue’s compliance with ethics policies and legal and regulatory requirements;
■	the performance of JetBlue’s internal audit function; and
■	the financial reporting process and the systems of internal accounting and financial controls.

The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of JetBlue’s financial statements.

The Audit Committee is responsible for the appointment, termination, compensation, and oversight of the work performed by JetBlue’s independent registered public accounting firm, Ernst & Young LLP (“EY”). In fulfilling its oversight responsibility, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters, performance of the independent auditors, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. In fulfilling its responsibilities, the Audit Committee held meetings throughout 2023 with EY in private without members of leadership present.

EY is responsible for performing an independent audit of JetBlue’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report relating to their audit; as well as expressing an opinion on (i) leadership’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. Leadership has the primary responsibility for the Company’s financial statements and financial reporting process, including establishing, maintaining and evaluating disclosure controls and procedures and establishing, maintaining and evaluating internal control over financial reporting.

JetBlue maintains an auditor independence policy that, among other things, prohibits JetBlue’s independent registered public accounting firm from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve in advance the audit and permissible non-audit services to be performed by the independent registered public accounting firm and the related budget, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that JetBlue may not enter into engagements with JetBlue’s independent registered public accounting firm for non- audit services without the express pre-approval of the Audit Committee.

The Company also has an internal audit department that reports to the Audit Committee. The Audit Committee reviews and approves the internal audit plan once a year and receives updates of internal audit results throughout the year. The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without leadership present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2023 with JetBlue’s leadership and EY. The Audit Committee has also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence.

Based on the reviews and discussions referred to above, in the exercise of its business judgment, the Audit Committee recommended to the Board that the financial statements referred to above be included in JetBlue’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC. In addition, the Audit Committee has approved the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The Board has directed that this appointment be submitted to the stockholders for ratification.

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The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. While the Audit Committee believes that the charter in its present form is adequate, it may in the future recommend to the Board amendments to the charter as it may deem necessary or appropriate.

Audit Committee of JetBlue

Robert Leduc, Chair
B. Ben Baldanza
Monte Ford
Ellen Jewett
Nik Mittal
Vivek Sharma

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the record date?

The record date (the “Record Date”) for the 2024 virtual annual meeting is March 22, 2024. On the Record Date, there were 340,135,050 shares of our common stock outstanding and there were no outstanding shares of any other class of stock.

Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date are entitled to vote at the annual meeting and any postponement(s) or adjournment(s) thereof. Holders of shares of common stock as of the record date are entitled to cast one vote per share on all matters.

What is a difference between holding shares as a holder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank, broker-dealer or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially through a bank, broker or other nominee.

Stockholder of Record

If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record (also known as a “registered holder”). As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote via the Internet at the annual meeting. Whether or not you plan to attend the annual meeting via the Internet, please complete, date and sign the enclosed proxy card and provide specific voting instructions to ensure that your shares will be voted at the annual meeting.

Beneficial Owner

If on the Record Date, your shares were held in an account at a brokerage firm, bank, broker-dealer or other similar organization, you are considered the beneficial owner of shares held “in street name,” and the notice of the annual meeting is being forwarded to you by that organization, which is considered the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to instruct your nominee holder on how to vote your shares and to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares via the Internet at the annual meeting unless you receive a valid proxy from your brokerage firm, bank, broker-dealer or other nominee holder. To obtain such proxy, you must make a special request to your brokerage firm, bank, broker-dealer or other nominee holder. If you do not make this request, you can still vote by completing your proxy card and delivering the proxy card to your nominee holder; however, you will not be able to vote online during the annual meeting.

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How do I vote?

Registered holders may vote:

■	By Internet: go to www.proxyvote.com;
■	By telephone: call 1-800-690-6903 (toll-free); or
■	By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, the Company is sending its Notice of the Internet Availability of proxy materials for the 2024 annual meeting of stockholders (the “Notice”) to the Company’s stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Board encourages you to take advantage of the availability of the proxy materials on the Internet.

What does it mean if I receive more than one proxy card?

If your shares are registered differently or are held in more than one account, you will receive more than one proxy card. Please sign and return all proxy cards to ensure that all of your shares are voted.

How will my shares be voted at the annual meeting if I do not specify on the proxy card how I want my shares to be voted?

If you are the record holder of your shares and do not specify on your proxy card (or when giving your proxy by telephone or the Internet) how you want to vote your shares, your shares will be voted:

■	FOR the election of each of the eleven director candidates nominated by the Board of Directors;
■	FOR approval, on an advisory basis, of the compensation of our named executive officers;
■	FOR approval of an amendment to the JetBlue Airways Corporation Amended and Restated Certificate of Incorporation;
■	FOR approval of an amendment to the JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan to increase the number of shares of Company common stock authorized for issuance under the JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan by 25,000,000 shares;
■	FOR approval of an amendment to the JetBlue Airways Corporation 2020 Omnibus Equity Incentive Plan to increase the number of shares of Company common stock authorized for issuance under the JetBlue Airways Corporation 2020 Omnibus Equity Incentive Plan by 15,000,000 shares;
■	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
■	in accordance with the best judgment of the named proxies on any other matters properly brought before the 2024 virtual annual meeting and any postponement(s) or adjournment(s) thereof.

If you are a beneficial owner of shares and do not specify how you want your shares to be voted, your shares may not be voted by the record holder (such as your bank, broker or other nominee) and will not be considered as present and entitled to vote on any matter to be considered at the annual meeting, except with respect to the ratification of the Company’s independent auditors. If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to such record holder as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

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What can I do if I change my mind after I vote?

Any proxy may be revoked at any time prior to its exercise at the 2024 annual meeting. A stockholder who delivers an executed proxy pursuant to this solicitation may revoke it at any time before it is exercised by: (i) executing and delivering a later-dated proxy card to our corporate secretary prior to the annual meeting; (ii) delivering written notice of revocation of the proxy to our corporate secretary prior to the annual meeting; (iii) voting again by telephone, by mobile device or over the Internet prior to 11:59 p.m., Eastern Daylight Time, on May 16, 2024; or (iv) attending and voting via the Internet at the 2024 virtual annual meeting. Attendance at the 2024 virtual annual meeting, in and of itself, will not constitute a revocation of a proxy. If you hold your shares through a broker, bank, or other nominee, you may revoke any prior voting instructions by contacting that firm or by voting online during the 2024 virtual annual meeting.

What is a quorum?

To carry on the business of the annual meeting, a minimum number of shares, constituting a quorum, must be present. The quorum for the 2024 virtual annual meeting is a majority of the outstanding common stock of the Company as of the Record Date present in person or represented by proxy. Abstentions and “broker non-votes” (which are explained under “What are broker non-votes?”) are counted as present to determine whether there is a quorum for the 2024 virtual annual meeting.

What are broker non-votes?

A “broker non-vote” occurs when a beneficial owner of shares held by a broker, bank or other nominee fails to provide such record holder with voting instructions on any non-routine matters brought to a vote at the annual meeting. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares only on routine matters, such as the ratification of appointment of our independent registered public accounting firm (Proposal 6), even if the broker does not receive voting instructions from you. Non-routine matters include the election of directors (Proposal 1), the advisory vote to approve the compensation of our named executive officers (Proposal 2), approval of the amendment to the JetBlue Airways Corporation Amended and Restated Certificate of Incorporation (Proposal 3), approval of the amendment to the JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan (Proposal 4) and approval of the amendment to the JetBlue Airways Corporation 2020 Omnibus Equity Incentive Plan (Proposal 5). Your broker does not have discretionary authority to vote on non-routine matters without instructions from you, in which case a “broker non-vote” will occur and your shares will not be voted on these matters.

What vote is required to adopt each of the proposals?

Proposal 1: Election of Directors

Directors will be elected by a majority of the votes cast at the annual meeting. If a quorum is present, a nominee for election to a position on the Board will be elected if the number of shares voted “for” that nominee exceeds 50 percent of the number of votes cast with respect to the election of that nominee. However, a director who fails to receive the required number of votes at the next annual meeting of stockholders at which he or she faces reelection is required to tender his or her resignation to the Board and the Board may either accept the resignation or disclose its reasons for not doing so in a report filed with the SEC within 90 days of the certification of election results. As discussed above, if your broker holds shares in your name and delivers this Proxy Statement to you, the broker is not entitled to vote your shares on this proposal without your instructions. Abstentions and broker non-votes are not counted as votes cast and therefore will have no effect on determining whether the required majority vote has been attained.

Proposal 2: Approval, on an advisory basis, of the compensation of our named executive officers

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the annual meeting is required to approve the advisory vote on executive compensation. The results of this vote are not binding on the Board. In evaluating the stockholder vote on an advisory proposal, the Board will consider the voting results in their entirety. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

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Proposal 3: Amendment to the JetBlue Airways Corporation Amended and Restated Certificate of Incorporation.

The affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon is required to approve the amendment to the JetBlue Airways Corporation Amended and Restated Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal 4: Amendment to the JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the annual meeting is required to approve the amendment to the JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

Proposal 5: Amendment to the JetBlue Airways Corporation 2020 Omnibus Equity Incentive Plan

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the annual meeting is required to approve the amendment to the JetBlue Airways Corporation 2020 Omnibus Equity Incentive Plan. Abstentions will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

Proposal 6: Ratification of selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the annual meeting is required to ratify the appointment of the independent registered public accounting firm. Abstentions and broker non-votes will be counted as present for the purposes of this vote, and therefore will have the same effect as a vote against the proposal.

How do foreign owners vote?

To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, our Amended and Restated Certificate of Incorporation and our Bylaws restrict foreign ownership of shares of our common stock. The restrictions imposed by federal law currently require that no more than 25% of our voting stock be owned or controlled, directly or indirectly, by persons who are not United States citizens. Our Bylaws provide that no shares of our common stock may be voted by or at the direction of non-citizens unless such shares are registered on a separate stock record, which we refer to as the foreign stock record. Our Bylaws further provide that no shares of our common stock will be registered on the foreign stock record if the amount so registered would exceed the foreign ownership restrictions imposed by federal law. Any holder of JetBlue common stock who is not a United States citizen and has not registered its shares on the foreign stock record maintained by us will not be permitted to vote its shares at the annual meeting. The enclosed proxy card contains a certification that by signing the proxy card or voting by telephone or electronically, the stockholder certifies that such stockholder is a United States citizen as that term is defined in the Federal Aviation Act or that the shares represented by the proxy card have been registered on our foreign stock record. As of the Record Date for the 2024 annual meeting, shares representing less than 25% of our total outstanding voting stock are registered on the foreign stock record.

Under Section 40102(a)(15) of the Federal Aviation Act, the term “citizen of the United States” is defined as: (i) an individual who is a citizen of the United States, (ii) a partnership each of whose partners is an individual who is a citizen of the United States, or (iii) a corporation or association organized under the laws of the United States or a state, the District of Columbia or a territory or possession of the United States of which the president and at least two-thirds of the Board of Directors and other managing officers are citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons that are citizens of the United States.

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Who pays for soliciting the proxies?

We pay the cost of soliciting the proxies. We have retained Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower Stamford, CT 06902, USA, a professional soliciting organization, to assist in soliciting proxies from brokerage firms, custodians and other fiduciaries. The Company expects the proxy solicitation fees for Morrow Sodali to be $7,500. In addition, our directors, officers and associates may, without additional compensation, also solicit proxies by mail, telephone, email, personal contact, facsimile or through similar methods. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our stock.

Stockholders who have any questions regarding voting procedures can contact Morrow Sodali at (800) 662-5200.

In connection with our solicitation of proxies for our 2025 annual meeting of stockholders, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

How can I attend the 2024 virtual annual meeting?

The 2024 virtual annual meeting is being held as a virtual only meeting this year. If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/jblu2024 and providing your control number. This control number is included in the Notice or on your proxy card.

If you are a stockholder holding your shares in “street name” as of the Record Date, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares via the Internet at the annual meeting unless you receive a valid proxy from your brokerage firm, bank, broker-dealer or other nominee holder. If you were not a stockholder as of the Record Date, you may still listen to the 2024 virtual annual meeting, but will not be able to ask questions or vote at the meeting.

The audio broadcast of the 2024 virtual annual meeting will be archived at www.virtualshareholdermeeting.com/jblu2024 for at least one year.

Why is this annual meeting virtual only?

We are holding a virtual only meeting this year for a few reasons. First, we value innovation and we welcome expanded access, improved communication and cost savings for our stockholders and the Company afforded by the virtual format. As we have learned in the past, hosting a virtual meeting enables increased stockholder attendance and participation from locations around the world, which provides for a more meaningful forum. In addition, the virtual format allows us to communicate more effectively via a pre-meeting portal that stockholders can enter by visiting www.proxyvote.com and logging in with control number. We encourage you to log on in advance and ask any questions you may have, which we will try to answer during the meeting. We recommend that you log in to the Virtual Stockholder Meeting at www.virtualshareholdermeeting.com/jblu2024 a few minutes before the scheduled meeting time on May 17, 2024 to ensure you are logged in when the meeting starts.

What if during the check-in time or during the annual meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting at or during the meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting webpage.

Will there be a question and answer session during the annual meeting?

As part of the virtual annual meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to JetBlue and the meeting matters, as time permits. Only stockholders that have accessed the annual meeting as a stockholder by following the procedures outlined above in “How can I attend the annual meeting?” will be permitted to submit questions before or during the annual meeting. If you have questions, you may type them into the dialog box provided at any point during the meeting (until the floor is closed to questions). We ask that each stockholder limit questions to no more than two. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

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■	irrelevant to the business of the Company or to the business of the 2024 annual meeting;
■	related to material non-public information of the Company, including the status or results of our business since our last earnings release;
■	related to any pending, threatened or ongoing litigation;
■	related to personal grievances;
■	derogatory references to individuals or that are otherwise in bad taste;
■	substantially repetitious of questions already made by another stockholder;
■	in excess of the two question limit;
■	in furtherance of the stockholder’s personal or business interests; or
■	out of order or not otherwise suitable for the conduct of the annual meeting as determined by the meeting chair or Corporate Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Virtual Stockholder Meeting webpage for stockholders that have accessed the annual meeting as a stockholder by following the procedures outlined above in “How can I attend the annual meeting?”

What is “householding” and how does it affect me?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement or annual report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, please notify us by sending a written request to Investor Relations, JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101 or by calling us at (718) 286-7900. You may also notify us to request delivery of a single copy of our annual report or proxy statement if you currently share an address with another stockholder and are receiving multiple copies of our annual report or proxy statement.

Is there a list of stockholders entitled to vote at the annual meeting?

The names of stockholders entitled to vote at the virtual annual meeting will be available at the annual meeting and for ten days prior to the annual meeting for any purpose germane to the annual meeting, between the hours of 9:00 a.m. and 4:30 p.m. (Eastern Daylight Time), at our principal executive offices at 27-01 Queens Plaza North, Long Island City, New York 11101, by contacting our General Counsel. The list of these stockholders will also be available for examination by our stockholders during the virtual annual meeting on the Virtual Stockholder Meeting webpage for stockholders that have accessed the annual meeting as a stockholder by following the procedures outlined above in “How can I attend the annual meeting?”

When will the voting results be announced?

We will announce preliminary voting results at the annual meeting. We will report final results on our website at www.jetblue.com and in a filing with the SEC on a Form 8-K.

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OTHER MATTERS

As of the date of this Proxy Statement, we do not know of any other matters that may be presented for consideration at the annual meeting other than the items set forth in the notice of annual meeting above. If any other matter is properly brought before the annual meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2025 annual meeting

Pursuant to our Bylaws, stockholders who wish to submit a proposal (including a director nomination) that is not to be included in the proxy materials for the 2025 annual meeting of stockholders must do so no earlier than January 17, 2025 (120 days prior to May 17, 2025, the one year anniversary of the annual meeting) and no later than February 16, 2025 (90 days prior to May 17, 2025). In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act by the foregoing deadline for submitting director nominations under our Bylaws.

The foregoing Bylaw provisions do not affect a stockholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC’s proxy rules. Stockholders who intend to have proposals considered for inclusion in our proxy materials for presentation at our 2025 annual meeting pursuant to Rule 14a-8 under the Exchange Act must be received at our principal executive offices addressed to the General Counsel and Corporate Secretary, JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101, on or before December 2, 2024 (120 days prior to April 1, 2025, the one year anniversary of the 2024 proxy mailing).

In January 2018, the Board adopted revisions to our Bylaws, putting into place proxy access provisions. These provisions permit a stockholder, or a group of up to 20 stockholders owning continuously 3% or more of the Company’s outstanding common stock for at least three years to nominate and include in the Company’s proxy materials for an annual stockholder meeting up to 20% of the Board (or if such amount is not a whole number, the closest whole number below 20%, but not less than two directors) if such nominating stockholder(s) and nominee(s) satisfy the requirements set forth in our Bylaws. To be timely, the notice must not be received earlier than December 18, 2024 (150 days prior to May 17, 2025, the one year anniversary of the 2024 annual meeting), nor later than January 17, 2025 (120 days prior to May 17, 2025). The notice must contain the information required by our Bylaws.

A copy of our Bylaws is available upon request to: General Counsel and Corporate Secretary, JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, NY 11101. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.

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Annual Report to Stockholders

The 2023 Annual Report to Stockholders (which is not a part of our proxy soliciting materials), is being mailed with this Proxy Statement to those stockholders that received a copy of the proxy materials in the mail. For those stockholders that received the Notice of Internet Availability of proxy materials, this Proxy Statement and our 2023 Annual Report to Stockholders are available on our website at www.jetblue.com. Additionally, and in accordance with SEC rules, you may access our Proxy Statement at www.proxyvote.com, a “cookie-free” website that does not identify visitors to the site. A copy of the Company’s Annual Report on Form 10-K filed with the SEC will be provided to stockholders without charge upon written request directed to our General Counsel, JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, NY 11101. The Company’s copying costs will be charged if exhibits to the 2023 Annual Report on Form 10-K are requested. The Company makes available on or through our website free of charge our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after filing.

Forward-Looking Information

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this Proxy Statement may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “expects,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “goals,” “targets” or the negative of these terms or other similar expressions. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements contained in this Proxy Statement include, without limitation, statements regarding our outlook and future results of operations, including our profitability goals, our business strategy and plans for future operations, including our cost savings initiatives, current plan, considerations, expectations and determinations regarding future compensation programs and ESG matters.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this Proxy Statement, could cause our results to differ materially from those expressed in the forward-looking statements. Further information concerning these and other factors, as well as certain information regarding our approach to ESG disclosures, is contained in our filings with the SEC, including but not limited to in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by our other SEC filings. In light of these risks and uncertainties, the forward-looking events discussed in this Proxy Statement might not occur. Our forward-looking statements speak only as of the date of this Proxy Statement. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

By Order of the Board of Directors,

Brandon Nelson

General Counsel and Corporate Secretary

April 1, 2024

Long Island City, New York

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APPENDIX A

NON-GAAP FINANCIAL MEASURES

We report our financial results in accordance with GAAP; however, we present certain non-GAAP financial measures in this Proxy Statement. Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with GAAP. We present these non-GAAP financial measures because we believe they provide useful supplemental information that enables a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides an explanation of each non-GAAP financial measure and shows a reconciliation of each such non-GAAP financial measure to its most directly comparable GAAP financial measure.

Operating Expenses, excluding Fuel and Related Taxes, other Non-Airline Operating Expenses, and Special Items (“Operating Expenses ex-fuel”) and Operating Expense ex-fuel per Available Seat Mile ex-fuel (“CASM ex-fuel”)

Operating Expenses per Available Seat Mile (“CASM”) is a common metric used in the airline industry. Our CASM for the relevant periods are summarized in the table below. We exclude aircraft fuel and related taxes, operating expenses related to other non-airline businesses, such as JetBlue Ventures and JetBlue Travel Products, and special items from total operating expenses to determine Operating Expenses ex-fuel, which is a non-GAAP financial measure, and we exclude the same items from CASM to determine CASM ex-fuel, which is also a non-GAAP financial measure. We believe the impact of these special items distorts our overall trends and that our metrics are more comparable with the presentation of our results excluding such impact.

Special items for 2023 include Sprit costs and union contract costs.

Special items for 2022 include Sprit costs, union contract costs and Embraer E190 fleet transition costs.

Special items for 2021 include contra-expenses recognized on the utilization of federal grants received under various payroll support programs, contra-expenses recognized on the Employee Retention Credits provided by the CARES Act, and union contract costs.

We believe that Operating Expenses ex-fuel and CASM ex-fuel are useful for investors because they provide investors the ability to measure our financial performance excluding items that are beyond our control, such as fuel costs, which are subject to many economic and political factors, as well as items that are not related to the generation of an available seat mile, such as operating expense related to certain non-airline businesses and special items. We believe these non-GAAP measures are more indicative of our ability to manage airline costs and are more comparable to measures reported by other major airlines.

NON-GAAP FINANCIAL MEASURE RECONCILIATION OF OPERATING EXPENSE AND OPERATING EXPENSE PER ASM (CASM), EXCLUDING FUEL

		2023		2022			2021
(in millions; per ASM data in cents)	$	per ASM	$	per ASM		$	per ASM
Total operating expenses	$9,845	14.37	$9,456	14.67		$6,117	11.30
Less:
Aircraft fuel and related taxes	2,720	3.97	3,105	4.82	’	1,436	2.65
Other non-airline expenses	64	0.09	55	0.08		43	0.08
Special items	197	0.29	113	0.18		(833)	(1.54)
Operating expenses, excluding fuel	$6,864	10.02	$6,183	9.59		$5,471	10.11
Percent change		4.5%		(5.2)%

With respect to JetBlue’s CASM ex-fuel guidance, we are unable to provide a reconciliation of the non-GAAP financial measure to GAAP CASM, the most directly comparable GAAP measure, because the quantification of certain excluded items reflected in the CASM ex-fuel guidance cannot be calculated or predicted at this time without unreasonable efforts. The reconciling information that is unavailable would include a forward-looking range of financial performance measures beyond our control, such as fuel costs, which are subject to many economic and political factors. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable and potentially significant impact on our future GAAP financial results.

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Operating Expense, Adjusted Operating Margin, Income (Loss) before Taxes, Adjusted Pre-Tax Margin, Net Income (Loss) and Earnings (Loss) per Share, excluding Special Items and Net Gain (Loss) on Investments

Our GAAP results in the applicable periods were impacted by credits and charges that are deemed special items.

Special items for 2023 include Spirit costs and union contract costs.

Special items for 2022 include Spirit costs, union contract costs and Embraer E190 fleet transition costs.

Special items for 2021 include contra-expenses recognized on the utilization of federal grants received under various payroll support programs, contra-expenses recognized on the Employee Retention Credits provided by the CARES Act, and union contract costs.

Certain net gains and losses on our investments were also excluded from our 2023, 2022 and 2021 non-GAAP results.

We believe the impact of these items distort our overall trends and that our metrics are more comparable with the presentation of our results excluding the impact of these items. The table below provides a reconciliation of our GAAP reported amounts to the non-GAAP amounts excluding the impact of these items for the periods presented.

NON-GAAP FINANCIAL MEASURE RECONCILIATION OF OPERATING EXPENSE, OPERATING LOSS, ADJUSTED OPERATING MARGIN, PRE-TAX LOSS, ADJUSTED PRE-TAX MARGIN, NET LOSS, LOSS PER SHARE, EXCLUDING SPECIAL ITEMS AND NET GAIN (LOSS) ON INVESTMENTS

	Year Ended December 31,
(in millions except percentages)	2023	2022	2021
Total operating revenues	$9,615	$9,158	$6,037
RECONCILIATION OF OPERATING EXPENSE
Total operating expenses	$9,845	$9,456	$6,117
Less: Special items	197	113	(833)
Total operating expenses excluding special items	$9,648	$9,343	$6,950
RECONCILIATION OF OPERATING LOSS
Operating loss	$(230)	$(298)	$(80)
Add back: Special items	197	113	(833)
Operating loss excluding special items	$(33)	$(185)	$(913)
RECONCILIATION OF ADJUSTED OPERATING MARGIN
Operating Margin	(2.4)%	(3.3)%	(1.3)%
Operating loss excluding special items	$(33)	$(185)	$(913)
Total operating revenues	9,615	9,158	6,037
Adjusted Operating Margin	(0.3)%	(2.0)%	(15.1)%
RECONCILIATION OF PRE-TAX LOSS
Loss before income taxes	$(334)	$(437)	$(263)
Add back: Special items	197	113	(833)
Less: Net gain (loss) on investments	9	(9)	47
Loss before income taxes excluding special items and net gain (loss) on investments	$(146)	$(315)	$(1,143)
RECONCILIATION OF ADJUSTED PRE-TAX MARGIN
Pre-tax margin	(3.5)%	(4.8)%	(4.4)%
Loss before income taxes excluding special items and net gain (loss) on investments	$(146)	$(315)	$(1,143)
Total operating revenues	9,615	9,158	6,037
Adjusted pre-tax margin	(1.5)%	(3.4)%	(18.9)%

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	Year Ended December 31,
(in millions except per-share amounts)	2023	2022	2021
RECONCILIATION OF NET LOSS
Net loss	$(310)	$(362)	$(182)
Add back: Special items	197	113	(833)
Less: Income tax benefit (expense) related to special items	31	19	(249)
Less: Net gain (loss) on investments	9	(9)	47
Less: Income tax benefit (expense) related to net gain (loss) on investments	(2)	1	(13)
Net loss excluding special items and net gain (loss) on investments	$(151)	$(260)	$(800)
CALCULATION OF LOSS PER SHARE
Loss per common share:
Basic	$(0.93)	$(1.12)	$(0.57)
Add back: Special items	0.59	0.35	(2.62)
Less: Income tax benefit (expense) related to special items	0.09	0.06	(0.78)
Less: Net gain (loss) on investments	0.03	(0.03)	0.14
Less: Income tax benefit (expense) related to net gain (loss) on investments	(0.01)	–	(0.04)
Basic excluding special items and net gain (loss) on investments	$(0.45)	$(0.80)	$(2.51)
Diluted	$(0.93)	$(1.12)	$(0.57)
Add back: Special items	0.59	0.35	(2.62)
Less: Income tax benefit (expense) related to special items	0.09	0.06	(0.78)
Less: Net gain (loss) on investments	0.03	(0.03)	0.14
Less: Income tax benefit (expense) related to net gain (loss) on investments	(0.01)	–	(0.04)
Diluted excluding special items and net gain (loss) on investments	$(0.45)	$(0.80)	$(2.51)

Adjusted Debt to Capitalization Ratio

Adjusted debt to capitalization ratio is a non-GAAP financial measure which we believe is relevant in assessing the Company’s overall debt profile. Adjusted debt includes aircraft operating lease liabilities, in addition to total debt and finance lease obligations. Adjusted capitalization represents total equity plus adjusted debt. Investors should consider this non-GAAP financial measure in addition to, and not as a substitute for, our financial measures prepared in accordance with GAAP.

(in millions except percentages)	2023	2022	2021
Long-term debt and finance lease obligations	$4,409	$3,093	$3,651
Current maturities of long-term debt and finance lease obligations	307	554	355
Operating lease liabilities – aircraft	148	206	256
Adjusted debt	$4,864	$3,853	$4,262
Long-term debt and finance lease obligations	$4,409	$3,093	$3,651
Current maturities of long-term debt and finance lease obligations	307	554	355
Operating lease liabilities – aircraft	148	206	256
Stockholders’ equity	3,337	3,563	3,849
Adjusted capitalization	$8,201	$7,416	$8,111
Adjusted debt to capitalization ratio	59%	52%	53%

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Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA, also referred to herein as “Absolute EBITDA,” is a non-GAAP financial measure that is included as one of the long-term incentive payout performance targets for the FY21 PSU awards. The FY21 PSU awards were earned in part based on achievement of the 2023 Adjusted EBITDA target.

NON-GAAP FINANCIAL MEASURE RECONCILIATION OF ADJUSTED EBITDA

(in millions)	Year Ended December 31, 2023
Net loss	$(310)
Less: Interest expense, net	(121)
Less: Income tax benefit	24
Less: Gain (loss) on investments, net	9
Less: Other Income (expense)	8
Add: Depreciation and amortization expense	621
Add: Special items	197
Adjusted EBITDA	$588

JETBLUE AIRWAYS CORPORATION | 2024 PROXY STATEMENT	A-4

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APPENDIX B

PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF JETBLUE AIRWAYS CORPORATION

Appendix B-1

RESOLVED, that the second paragraph of Article VIII of the Amended and Restated Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

No director or officer of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or hereafter may be amended. If the GCL is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, the liability of a director or officer, as applicable, of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

RESOLVED, that a new fifth paragraph be added to Article VIII of the Amended and Restated Certificate of Incorporation of the Corporation as follows:

Any amendment, repeal or modification of this Article VIII, or the adoption of any provision of this Amended and Restated Certificate inconsistent with this Article VIII, shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption.

Appendix B-2

ARTICLE VIII

To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the GCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to the Corporation, its stockholders, and others.

No director or officer of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or hereafter may be amended. ~~for any matter in respect of which such director shall be liable under Section 174 of the GCL or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (1) shall have breached the director’s duty of loyalty to the Corporation or its stockholders, (2) shall have acted in manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit.~~ If the GCL is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, the liability of a director or officer, as applicable, of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

Each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative,

JETBLUE AIRWAYS CORPORATION | 2024 PROXY STATEMENT	B-1

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is or was a director or officer of the Corporation or a direct or indirect subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another entity or enterprise at the request of such predecessor corporation, shall be indemnified and held harmless by the Corporation, and the Corporation shall advance all expenses incurred by any such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the GCL. In any proceeding against the Corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that such person has not met the standards of conduct for permissible indemnification set forth in the GCL. The rights to indemnification and advancement of expenses conferred by this Article VIII shall be presumed to have been relied upon by the directors and officers of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Corporation may, upon written demand presented by a director or officer of the Corporation or of a direct or indirect subsidiary of the Corporation, or by a person serving at the request of the Corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specified rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the GCL, as amended and in effect from time to time.

If a claim under this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any proceeding prior to its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the GCL. If the GCL is hereafter amended to permit the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment, the indemnification rights conferred by this Article VIII shall be broadened to the fullest extent permitted by the GCL, as so amended.

Any amendment, repeal or modification of this Article VIII, or the adoption of any provision of this Amended and Restated Certificate inconsistent with this Article VIII, shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption.

JETBLUE AIRWAYS CORPORATION | 2024 PROXY STATEMENT	B-2

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APPENDIX C

PROPOSED AMENDMENT TO THE TO THE JETBLUE AIRWAYS CORPORATION 2020 CREWMEMBER STOCK PURCHASE PLAN

This Amendment (the “Amendment”) to the JetBlue Airways Corporation 2020 Crewmember Stock Purchase Plan (as amended, the “Plan”), is made effective as of the 17th day of May, 2024, by JetBlue Airways Corporation, a Delaware corporation (the “Company”).

1.	Amendment to Section III.A of the Plan. The second sentence of Section III.A of the Plan is deleted in its entirety and replaced with the following:

The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 52,530,985 shares, which shall be submitted to the stockholders for approval, and approved by the stockholders at the May 2024 annual meeting.

2.	Continued Effect. Except as set forth herein, the Plan shall remain unchanged and in full force and effect.

JETBLUE AIRWAYS CORPORATION | 2024 PROXY STATEMENT	C-1

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APPENDIX D

PROPOSED AMENDMENT TO THE JETBLUE AIRWAYS CORPORATION 2020 OMNIBUS EQUITY INCENTIVE PLAN

This Amendment (the “Amendment”) to the JetBlue Airways Corporation 2020 Omnibus Equity Incentive Plan (as amended, the “Plan”), is made effective as of the 17th day of May, 2024, by JetBlue Airways Corporation, a Delaware corporation (the “Company”).

1.	Amendment to Section 4.1 of the Plan. The first sentence of Section 4.1 of the Plan is deleted in its entirety and replaced with the following:

Subject to the provisions of Section 4.2 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards after the Effective Date of the Plan is 35,500,000 (the “Share Reserve”), consisting of 15,000,000 new shares.

2.	Continued Effect. Except as set forth herein, the Plan shall remain unchanged and in full force and effect.

JETBLUE AIRWAYS CORPORATION | 2024 PROXY STATEMENT	D-1

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jetBlue®

JETBLUE AIRWAYS CORPORATION
27-01 QUEENS PLAZA NORTH
LONG ISLAND CITY, NY 11101
ATTN: INVESTOR RELATIONS

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT on May 16, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/JBLU2024**

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT on May 16, 2024. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by JetBlue in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V35943-P06721 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JETBLUE AIRWAYS CORPORATION

The Board of Directors recommends you vote FOR each nominee listed in proposal 1:

1. To elect eleven directors nominated by the Board of Directors to serve until the 2025 Annual Meeting of Stockholders

Nominees:	For	Against	Abstain
1a. B. Ben Baldanza	☐	☐	☐
1b. Peter Boneparth	☐	☐	☐
1c. Monte Ford	☐	☐	☐
1d. Joanna Geraghty	☐	☐	☐
1e. Ellen Jewett	☐	☐	☐
1f. Robert Leduc	☐	☐	☐
1g. Teri McClure	☐	☐	☐
1h. Nik Mittal	☐	☐	☐
1i. Sarah Robb O'Hagan	☐	☐	☐
1j. Vivek Sharma	☐	☐	☐
1k. Thomas Winkelmann	☐	☐	☐

NOTE: Certification: Pursuant to federal law and JetBlue's certificate of incorporation and bylaws, voting stock is subject to certain foreign ownership restrictions. By signing below, you represent that you are a United States citizen as that term is defined by the Federal Aviation Act or that the shares of stock represented by this proxy have been registered on the Foreign Stock Record of the Company.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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jetBlue®

2024 ANNUAL MEETING OF STOCKHOLDERS

Friday, May 17, 2024

9:00 a.m. EDT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V35944-P06721

jetBlue®

JETBLUE AIRWAYS CORPORATION
Annual Meeting of Stockholders
May 17, 2024 9:00 a.m. EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Brandon Nelson and Ursula Hurley, together and separate, as proxies, each with power of substitution, to vote and act at the Annual Meeting of Stockholders to be held at **www.virtualshareholdermeeting.com/JBLU2024** at 9:00 a.m. EDT on May 17, 2024, and at any continuations, adjournments or postponements thereof, upon and with respect to the number of shares of common stock of JetBlue Airways Corporation as to which the undersigned may be entitled to vote or act in the manner directed on the reverse side of this card. The shares represented by this proxy, when executed properly, will be voted in the manner directed. The undersigned instructs such proxies, or their substitutes, to vote in such a manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the matters listed on the reverse side as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted "FOR" each of the nominees for director under proposal 1, "FOR" proposals 2, 3, 4, 5 and 6, and in the discretion of the named proxies as to any other matter that may properly come before this meeting or any continuation, adjournment or postponement thereof.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE THROUGH THE TELEPHONE OR BY THE INTERNET.

If you vote by phone or the internet, please DO NOT mail back this proxy card.

Thank you for your vote.